As filed with the Securities and Exchange Commission on July 24, 2024

Registration No. 333-[      ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________

Hashdex Nasdaq Crypto Index US ETF

Sponsored by Hashdex Asset Management Ltd.

(Exact name of registrant as specified in its charter)

__________________________________

Delaware
(State or other jurisdiction of incorporation or organization)

6221
(Primary Standard Industrial Classification Code Number)

[•]
(I.R.S. Employer Identification No.)

c/o [•]
(the “Administrator”)
[•] (Address, including zip code, and telephone number, including area code)

__________________________________

Copies to:

Adam T. Teufel
Dechert LLP
1900 K Street, NW
Washington, DC 20006

__________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated July 24, 2024

Hashdex Nasdaq Crypto Index US ETF

Hashdex Nasdaq Crypto Index US ETF (the “Trust”) is designed to provide investors with price exposure to certain crypto assets, namely, those included in the Nasdaq Crypto US Settlement Price™ Index (NCIUSS) (the “Index”). NCIUSS is a daily closing value of the Nasdaq Crypto US™ Index (NCIUS), which is designed to measure the performance of a material portion of the overall crypto asset market. The Trust issues shares representing units of fractional undivided beneficial interests (“Shares”) that are expected to trade, subject to notice of issuance, on The Nasdaq Stock Market, LLC (the “Exchange”) under the symbol “[•]”. Shares can be purchased and sold by investors through their broker-dealer. Under its current investment objective, the Trust may hold bitcoin and ether. Purchasing Shares of the Trust is subject to the risks of crypto assets and crypto asset markets as well as the additional risks of investing in the Trust.

The Trust’s investment objective is for changes in the Shares’ net asset value (“NAV”) to reflect the daily changes of the Index, less expenses and liabilities of the Trust, by investing in bitcoin and ether (“Index Constituents”). Because the Trust’s investment objective is to track the price of the Index, changes in the price of the Shares may vary from changes in the Index Constituents prices.

An investment in the Trust is subject to the risks of an investment in bitcoin and in ether, both of which subject to a high degree of price variability, as well as to the risks of crypto asset markets more generally. An investment in the Trust may be riskier than other exchange-traded products that do not directly hold crypto assets, or financial instruments related to crypto, and may not be suitable for all investors. In addition, the Index Constituents may experience pronounced and swift price changes. Accordingly, there is a potential for change in the price of Shares between the time an investor places an order to purchase or sell with its broker-dealer and the time of the actual purchase or sale resulting from the price volatility of Index Constituents.

Investing in the Trust involves significant risks. See “Risk Factors” beginning on page 8. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (“Investment Company Act”), and shareholders of the Trust (“Trust Shareholders”) will not be afforded the protections associated with ownership of shares in a registered investment company. See risk factor “The Trust is not a registered investment company, so you do not have the protections of the Investment Company Act of 1940” .

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities offered in this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements.

Shareholders have no voting rights with respect to the Trust except as expressly provided in the Trust Agreement (the “Trust Agreement”). The sponsor of the Trust is Hashdex Asset Management Ltd. (the “Sponsor”), which receives a management fee. CSC Delaware Trust Company is the trustee of the Trust (“Trustee”). The principal office address and telephone number of the Trust is [•]. [•] ([•] or the “Administrator”) provides administrative services to the Trust and has also engaged the Trust’s Sub-Administrator (as defined below). [•] also assists the Trust and the Sponsor with certain functions and duties relating to marketing, which include the following: marketing, sales strategy, and related services. [•]and [•](the “Crypto Custodians”) are the custodians for the Trust’s bitcoin and ether holdings; and [•]is the custodian for the Trust’s cash and cash equivalents holdings (the “Cash Custodian” and together with the Crypto Custodians, the “Custodians”).

The Trust intends to issue Shares on a continuous basis. Prior to this offering, there has been no public market for the Shares. The Nasdaq Crypto US Settlement Price Index (NCIUSS) on [•], 2024, was $[•].

A block of 10,000 Shares is called a “Basket”. While investors will purchase and sell Shares through their broker-dealer, the Trust continuously offers creation baskets consisting of 10,000 Shares (“Baskets” or “Creation Baskets”) at their NAV to certain parties who have entered into an agreement with the Sponsor (“Authorized Participants”). Shares will be sold at the next-determined NAV per Share. Authorized Participants, in turn, may sell such Shares, which are listed on the Exchange, to the public at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Creation Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the price of, and liquidity of the markets for Index Constituents in which the Trust invests. A list of the Trust’s Authorized Participants as of the date of this Prospectus can be found under “Plan of Distribution” on page 82. The prices of Shares offered by Authorized Participants are expected to fall between the Trust’s NAV and the trading price of the Shares on the Exchange at the time of sale. The Trust’s Shares may trade in the secondary market on the Exchange at prices that are lower or higher than their NAV per Share. The Trust conducts creation and redemption transactions only for cash, and, with respect to creation transactions, the cash is used to purchase spot bitcoin and spot ether only.

This is a best efforts offering. The Marketing Agent, [•] (the “Marketing Agent”) is not required to sell any specific number or dollar amount of Shares but will use its best efforts to sell Shares. This is intended to be a continuous offering that will terminate on [•] unless suspended or terminated at any earlier time for certain reasons specified in this prospectus or unless extended as permitted under the rules of the Securities Act of 1933 (the “1933 Act”).

Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.

The Trust is not an investment company registered under the Investment Company Act and the Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. The Trust is not a commodity pool under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor with respect to the Trust.

For a glossary of defined terms, see “Glossary” on page 96.

The date of this prospectus is [•], 2024.

i

This prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information, and if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

Until 25 calendar days after the date of this prospectus, all dealers effecting transactions in the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer’s obligations to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

ii

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that may occur in the future, including such matters as changes in digital asset markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors”. Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares.

Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. None of the Trust, the Sponsor, or the Administrator or their respective affiliates is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions, other than as required by applicable laws. Investors are cautioned against placing undue reliance on forward-looking statements.

iii

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors” beginning on page 8, before making an investment decision about the Shares.

Trust Overview

The Trust issues Shares on the Exchange. The Trust’s investment objective is for changes in the Shares’ NAV to reflect the daily changes of the price of the Nasdaq Crypto US Settlement Price Index (NCIUSS) (the “Index”), less expenses and liabilities of the Trust. Under its current investment strategy, the Trust invests in bitcoin and ether. Under limited circumstances, the Trust will hold cash to bear its expenses. The Sponsor will employ a passive investment strategy that is intended to track the changes in the Index regardless of whether the Index goes up or down, meaning that the Sponsor will not try to “beat” the Index. It also means that the Trust will not utilize leverage. In order to track the Index as closely as possible, the Trust will aim to invest the Index Constituents in the same proportions as the Index. Because the Trust’s investment objective is to track the price of the Index, the price of the Shares may vary from changes in the spot price of the Index Constituents. The Trust, the Sponsor, the Administrator and the service providers, including the Custodians, will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement. [[•]calculates an approximate net asset value every 15 seconds throughout each day that the Trust’s Shares are traded on the Exchange].

The Trust’s Investment Objective and Strategies

The Shares are designed to provide investors with a straightforward means of obtaining price exposure to the crypto assets included in the Index. The Shares are intended to reduce the complexities and operational burdens associated with direct investment in these crypto assets, while maintaining an intrinsic value that reflects the investment exposure to the assets held by the Trust, less the Trust’s expenses and liabilities. This structure offers investors an alternative method of accessing the crypto asset markets through the public securities market.

The Sponsor will employ a passive investment strategy intended to track the changes in the Index, regardless of its direction, meaning that the Sponsor will not attempt to outperform the Index. This strategy aims to allow investors to buy and sell Shares to hedge against losses in Index-related transactions or to gain price exposure to the Index. Consistent with its investment objective, the Trust will not use its investments to enhance leverage or seek performance that is the multiple or inverse multiple of the Index. For a more detailed description of the Index, see “Business of the Trust — The Trust’s Benchmark”.

The Trust will gain exposure to spot bitcoin and spot ether by purchasing these crypto assets and will maintain cash balances as necessary to cover currently due Trust-payable expenses. Absent any Share redemption orders or currently due Trust-payable expenses, the Trust’s portfolio will consist solely of bitcoin and ether. The Trust will not invest in any crypto assets other than bitcoin or ether. The Trust will not invest in crypto securities, tokenized assets, or stablecoins.

Bitcoin

Bitcoin is a crypto asset or cryptocurrency that is a unit of account on the bitcoin network (“Bitcoin Network”), an open source, decentralized peer-to-peer computer network. The ownership and operation of bitcoin is determined by purchasers in the Bitcoin Network. The Bitcoin Network connects computers that run publicly accessible, or open source, software that follows the rules and procedures governing the Bitcoin Network. This is commonly referred to as the Bitcoin Protocol. Bitcoin may be held, may be used to purchase goods and services or may be exchanged for fiat currency. No single entity owns or operates the Bitcoin Network, and the value of bitcoin is not backed by any government, corporation or other entity. Instead, the value of bitcoin is determined in part by the supply and demand in markets created to facilitate the trading of bitcoin. Public key cryptography protects the ownership and transaction records for bitcoin. Because the source code for the Bitcoin Network is open source, anyone can contribute to its development. At this time, the ultimate supply of bitcoin is finite and limited to 21 million “coins” with the number of bitcoin available increasing gradually as new bitcoin supplies are mined until the 21 million current protocol cap is reached.

Ether

Ether is a crypto asset that operates on the Ethereum Network (“Ethereum Network”), a decentralized system maintained by a peer-to-peer network of computers using cryptographic protocols. This infrastructure allows the exchange of ether (ETH), which is recorded on a public blockchain. Ether can be used for transactions, purchasing computational power on the network, or converted to fiat currencies. Ethereum also supports smart contracts, which are self-executing programs that facilitate various transactions and applications such as creating markets, registering debts, and representing property ownership. These smart contracts run on the Ethereum Network and require ether for execution. Ethereum is one of several projects aimed at expanding blockchain use beyond simple peer-to-peer transactions. The Ethereum Network is the largest and longest-running smart contract platform, notable for its market cap, availability of decentralized applications (DApps), and development activity. Smart contracts on Ethereum are used across various fields, particularly in decentralized financial services (DeFi), which leverage interoperable protocols and applications to create an open and transparent financial system. Ethereum was conceptualized in 2013 by Vitalik Buterin and formally developed by Ethereum Switzerland GmbH (EthSuisse) and the Ethereum Foundation. The network launched on July 30, 2015, with an initial creation of 72 million ether, distinguishing it from other crypto assets like bitcoin, which rely solely on a mining process for creation.

Trust Legal Structure

The Trust is organized as a Delaware statutory trust, formed pursuant to the Delaware Statutory Trust Act (DSTA). The Trust operates pursuant to the Trust Agreement, dated [•]. The Trust Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. The Trust was formed and is managed and controlled by the Sponsor. The Trust intends to be treated as a partnership for U.S. federal income tax purposes. The Trust continuously issues common shares representing units of undivided beneficial ownership of the Trust that may be purchased and sold on the Exchange.

As interests in separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Trust).

Except as required under applicable federal law or under the rules or regulations of an Exchange, shareholders of the Trust (“Shareholders”) take no part in the management or control, and have no voice in, the Trust’s operations or business.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves a degree of risk and you could incur a partial or total loss of your investment in the Trust. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears in the “Risk Factors” section.

[To be included]

For additional risks, see “Risk Factors”

Principal Offices

The Sponsor’s office is located at [•] and its telephone number is [•]. The Trustee’s office is located at [•]. The Administrator’s office is located at [•].

Emerging Growth Company

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of: (i) it having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of Common Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period; or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in, and the ownership of, the Trust.
Use of Proceeds

Proceeds received by the Trust from the issuance and sale of Baskets consist of cash deposits. Such cash deposits are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of the Index Constituents, (ii) delivered to Authorized Participants (as defined below) in connection with a redemption of Baskets or (ii) transferred to pay the fee due to the Sponsor and Trust expenses or liabilities not assumed by the Sponsor.

Proposed Exchange Symbol	[•]
Creation and Redemption

The Trust issues and redeems Baskets on a continuous basis. Baskets are only issued or redeemed in exchange for an amount of cash determined by the Sponsor on each day that NASDAQ is open for regular trading. No Shares are issued unless the Crypto Custodian or Prime Broker has allocated to the Trust’s account the corresponding amount of crypto assets. As of the date of this prospectus, a Basket requires delivery of $[•]. The amount of crypto assets necessary for the creation of a Basket, or to be received upon redemption of a Basket, will decrease over the life of the Trust, due to the payment or accrual of fees and other expenses or liabilities payable by the Trust. Baskets may be created or redeemed only by Authorized Participants. Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver or receive crypto assets as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering or receiving crypto assets as part of the creation or redemption process.

The Trust will create Shares by receiving crypto assets from a third party that is not the Authorized Participant and the Trust is responsible for selecting the third party to deliver the crypto assets. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the delivery of the crypto assets to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the crypto assets to the Trust. The Trust will redeem the Shares by delivering crypto assets to a third party that is not the Authorized Participant and the Trust is responsible for selecting the third party to receive the crypto assets. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the receipt of the crypto assets from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the crypto assets from the Trust. The third party will be unaffiliated with the Trust and the Sponsor.

See “Creation and Redemption of Shares” section for more details.

Index	Nasdaq Crypto US Settlement Price Index (NCIUSS).
Net Asset Value and Determination of NAV

The Trust’s NAV per Share will be calculated by taking the current market value of its total assets, subtracting any liabilities, and dividing that total by the number of Shares. As of the date of this prospectus, the assets of the Trust will consist of bitcoin, ether, cash and cash equivalents. The Sponsor has the exclusive authority to determine the Trust’s NAV, which it has delegated to the Administrator.

The Administrator of the Trust will calculate the NAV once each Business Day, as of the earlier of the close of the Nasdaq or 4:00 p.m. New York time. For purposes of making these calculations, a Business Day means any day other than a day when Nasdaq is closed for regular trading (“Business Day”).

Management Fee

The Trust pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to [•]% per annum of the daily NAV of the Trust. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Trust’s business and affairs.

Trust Expenses

In addition to the Trust’s Management Fee, the Trust pays all of its respective brokerage commissions, including applicable exchange fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities. The Trust also pays all fees and commissions related to any crypto transaction fees for on-chain transfers of assets. The Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Trust, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Sub-Administrator, Custodians, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. The Trust pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Trust. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

The Sponsor and the Administrator will bear the costs and expenses related to the initial offer and sale of Shares, including registration fees paid or to be paid to the SEC, Financial Industry Regulatory Authority (“FINRA”) or any other regulatory body or self-regulatory organization. None of the costs and expenses related to the initial offer and sale of Shares are chargeable to the Trust, and the Sponsor, and the Administrator may not recover any of these costs and expenses from the Trust. Total fees to be paid by the Trust are currently estimated to be approximately [•]% of the daily net assets of the Trust for the twelve-month period after issuance, though this amount may change in future years.

Non-recurring, unusual or extraordinary expenses of the Trust will be allocated as determined by the Sponsor using a pro rata allocation methodology that allocates such Trust expenses to the Trust and each other series of the Trust in existence at the occurrence of any such expense according to the relative net asset values of the Trust and each other series of the Trust. Unusual or extraordinary expenses paid by Sponsor are not subject to any caps or limits. The Trust may be required to indemnify the Sponsor, and the Trust and/or the Sponsor may be required to indemnify the Trustee, Marketing Agent, Administrator, Custodians, the Sub-Administrator, and the Transfer Agent under certain unusual or extraordinary circumstances. Any indemnification paid by the Trust and/or Sponsor generally would cover losses incurred by an indemnified party for (1) expenses incurred by a party when rendering services to the Trust or the Sponsor, (2) expenses arising from a breach of obligations or non-compliance with laws, or (3) expenses arising out of the formation, operation or termination of the Trust. Unless such expenses are specifically attributable to the Trust or arise out of the Trust’s operations, any such expenses will be allocated by the Sponsor using a pro rata methodology that allocates certain Trust expenses to the Trust and each other series of the Trust in existence at the occurrence of any such expense according to the relative net asset values of the Trust and each other series of the Trust. For further discussion of the situations in which the Trust, or the Sponsor may be responsible for indemnification expenses see — “The Trust’s Service Providers — Contractual Arrangements with the Sponsor and Third-Party Service Providers.”

Forks

From time to time, the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any crypto asset or other asset or right, which rights are incident to the Trust’s ownership of bitcoin or ether and arise without any action of the Trust, or of the Sponsor (“Incidental Rights”) and/or crypto assets, or other assets or rights, acquired by the Trust through the exercise of any Incidental Right (“IR Virtual Currency”) by virtue of its ownership of bitcoin or ether, generally through a fork in the Bitcoin Network or Ethereum Network, an airdrop offered to holders of bitcoin or ether or other similar event. With respect to a fork, airdrop or similar event, the Sponsor will cause the Trust to permanently and irrevocably abandon any such Incidental Rights and IR Virtual Currency and no such Incidental Right or IR Virtual Currency shall be taken into account for purposes of determining the NAV of the Trust. Because the Trust will abandon any Incidental Rights and IR Virtual Currency, the Trust would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency, and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. See “Risk Factors — Risks Related to Crypto Asset Markets — ” Forks “in the Index Constituents Networks could have adverse effects. In addition, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency.”

Voting Rights	Shareholders do not have any voting rights, take no part in the management or control, and have no voice in, the Trust’s operations or business. See “The Trust Agreement — Voting Rights”.
Suspension of Issuance, Transfers and Redemptions

The Trustee may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares generally, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of shares (i) during any period when the transfer books of the Trustee are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Trustee may, and upon the direction of the Sponsor shall, suspend the right to surrender Shares or postpone the delivery date of a crypto asset or other Trust property generally or with respect to a particular redemption order (i) during any period in which regular trading on the Exchange is suspended or restricted, or the Exchange is closed (other than scheduled holiday or weekend closings), or (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of a crypto asset is not reasonably practicable. The Trustee shall reject any purchase order or redemption order that is not in proper form. If the Sponsor and/or the Trust suspend redemptions, Shareholders will be notified in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website. See “Creation and Redemption of Shares — Redemption of Baskets”.

Limitation on Obligations and Liability

The Sponsor:

•   is only obligated to take the actions specifically set forth in the Trust Agreement without gross negligence or bad faith;

•   is not liable if is prevented or delayed by law or circumstances beyond its control from performing its respective obligations under the Trust Agreement;

•   is not liable for the exercise of discretion permitted under the Trust Agreement;

•   has no obligation to prosecute any lawsuit or other proceeding on behalf of the Shareholders or any other person;

•   is not liable for any loss of crypto assets occurring prior to the delivery of assets to the Crypto Custodians, as applicable, or after the delivery of crypto assets by the Crypto Custodian or Prime Broker, as applicable (and for the avoidance of doubt, is not liable for the loss of crypto assets while held by the Crypto Custodian or Prime Broker absent gross negligence or bad faith by the Sponsor); and

•   may rely upon any advice or information from other persons they believe in good faith to be competent to provide such advice or information.

See “The Trust Agreement — Liability and Indemnification”.

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must be a registered broker-dealer, a participant in DTC, have entered into an agreement with the Sponsor (the “Authorized Participant Agreement”) and be in a position to transfer cash to, and take delivery of cash from, the Cash Custodian through one or more accounts. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of cash in connection with such creations or redemptions. As of the date of this prospectus, the Authorized Participants are [•]. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

Clearance and settlement

The Shares will be evidenced by a global certificate that the Trust issues to Depository Trust Company (“DTC”). The Shares are issued in book-entry form only. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, and the Trust’s financial statements and the related notes included in this prospectus.

Risks Related to Crypto Asset Markets

The Index Constituents are relatively new technological innovations with a limited operating history.

The Index Constituents have a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of the assets and, in turn, a limited basis for evaluating an investment. Although past performance is not necessarily indicative of future results, if crypto assets had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

The price of the Index Constituents on the crypto asset markets has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust.

The price of the Index Constituents as determined by the crypto market has experienced periods of extreme volatility and may be influenced by, among other things, trading activity and the closing of crypto trading platforms due to fraud, failure, security breaches or otherwise. Speculators and investors who seek to profit from trading and holding crypto assets generate a significant portion of the Index Constituents demand. Such speculation regarding the potential future appreciation in the value of crypto assets may inflate the price of the Index Constituents. Conversely, a decrease in demand or speculation for, or government regulation and the perception of onerous regulatory actions, among other things, may cause a drop in the price of the Index Constituents. Developments related to the crypto asset network’s operations also contribute to the volatility in the price of the Index Constituents. These factors may continue to increase the volatility of the price of the Index Constituents, which may have a negative impact on the performance of the Trust.

Recent developments in the crypto asset economy have led to extreme volatility and disruption in crypto asset markets, a loss of confidence in participants of the crypto asset ecosystem, significant negative publicity surrounding crypto assets broadly and market-wide declines in liquidity.

Beginning in the fourth quarter of 2021 and continuing throughout 2022 and through 2023, crypto asset prices began falling precipitously. This has led to volatility and disruption in the crypto asset markets and financial difficulties for several prominent industry participants, including crypto asset trading platforms, hedge Trusts and lending platforms. For example, in the first half of 2022, crypto asset lenders Celsius Network LLC and Voyager Digital Ltd., and crypto asset hedge fund, Three Arrows Capital, each declared bankruptcy, and the stablecoin TerraUSD collapsed. These events caused a loss of confidence in participants in the crypto asset ecosystem, negative publicity surrounding crypto assets more broadly and market-wide declines in crypto asset trading prices and liquidity.

Thereafter, in November 2022, FTX Trading Ltd. (“FTX”), the third largest crypto asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency. Shortly thereafter, FTX’s CEO resigned and FTX and numerous affiliates of FTX filed for bankruptcy. The U.S. Department of Justice subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX’s founder and former CEO and others. FTX is also under investigation by the SEC, the Justice Department, and the Commodity Futures Trading Commission, as well as by various regulatory authorities in the Bahamas, Europe and other jurisdictions, and the founder and former CEO of FTX has been convicted and sentenced to a prison term. In response to these events, the crypto asset markets have experienced extreme price volatility and declines in liquidity, and regulatory and enforcement scrutiny has increased, including from the DOJ, the SEC, the CFTC, the White House and Congress. In addition, several other entities in the crypto asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC. The SEC also brought charges against Genesis Global Capital, LLC and Gemini Trust Company, LLC on January 12, 2023 for their alleged unregistered offer and sale of securities to retail investors, although these charges have now been settled.

The collapse of TerraUSD and the bankruptcy filings of FTX, Celsius, Voyager and BlockFi have resulted in calls for heightened scrutiny and regulation of the crypto asset industry, with a specific focus on crypto asset trading platforms, and custodians. Federal and state legislatures and regulatory agencies are expected to introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as crypto asset trading platforms and custodians, and in May 2023, the House of Representatives passed the Financial Innovation and Technology for the 21st Century Act, although this is yet to be introduced into, or passed by the Senate. The U.S. regulatory regime — namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, FinCEN, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Federal Bureau of Investigation) as well as the White House have issued reports and releases concerning crypto assets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is possible that new laws and increased regulation and regulatory scrutiny may require the Trust to comply with certain regulatory regimes, which could result in new costs for the Trust. The Trust may have to devote increased time and attention to regulatory matters, which could increase costs to the Trust. New laws, regulations and regulatory actions could significantly restrict or eliminate the market for, or uses of, crypto assets including the Index Constituents, which could have a negative effect on the value of the Index Constituents, which in turn would have a negative effect on the value of the Shares.

These events are continuing to develop at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to the Sponsor, the Trust, their affiliates and/or the Trust’s third-party service providers, or to the crypto asset industry as a whole.

Continued disruption and instability in the crypto asset markets as these events develop, including further declines in the trading prices and liquidity of the Index Constituents, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

Momentum pricing.

The market value of the Index Constituents is not based on any kind of claim, nor backed by any physical asset. Instead, the market value depends on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market value of the Index Constituents and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of crypto assets, which inflates prices and leads to increased volatility. As a result, crypto assets may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of the Index Constituents, and, in turn, an investment in the Trust.

The value of crypto assets may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of the Index Constituents has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of the Index Constituents, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in the Trust.

Some market observers have asserted that in time, the value of crypto assets will fall to a fraction of their current value, or even to zero. The Index Constituents have not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

Further development and acceptance of the Index Constituents is uncertain.

The further development and acceptance of the Bitcoin Network and the Ethereum Network (“Index Constituents Networks”), both part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance of the Index Constituents Networks may adversely affect the price of the Index Constituents and therefore cause the Trust to suffer losses. Regulatory changes or actions may alter the nature of an investment in crypto assets or restrict the use of crypto assets or the operations of the Index Constituents Networks or venues on which the Index Constituents trade in a manner that adversely affects the price of the Index Constituents and, therefore, the Trust’s Shares. The Index Constituents generally operate without central authority (such as a bank) and is not backed by any government. The Index Constituents are not legal tender and federal, state and/or foreign governments may restrict the use and exchange of the Index Constituents, and regulation, both in the United States and elsewhere, is still developing. For example, it may become difficult or illegal to acquire, hold, sell or use the Index Constituents in one or more countries, which could adversely impact the price of them, and therefore the value of the Trust’s Shares.

“Forks” in the Index Constituents Networks could have adverse effects. In addition, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency.

From time to time, developers of the Bitcoin Network suggest changes to the bitcoin software. If a sufficient number of users and miners elect not to adopt the changes, a new crypto asset, operating on the earlier version of the bitcoin software, may be created. This is often referred to as a “fork.” In August 2017, bitcoin “forked” into bitcoin and a new crypto asset, bitcoin cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin Network can process. Since then, bitcoin has been forked numerous times to launch new crypto assets, such as bitcoin gold, bitcoin silver and bitcoin diamond. Additional hard forks of the bitcoin blockchain could adversely affect the market for bitcoin and, therefore, an investment in the Trust. A substantial giveaway of bitcoin (sometimes referred to as an “air drop”) may also result in significant and unexpected declines in the value of bitcoin.

The Ethereum Network has also been through a series of updates. The initial launch in 2015 with Frontier established the Ethereum Virtual Machine, followed by the Homestead fork in 2016, which brought stability and core functionalities. A significant event in 2016 was the DAO hack, leading to a hard fork that reversed the hack on the main chain and created Ethereum Classic (ETC) for users who preferred the unaltered blockchain. Subsequent forks, such as Byzantium, Constantinople, and Petersburg, focused on security enhancements, efficiency improvements, and future scalability. The Istanbul fork in 2019 addressed network optimization and fee reduction. From 2020 onwards, forks including Muir Glacier, Altair, and London prepared the network for the highly anticipated transition to Proof-of-Stake (PoS). The London and Paris (Merge) forks in 2022 marked the successful switch from Proof-of-Work to PoS. The Ethereum Network continues to evolve, with recent forks like Shanghai and Cancun further refining the PoS system and implementing new functionalities. Forks of the Ethereum Network could adversely affect the market for ether, thereby impacting an investment in the Trust. An air drop may also result in significant and unexpected declines in the value of ether.

The Trust will adhere to the policies outlined by the Crypto Custodians, which may be updated without prior notice to the Sponsor or the Trust. The Crypto Custodians may not support forks and airdrops, and the Trust and the Sponsor may not be able to use its custodial account to attempt to receive, request, send, store, or engage in any other type of transaction involving a new version of any “forked” asset held by the Trust. In the event of a fork, Crypto Custodians may temporarily suspend the operations with respect to the affected asset (with or without advance notice to the Sponsor and/or the Trust) and decide whether to support (or cease supporting) either branch of the forked protocol entirely. Additionally, in case of support, it may take significant time for the Crypto Custodians to implement or provide access to any asset created because of a fork, and the Trust will only be able to account for the forked asset after it is given access by the Crypto Custodians. The Crypto Custodians assume absolutely no liability whatsoever in respect of an unsupported branch of a forked protocol or its determination whether to support a forked protocol. The Crypto Custodians are under no obligation to support any airdrops or forks, or handle them in any manner, which could adversely impact the value of an investment in the Trust.

In addition, the Sponsor has not provided any instructions to the Crypto Custodians regarding forks and airdrops, and any decisions or actions related to airdrops or forks involving the Trust’s assets will align with the guidelines set forth by the Crypto Custodians. Any decision under the Crypto Custodians’ policies regarding hard forks and airdrops may adversely affect the Trust, which in turn would have a negative effect on the value of the Shares.

With respect to any fork, airdrop or similar event, the Sponsor shall, in its sole discretion, decide what action the Trust shall take. In the event of a fork, the Sponsor will determine which network it believes is generally accepted as an Index Constituent Network and should therefore be considered the appropriate network, and the associated asset as the Index Constituent, for the Trust’s purposes.

In the occurrence of such events, a fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event and the only crypto asset to be held by the Trust will be the Index Constituents. As such, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency.

In the event the Trust seeks to change the Trust’s policy with respect to Incidental Rights or IR Virtual Currency, a filing under Rule 19b-4 of the Exchange Act would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Trust to sell Incidental Rights or IR Virtual Currency and distribute the cash proceeds (net of expenses and applicable withholding taxes) to DTC or distribute the Incidental Rights or IR Virtual Currency in-kind to DTC. However, there can be no assurance as to whether or when the Sponsor would make such a decision, or when the Exchange will seek or obtain this approval, if at all.

Even if such regulatory approval is sought and obtained, Shareholders may not receive the benefits of a fork, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares. Investors who prefer to have a greater degree of control over events such as forks, airdrops, and similar events, and any assets made available in connection with each, should consider investing in Index Constituents directly rather than purchasing Shares.

The Index Constituents Networks may face scalability challenges as it expands to a greater number of users.

As with other crypto asset networks, the Index Constituents Networks faces significant scaling challenges because public blockchains generally face a tradeoff between security and scalability. A decentralized network is less susceptible to manipulation or capture if more participants, or “nodes,” are involved in the processing and maintenance of such network. However, a greater number of nodes decreases the network’s efficiency in processing transactions and may result in increased settlement times. Increased settlement times could discourage certain uses for crypto assets such as bitcoin and ether (for example, micropayments), and could reduce demand for and price of such asset, which could adversely impact the value of an investment in the Trust.

Crypto Asset Markets are susceptible to extreme price fluctuations, theft, loss and destruction.

The market price of the Index Constituents has been subject to extreme fluctuations. If crypto asset markets continue to be subject to sharp fluctuations, the Trust’s Shareholders may experience losses. Similar to fiat currencies (i.e., a currency that is backed by a central bank or a national, supra-national or quasi-national organization), the Index Constituents are susceptible to theft, loss and destruction. Accordingly, the Trust’s assets are also susceptible to these risks. Cybersecurity risks of the Index Constituents Networks and of entities that custody or facilitate the transfers or trading of crypto assets could result in a loss of public confidence in the Index Constituents, a decline in the value of the Index Constituents and, as a result, adversely impact the Trust’s Shares.

Holdings of crypto assets may be heavily concentrated and large sales or distributions by holders of such crypto assets could have an adverse effect on the market price of such crypto assets.

The largest crypto wallets are believed to hold, in aggregate, a significant percentage of the Index Constituents in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of Index Constituents, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of ether.

Crypto platforms are largely unregulated and may be more exposed to fraud and failure.

Crypto platforms and other trading venues on which the Index Constituents trade are relatively new and, in most cases, largely unregulated. Furthermore, while many prominent crypto platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many crypto platforms do not provide this information. Crypto platforms do not appear to be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in crypto platforms, including prominent exchanges that handle a significant volume of the Index Constituents trading.

Crypto platforms are largely unregulated, operate without extensive supervision by governmental authorities, and many crypto platforms do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, trading activity on or reported by many crypto platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on crypto platforms was false or noneconomic in nature, with specific focus on unregulated trading venues located outside of the United States. Such reports may indicate that the crypto asset exchange market is significantly smaller than expected and that the U.S. makes up a significantly larger percentage of the crypto asset exchange market than is commonly understood. Nonetheless, any actual or perceived false trading in the crypto platforms market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of the Index Constituents and/or negatively affect the market perception of the Index Constituents.

In addition, over the past several years, some crypto platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such crypto platforms were not compensated or made whole for the partial or complete losses of their account balances in such crypto platforms. While, generally speaking, smaller crypto platforms are less likely to have the infrastructure and capitalization that make larger crypto platforms more stable, larger crypto platforms are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest crypto platforms could be subject to abrupt failure with consequences for both users of crypto platforms and the crypto asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large crypto asset exchange. The value of bitcoin, ether, and other crypto assets immediately decreased over 10% following reports of the theft at Bitfinex and the Shares suffered a corresponding decrease in value. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct crypto asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended crypto asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the crypto assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese crypto asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian crypto asset exchange, Bitgrail, was hacked, resulting in approximately $170 million in losses.

In May 2019, one of the world’s largest crypto platforms, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX, one of the largest crypto platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO, who has now been convicted and sentenced to a prison term. Around the same time, there were reports that approximately $300-600 million of crypto assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

The recent bankruptcy of the crypto exchange FTX has underscored the potential for fraud and manipulation in crypto exchanges generally. The financial distress experienced by crypto asset market participants because of the FTX bankruptcy has already led to the spread of a general contagion among some market participants and may lead to additional regulation of the crypto markets.

The fact that many crypto platforms are not registered and fail to comply with regulations or operate in jurisdictions with less stringent regulations than in the US may expose the investors to behaviors that can jeopardize their investments. These behaviors include, but are not limited to, wash trading, fraud, front-running, and other security issues that could adversely impact the value of an investment in the Trust.

Negative perception, a lack of stability in the crypto asset markets and the closure or temporary shutdown of crypto platforms due to fraud, failure or security breaches may reduce confidence in the Index Constituents Networks and result in greater volatility or decreases in the prices of the Index Constituents. Furthermore, the closure or temporary shutdown of a crypto platform used in calculating the Index may result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis. The potential consequences of a crypto platform’s failure could adversely affect the value of the Shares.

Crypto platforms may be exposed to wash trading.

Crypto platforms on which the Index Constituents trade may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for crypto assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

Even in the United States, there have been allegations of wash trading even on regulated trading venues. Any actual or perceived false trading in the crypto venue market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of the Index Constituents and/or negatively affect the market perception of crypto assets.

To the extent that wash trading either occurs or appears to occur on trading platforms on which the Index Constituents trades, investors may develop negative perceptions about crypto assets industry more broadly, which could adversely impact the price the Index Constituents and, therefore, the price of Shares. Wash trading also may place more legitimate crypto platforms at a relative competitive disadvantage.

Crypto platforms may be exposed to front-running.

Crypto platforms on which Index Constituents trade may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized crypto platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy crypto assets at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of crypto platforms and crypto assets more generally.

Networked systems are vulnerable to attacks.

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Index Constituents Networks contain certain flaws. For example, the Bitcoin Network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the “hash” rate, or the amount of computing and process power being contributed to the network through mining, a malicious actor would be able to gain full control of the network and the ability to manipulate the blockchain. To the extent that such malicious actor or botnet did not yield its control of the processing power on the network, or the network community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. The attack of a malicious actor may have an adverse effect on the Index Constituents Networks and, therefore, on the value of an investment in the Trust.

Cybersecurity risk.

As crypto assets, the Index Constituents are subject to cybersecurity risks, including the risk that malicious actors will exploit flaws in its code or structure that will allow them to, among other things, steal tokens held by others, control the blockchain, steal personally identifying information, or issue significant amounts of assets in contravention of their protocols. The occurrence of any of these events is likely to have a significant adverse impact on the price and liquidity of the Index Constituents and therefore the value of an investment in the Trust. Additionally, the Index Constituents Networks’ functionality relies on the Internet. A significant disruption of Internet connectivity affecting large numbers of users or geographic areas could impede the functionality of the Index Constituents. Any technical disruptions or regulatory limitations that affect Internet access may have an adverse effect on the Index Constituents Networks, the price of the Index Constituents, and the value of an investment in the Trust.

Risks of flawed or ineffective source code.

If the source code or cryptography underlying an Index Constituent held by the Trust proves to be flawed or ineffective, malicious actors may be able to steal the Trust’s assets. In the past, flaws in the source code for crypto assets have been exposed and exploited, including those that exposed users’ personal information and/or resulted in the theft of users’ crypto assets. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in, or exploitations of, the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. In addition, the cryptography underlying a crypto asset could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, if the crypto asset held by the Trust is affected, a malicious actor may be able to steal the Trust’s crypto assets, which would adversely affect an investment in the Shares. Even if the Trust did not hold the affected crypto asset, any reduction in confidence in the source code or cryptography underlying asset generally could negatively affect the demand for the Index Constituents and therefore adversely affect an investment in the Shares.

Risks to the Index Constituents from other parts of the crypto assets market.

The price of the Index Constituents may be adversely impacted by developments in other parts of the crypto asset markets including, but not limited to, industry wide. The acceptance of the Index Constituents and crypto assets generally depends on several factors, including adverse developments in the crypto asset markets that could impact investor confidence. For example, “stablecoins” have been developed to enhance the value of crypto assets to be used like fiat currency in transactions in goods and services. Adverse developments such as the recent “depegging” of the TerraUSD stablecoin and the FTX bankruptcy may undermine confidence in the crypto asset markets generally and cause decreases in the price of crypto assets such as the Index Constituents.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the price of other crypto assets.

Central banks in various countries have introduced digital forms of legal tender (CBDCs). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, the Index Constituents as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, the Index Constituents. As a result of any of the foregoing factors, the value of the Index Constituents could decrease, which could adversely affect an investment in the Trust.

Hacking risk of theft of private keys.

Due to the nature of private keys, the Index Constituents transactions are irrevocable and incorrectly transferred or stolen crypto assets may be irretrievable, and as a result, any incorrectly executed transaction could adversely affect the price and liquidity of the Index Constituents, which may indirectly affect the price of the Trust’s Shares.

Loss of access risks.

The loss or destruction of a private key required to access the Trust’s crypto assets may be irreversible. The loss of access to the private keys associated with the Trust’s crypto assets could adversely affect an investment in the Shares. The Index Constituents are controllable only by the possessor of both the unique public key and private key or keys relating to the “digital wallet” in which the currency is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the crypto assets while held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access the assets held in the related digital wallet. Any loss of private keys relating to digital wallets used to store the Trust’s crypto assets could adversely affect an investment in the Shares.

Risks Related to Bitcoin and the Bitcoin Network

Subsidies for mining bitcoin are designed to decline over time, which may lessen the incentive for miners to process and confirm transactions on the Bitcoin Network.

Transactions in bitcoin are processed by miners who are primarily compensated by receiving newly issued bitcoins (“Mining Subsidy”) as a compensation for successfully solving a cryptographic problem. Mining Subsidies follow an issuance schedule that declines over time. Miners might also be compensated through voluntary fees paid by Bitcoin network participants, which alongside Mining Subsidies constitute total mining rewards.

Mining Subsidies are subject to so-called halvings, events in which the issuance of new bitcoins per mined block is cut in half. These events take place in multiples of 210,000 blocks starting from Bitcoin’s block number (or block height) 0, referred to as the genesis block, which was mined on January 3rd, 2009. With the time interval between two consecutive blocks being targeted at 10 minutes on average, halving events should happen approximately every four years.

The bitcoin Mining Subsidy was equal to 50 bitcoins per mined block between heights 0 and 209,999. The first halving took place on November 28, 2012 as of height 210,000, dropping the Mining Subsidy to 25 bitcoins per block between heights 210,000 and 419,999. The second halving occurred on July 9, 2016, setting the Mining Subsidy per block to 12.5 bitcoins between heights 420,000 and 629,999. The third and latest halving took place on May 11, 2020, setting the Mining Subsidy per block to 6.25 bitcoins between heights 630,000 and 839,999. This is the current halving epoch we are in, meaning the current Mining Subsidy per block is equal to 6.25 bitcoins.

The height in the bitcoin blockchain as of January 7, 2024, 11:50 PM UTC, is 824,795. Assuming the average block time is equal to 10 minutes from now until height 840,000, the next halving event is scheduled to occur approximately on April 22, 2024, when the Mining Subsidy will be dropped to 3.125 bitcoins per mined block between heights 840,000 and 1,049,999.

Halvings will continue until the maximum possible 21 million bitcoins have been mined and released into circulation. Currently, there are approximately 19.6 million bitcoins that have been mined and are in circulation.

Once new bitcoin tokens are no longer awarded for adding a new block, miners will only have transaction fees to incentivize them, and as a result, it is expected that miners will need to be better compensated with higher transaction fees to ensure that there is adequate incentive for them to continue mining.

If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. This may result in decreased usage and limit expansion of the Bitcoin Network in the retail, commercial and payments space, adversely impacting investment in the Trust. Conversely, if the Mining Subsidy or the value of the transaction fees is insufficient to motivate miners, they may cease expending processing power to solve blocks and confirm transactions.

Ultimately, if the awards of new bitcoin for solving blocks declines and transaction fees for recording transactions are not sufficiently high to incentivize miners, or if the costs of validating transactions grow disproportionately, miners may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Bitcoin Network and could adversely affect the value of the bitcoin held by the Trust.

An acute cessation of mining operations would reduce the collective processing power on the Bitcoin Network, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process or mining processing power may adversely impact the value of Shares of the Trust or the ability of the Sponsor to operate.

Bitcoin ownership is concentrated in a small number of holders referred to as ‘Whales.’

A significant portion of bitcoin is held by a small number of holders who have the ability to affect the price of bitcoin and who are sometimes referred to as “whales.” Because bitcoin is lightly regulated, bitcoin whales have the ability, alone or in coordination, to manipulate the price of bitcoin by restricting or expanding the supply of bitcoin. Activities of bitcoin whales that reduce user confidence in bitcoin, the Bitcoin Network or the fairness of bitcoin trading venues, or that affect the price of bitcoin, could have a negative impact on the value of an investment in the Trust.

Increased transaction fees may adversely affect the usage of the Bitcoin Network.

Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. If miners collude in an anticompetitive manner to reject low transaction fees, then bitcoin users could be forced to pay higher fees, thus reducing the attractiveness of the Bitcoin Network. Bitcoin mining occurs globally, and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Trust or the ability of the Trust to operate.

Sales of new bitcoin may cause the price of bitcoin to decline, which could negatively affect an investment in the Trust.

Newly created bitcoin (“newly mined bitcoin”) are generated through a process referred to as “mining”. If entities engaged in bitcoin mining choose not to hold the newly mined bitcoin, and, instead, make them available for sale, there can be downward pressure on the price of bitcoin. A bitcoin mining operation may be more likely to sell a higher percentage of its newly created bitcoin, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of bitcoin. Lower bitcoin prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the Shares.

New competing crypto assets may pose a challenge to bitcoin’s current market dominance, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin.

The Bitcoin Network and bitcoin, as an asset, hold a “first-to-market” advantage over other crypto assets. This first-to-market advantage has resulted in the Bitcoin Network evolving into the most well-developed network of any crypto asset. The Bitcoin Network enjoys the largest user base and has more mining power in use to secure its blockchain than any other crypto asset. Having a large mining network provides users confidence regarding the security and long-term stability of the Bitcoin Network. This in turn creates a domino effect that inures to the benefit of the Bitcoin Network — namely, the advantage of more users and miners makes a crypto asset more secure, which potentially makes it more attractive to new users and miners, resulting in a network effect that potentially strengthens the first-to-market advantage. However, despite the marked first-mover advantage of the Bitcoin Network over other crypto assets, it is possible that real or perceived shortcomings in the Bitcoin Network, or technological, regulatory or other developments, could result in a decline in popularity and acceptance of bitcoin and the Bitcoin Network, and other digital currencies and trading systems could become more widely accepted and used than the Bitcoin Network.

As of December 31, 2023, bitcoin was the largest crypto asset by market capitalization and had the largest user base and largest combined mining power. Despite this first to market advantage, as of December 31, 2023, there were over [10,000] alternative crypto assets tracked by CoinMarketCap.com, having a total market capitalization of approximately [$870 billion (including the approximately $320 billion market capitalization of bitcoin)], as calculated using market prices and total available supply of each crypto asset. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contract platforms rather than open platforms like the Bitcoin Network. Competition from the emergence or growth of alternative crypto assets and smart contracts platforms, such as Solana, Avalanche, Polkadot, or Cardano, could have a negative impact on the demand for, and price of, bitcoin and thereby adversely affect the value of the Shares.

In addition, some crypto asset networks, including the Bitcoin Network, may be the target of ill will from users of other crypto asset networks. For example, Bitcoin Cash is the result of a hard fork of bitcoin. Some users of the Bitcoin network may harbor ill will toward the Bitcoin Cash network, and vice versa. These users may attempt to negatively impact the use or adoption of the Bitcoin Network.

Investors may invest in crypto assets through means other than the Shares, including through direct investments in crypto assets and other potential financial vehicles, possibly including securities backed by or linked to crypto asset financial vehicles similar to the Trust, or crypto asset futures-based products. In addition, to the extent crypto asset financial vehicles other than the Trust tracking the price of bitcoin are formed and represent a significant proportion of the demand for bitcoin, large purchases or redemptions of the securities of these crypto asset financial vehicles, or private Trusts holding crypto assets, could negatively affect the Index, the Trust’s bitcoin holdings, the price of the Shares, the net asset value of the Trust and the NAV.

Limited adoption and ability to use bitcoin to purchase goods.

Currently, there is relatively limited use of bitcoin in the retail and commercial marketplace in comparison to relatively extensive use as a store of value, thus contributing to price volatility that could adversely affect the Trust’s Shares. Banks and other established financial institutions may refuse to process funds for bitcoin transactions; process wire transfers to or from bitcoin trading venues, bitcoin-related companies or service providers; or maintain accounts for persons or entities transacting in bitcoin or providing bitcoin-related services.

Environmental risks from Bitcoin mining.

Bitcoin mining currently requires computing hardware that consumes large amounts of electricity. By way of electrical power generation, many bitcoin miners rely on fossil fuels to power their operations. Public perception of the impact of bitcoin mining on climate change may reduce demand for bitcoin and increase the likelihood of regulation that limits bitcoin mining or restricts energy usage by bitcoin miners, which could result in a significant reduction in mining activity and adversely affect the security of the Bitcoin network and could adversely affect the price of bitcoin and the value of the Shares.

The “proof of work” validation mechanism used to verify transactions on the Bitcoin Network necessitates that bitcoin miners maintain high levels of computing power, which can require extremely high energy usage. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Further, in addition to the direct energy costs of performing these calculations, there are indirect costs that impact the Bitcoin Network’s total energy consumption, including the costs of cooling the machines that perform these calculations. A significant decrease in the computational resources dedicated to the Bitcoin Network’s validation protocol could reduce the security of the network which may erode bitcoin’s viability as a store of value or means of exchange.

Several alternative mechanisms to proof-of-work have emerged in recent years, aiming to offer more energy-efficient validation processes for blockchain networks and High costs of electricity may incentivize miners to redirect their capital and efforts to other validation protocols, such as proof-of-stake blockchains, in which rather than using computational power to add new blocks of transactions to the blockchain, users pledge capital denominated in the network’s native currency as a guarantee of action in good faith when producing blocks. Alternatively, miners can abandon their validation activities altogether.

Due to concerns around energy consumption and associated environmental concerns, particularly as such concerns relate to public utilities companies, various countries, states and cities have implemented, or are considering implementing, moratoriums on bitcoin mining in their jurisdictions. Such moratoriums would impede bitcoin mining and/or bitcoin use more broadly. For example, in November 2022, New York imposed a two-year moratorium on new proof-of-work mining permits at fossil fuel plants in the state and, on May 26, 2021, Iran placed a temporary ban on bitcoin mining in an attempt to decrease energy usage and help alleviate blackouts.

Depending on how future regulations are formulated and applied, such policies could have the potential to negatively affect the price of bitcoin, and, in turn, the value of the Shares. Increased regulation and the corresponding compliance cost of these regulations could additionally result in higher barriers to entry for bitcoin miners, which could increase the concentration of the hash rate, potentially having a negative impact on the price of bitcoin.

Risks Related to Ether and the Ethereum Network

Moving from Proof-of-Work (PoW) to Proof-of-Stake (PoS) Consensus Mechanism.

In September 2022, the Ethereum Network moved from a proof-of-work to a proof-of-stake mechanism called Serenity, or Ethereum 2.0. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the number of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the total amount of coins staked. Any malicious activity, such as disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work. There is no guarantee that the Ethereum community will embrace Ethereum 2.0, and the new protocol may never fully scale. The possibility exists that Ethereum 2.0 may never achieve the goals of the Ethereum community, which may have a negative impact on the market value of ether, and consequently the NAV of the Trust.

Limits on ether supply.

The rate at which new ether are issued and put into circulation is expected to vary. The Ethereum Network has no formal cap on the total supply of ether. The Ethereum Network does, however, feature several mechanisms that, individually and in aggregate, have the effect of limiting the total supply of ether outstanding. These mechanisms are sometimes referred to collectively as the “Ethereum Triple Halving.”

As a result of the Merge, where the Ethereum Network moved from a proof-of-work to a proof-of-stake mechanism under Ethereum 2.0, the rate of issuance is greatly reduced. Under proof-of-work, miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, which resulted in comparably more new tokens rewarded. By contrast, under proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked, which results in comparably fewer new tokens rewarded. Following the Merge, approximately 1,700 ether are issued per day, though the issuance rate varies based on the number of validators on the network.

The change from proof-of-work to proof-of-stake also limits the total supply of ether in circulation by effectively locking staked, certain period of time, making it temporarily unavailable for trading or selling.

Additionally, the supply of ether is limited as a result of the deflationary gas fee burning mechanism introduced by EIP 1559 in August 2021 to reform the Ethereum gas fee market. EIP 1559 split of fees into two components: the base fee (calculated depending on the network activity involved) and the tip. When ether is issued to pay the base fee, it is removed from circulation, or “burnt,” and the tip is paid to validators. As a result of this fee burning mechanism, the overall supply of ether decreases as more ether are destroyed through the fee burn. Since the fee burning depends on the network activity, the more the transactions on the Ethereum Network, the more ether is burned and the lower the issuance. This also has the effect of reducing the incentives for validators to validate transactions with higher gas fees, since those validators would only receive the tip and not base fees. Frequently, the ether supply has been deflationary over a 24-hour period as a result of the burn mechanism.

Smart contracts, including those relating to decentralized finance (“DeFi”) applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum Network, either of which could have an adverse impact on the value of ether.

Smart contracts are programs that run on the Ethereum Network and execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in April 2016, a blockchain solutions company known as Slock.it announced the launch of a decentralized autonomous organization, known as “The DAO” on the Ethereum network. In June 2016, a vulnerability in the smart contracts underlying The DAO allowed an attack by a hacker to syphon approximately $60 million worth of ether from The DAO’s accounts into a segregated account. In the aftermath of the theft, certain core developers and contributors pursued a “hard fork” of the Ethereum Network in order to erase any record of the theft. Despite these efforts, the price of ether reportedly dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a reportedly $30 million theft of ether, and in November 2017, a new vulnerability in Parity’s wallet software reportedly led to roughly $160 million worth of ether being indefinitely frozen in an account. Furthermore, in April 2018, a batch overflow bug was found in many Ethereum-based ERC20-compatible smart contract tokens that allows hackers to create a large number of smart contract tokens, causing multiple crypto platforms worldwide to shut down ERC20-compatible token trading. Similarly, in March 2020, a design flaw in the MakerDAO smart contract caused forced liquidations of crypto assets at significantly discounted prices, resulting in millions of dollars of losses to users who had deposited crypto assets into the smart contract. Other smart contracts, such as bridges between blockchain networks and DeFi protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned over $3.8 billion worth of crypto assets from smart contracts in 2022. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of ether.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users.” These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data or transmits ether or other crypto assets, and make other changes to the smart contract. Furthermore, in some cases inadequate public information may be available about certain smart contracts or applications, and information asymmetries may exist, even with respect to open-source smart contracts or applications; certain participants may have hidden informational or technological advantages, making for an uneven playing field. There may be opportunities for bad actors to perpetrate fraudulent schemes and engage in illicit activities and other misconduct, such as exit scams and rug pulls (orchestrated by developers and/or influencers who promote a smart contract or application and, ultimately, escape with the money at an agreed time), or Ponzi or similar fraud schemes.

Many DeFi applications are currently deployed on the Ethereum Network, and smart contracts relating to DeFi applications currently represent a significant source of demand for ether. DeFi applications may achieve their investment purposes through self-executing smart contracts that may allow users, for example, to invest crypto assets in a pool from which other users can borrow without requiring an intermediate party to facilitate these transactions. These investments may earn interest to the investor based on the rates at which borrowers repay the loan, and can generally be withdrawn by the investor. For smart contracts that hold a pool of crypto asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the crypto assets held by the smart contract in reserves. Even for crypto assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related crypto assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super users or core community members take actions that adversely affect the smart contract, users who transact with the smart contract may experience decreased functionality of the smart contract or may suffer a partial or total loss of any crypto assets they have used to transact with the smart contract. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Ethereum Network and represent a significant source of demand for ether, public confidence in the Ethereum Network itself could be negatively affected, such sources of demand could diminish, and the value of ether could decrease. Similar risks apply to any smart contract or decentralized application, not just DeFi applications.

Validators may suffer losses due to staking, which could make the Ethereum Network less attractive.

Validation on the Ethereum Network requires ether to be transferred into smart contracts on the underlying blockchain networks not under the Trust’s or anyone else’s control. If the Ethereum Network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. In addition, the Ethereum Networks dictate requirements for participation in validation activity, and may impose penalties, or “slashing,” if the relevant activities are not performed correctly, such as if the staker acts maliciously on the network, “double signs” any transactions, or experience extended downtimes. If validators’ staked ether is slashed by the Ethereum Network, their assets may be confiscated, withdrawn, or burnt by the network, resulting in losses to them. Furthermore, the Ethereum Network requires the payment of base fees and the practice of paying tips is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of ether. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Ethereum Network’s adoption or the price of ether. Any disruption of validation on the Ethereum Network could interfere with network operations and cause the Ethereum Network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of ether to decrease.

Proof-of-stake blockchains are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain crypto assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Ethereum Network following the completion of the Merge in 2022, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Ethereum Network following the Merge, and their associated crypto assets — including the ether held by the Trust — have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated crypto assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated crypto assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

If the digital asset award or transaction fees for recording transactions on the Ethereum Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expanding validating power or demand high transaction fees, which could negatively impact the value of ether and the value of the Shares.

In 2021, the Ethereum Network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate transaction fees paid to ether validators in such a manner that reduced the total net issuance of ether fees paid to validators. If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Ethereum Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the Ethereum Network could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

•        A reduction in staked ether on the Ethereum Network could increase the likelihood of a malicious actor obtaining control of the network.

•        Validators have historically accepted relatively low transaction confirmation fees on most crypto asset networks. If validators demand higher transaction fees for recording transactions in the Ethereum blockchain or a software upgrade automatically charges fees for all transactions on the Ethereum Network, the cost of using ether may increase and the marketplace may be reluctant to accept ether as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Ethereum Network and force users to pay higher fees, thus reducing the attractiveness of the Ethereum Network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Ethereum Network, the value of ether and the value of the Shares.

•        To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ethereum blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Ethereum Network and could prevent the Trust from completing transactions associated with the day-to-day operations of the Trust, including creations and redemptions of the Shares in exchange for ether with Authorized Participants.

•        During the course of the block validation processes, validators exercise the discretion to select which transactions to include within a block and in what order to include these transactions. Beyond the standard block reward and transaction fees, validators have the ability to extract what is known as Maximal Extractable Value (“MEV”) by strategically choosing, reordering, or excluding certain transactions during block production in return for increased transaction fees or other forms of profit for such validators. In blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum Network, users may attempt to gain an advantage over other users by offering additional fees to validators for effecting the order or inclusions of transactions within a block. Certain software solutions, such as MEV Boost by Flashbots, have been developed which facilitate validators and other parties in the ecosystem in capturing MEV. The presence of MEV may incentivize associated practices such as sandwich attacks or front running that can have negative repercussions on DeFi users. A “sandwich attack” is executed by placing two transactions around a large, detected transaction to capitalize on the expected price impact. For instance, a market participant might identify a sizable transaction within the mempool that will significantly alter an asset’s price on a decentralized exchange. The participant could then for example orchestrate a transaction bundle: one transaction to acquire the asset prior to the detected transaction, followed by the large transaction itself, and a final transaction to sell the asset after the market price has increased due to the large transaction’s execution. Such transaction bundles can be submitted to validators through mechanisms like MEV-Boost, with validators receiving a share of the profits as an incentive to include the specific transaction bundle in the block. In the context of MEV, “front running” is said to occur when a user spots a transaction in the publicly visible so-called memory pool (“mempool”) of pending but unexecuted transactions awaiting validation, and then pays a high transaction fee to a validator to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction that is still in the mempool. MEV may also compromise the predictability of transaction execution, which may deter usage of the network as a whole. Although based on widely available information given that transactions in the mempool are publicly visible, any potential perception of MEV as unfair manipulation may also discourage users and other stakeholders from engaging with DeFi protocols or the Ethereum Network in general. In addition, it’s possible regulators or legislators could enact rules which restrict practices associated with MEV, which could diminish the popularity of the Ethereum Network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of ether and the value of the Shares.

Correlation Risk

Changes in the Trust’s NAV may not correlate well with changes in the price of the Index. If this were to occur, you may not be able to effectively use the Trust to hedge against crypto related losses or as a way to indirectly invest in the crypto asset market.

The Sponsor endeavors to invest the Trust’s assets as fully as possible in the Index Constituents so that the changes in the NAV closely correlate with the changes in the Index. However, changes in the Trust’s NAV may not correlate with the changes in the Index for various reasons, including those set forth below.

The Trust incurs certain expenses in connection with its operations and holds most of its assets in income producing, short-term financial instruments for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. To the extent these expenses are not covered by the Management Fee, and income from short-term financial instruments may cause imperfect correlation between changes in the Trust’s NAV and changes in the Index. Weak correlation between the Trust’s NAV and the spot price of the Index Constituents may result from fluctuations in the Index Constituents prices discussed above. The price of Shares may not accurately track the spot price of the Index Constituents and you may not be able to effectively use the Trust as a way to hedge the risk of losses in your crypto-related transactions or as a way to indirectly invest in the Index Constituents.

There may be significant volatility in the market for the Index Constituents. This volatility, in turn, may make it more difficult for Authorized Participants and other market purchasers to be able to identify a reliable price for the Index Constituents. Without reliable prices, Authorized Participants and other market purchasers may reduce their role in the market arbitrage process or “step away” from these activities. This, in turn, might inhibit the effectiveness of the arbitrage process in maintaining the relationship between the underlying value of the Trust’s assets and the Trust’s market price. This reduced effectiveness could result in Trust Shares trading at a price which differs materially from NAV and also in greater than normal intraday bid/ask spreads for Trust Shares.

An investment in the Trust may provide you with little or no diversification benefits. Thus, in a declining market, the Trust may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Trust at the same time you incur losses with respect to other asset classes.

It cannot be predicted to what extent the performance of the Index Constituents will or will not correlate to the performance of other broader asset classes such as stocks and bonds. If the Trust’s performance were to move more directly with the financial markets, you will obtain little or no diversification benefits from an investment in the Shares. In such a case, the Trust may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Trust at the same time you incur losses with respect to other investments.

Variables such as cost of electricity, regulation, market disruptions, cyber-attacks and political events may have a larger impact on the Index Constituents and the Index Constituents interest prices than on traditional securities and broader financial markets. These additional variables may create additional investment risks that subject the Trust’s investments to greater volatility than investments in traditional securities.

Lower correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the spot price of the Index Constituents and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, the Trust cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

If changes in the Trust’s NAV do not correlate with changes in the Index, then investing in the Trust may not be an effective way to hedge against crypto-related losses or indirectly invest in the Index Constituents.

Risks Associated with the Trust’s Holdings in Cash and Cash Equivalents

The Trust may experience a loss if it is required to sell cash equivalents at a price lower than the price at which they were acquired.

Under limited circumstances, the Trust will hold cash to bear its expenses. If the Trust is required to sell its cash equivalents at a price lower than the price at which they were acquired, the Trust will experience a loss. This loss may adversely impact the price of the Shares and may decrease the correlation between the price of the Shares, the Index, and the spot price of the Index Constituents. The value of cash equivalents held by the Trust generally moves inversely with movements in interest rates. The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates. While the short-term nature of the Trust’s investments in cash equivalents should minimize the interest rate risk to which the Trust is subject, it is possible that the cash equivalents held by the Trust will decline in value.

Risk Related to Lack of Liquidity

Certain of the Trust’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

If the Trust’s ability to obtain exposure to the Index Constituents in accordance with its investment objective is disrupted for any reason including, because of limited liquidity in crypto asset markets, or a disruption to the crypto asset markets, the Trust may not be able to achieve its investment objective and may experience significant losses. Any disruption in the Trust’s ability to obtain exposure to the Index Constituents will cause the Trust’s performance to deviate from the performance of the Index.

A market disruption, such as a government taking regulatory or other actions that disrupt the crypto asset market, can also make it difficult to liquidate a position. Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, the Trust does not intend at this time to establish a credit facility, which would provide an additional source of liquidity, but instead will rely only on the cash and cash equivalents that it holds to meet its liquidity needs. The anticipated value of the positions in the Index Constituents that the Sponsor will acquire or enter into for the Trust increases the risk of illiquidity. Because the Index Constituents may be illiquid, the Trust’s holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

Buying and selling activity associated with the purchase and redemption may adversely affect an investment in the Shares.

The Sponsor’s purchase of assets in connection with basket creation orders may cause the price of the Index Constituents to increase, which will result in higher prices for the Shares. Increases in the Index Constituents’ prices may also occur as a result of purchases by other market participants who attempt to benefit from an increase in the market price of crypto assets when baskets are created. The market price of Index Constituents may therefore decline immediately after baskets are created.

Selling activity associated with sales of assets by the Sponsor in connection with redemption orders may decrease the Index Constituents’ prices, which will result in lower prices for the Shares. Decreases in the Index Constituents’ prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of the Index Constituents by the Sponsor and other market participants may have on the price of the Index Constituents, other exchange-traded products or large private investment vehicles with similar investment vehicles (if developed) could represent a substantial portion of demand for the Index Constituents at any given time and the sales and purchases by such investments may impact the price of the Index Constituents. If the price of the Index Constituents declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their crypto exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of the Index Constituents, wide spreads between prices quotes on different crypto platforms, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to the Index Constituents may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Authorized Participants wish to use futures to hedge their exposure, note that while growing in recent years, the market for exchange-traded crypto futures contracts has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of crypto assets and the commercial and speculative interest in the market.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of the Index Constituents may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying assets may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline, and the price of the Shares may fluctuate independently of the price of the Index Constituents and may fall.

Examples of such unanticipated difficulties in the creation and redemption process might include, but are not limited to, operational failures such as technological malfunctions in the trade execution or settlement systems, delays or inaccuracies in data feeds, or disruptions in the communication channels used to transmit creation and redemption orders. Regulatory changes or legal challenges could also impose unforeseen hurdles, potentially leading to delays or restrictions in the processing of creation and redemption orders. Furthermore, liquidity issues in the crypto asset market itself could impede the ability to acquire or dispose of the Index Constituents efficiently, thereby affecting the creation and redemption of baskets.

Loss of a critical banking relationship for, or the failure of a bank used by, the Trust could adversely impact the Trust’s ability to create or redeem Baskets or could cause losses to the Trust.

To the extent that the Trust faces difficulty establishing or maintaining banking relationships, the loss of the Trust’s banking partners, the imposition of operational restrictions by these banking partners and the inability for the Trust to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Trust could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Trust is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Trust holds assets fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank, (“SVB”), was closed by the DFPI, which appointed the FDIC, as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. On May 1, 2023, First

Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. The future failure of a bank at which the Trust maintains assets, could result in losses to the Trust to the extent the cash balances are not subject to deposit insurance.

The Trust and other Trusts with similar investment strategies may try to exit positions at the same time.

If the Trust and other Trusts with similar investment strategies try to sell the Index Constituents at the same time, such a mass exit could have detrimental effect on price and liquidity, and you could incur losses in your investment in Shares of the Trust.

Regulatory Risk

Crypto asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of the Index Constituents or the Shares.

There is a lack of consensus regarding the regulation of crypto assets, including the Index Constituents, and their markets. As a result of the growth in the size of the crypto asset market, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of crypto asset networks, crypto asset users and the crypto asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by crypto assets to investors. Ongoing and future regulatory actions with respect to crypto assets generally or each of the Index Constituents in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Regulatory developments such as by banning, restricting or imposing onerous conditions or prohibitions on the use of crypto assets, mining activity, digital wallets, the provision of services related to trading and custodying crypto assets, the operation of the Index Constituents Networks, or the crypto asset markets generally may adversely impact the value of the Index Constituents and, therefore, of the Trust.

The bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the crypto asset markets, have resulted in calls for heightened scrutiny and regulation of the crypto asset industry, with a specific focus on intermediaries such as crypto platforms and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as crypto platforms and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the crypto assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto asset related activities or have concentrated exposures to the crypto asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including the Index Constituents and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Crypto assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Crypto assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. In 2023, Congress continued to consider several stand-alone digital asset bills, including a formal process to determine when digital assets will be treated as either securities to be regulated by the SEC or commodities under the purview of the CFTC, what type of federal/state regulatory regime will exist for payment stablecoins and the how the BSA will apply to cryptocurrency providers. On May 21, 2024, the Financial Innovation and Technology for the 21st Century Act (“FIT21”) advanced through the United States House of Representatives in a vote along bipartisan lines. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

In August 2021, the chair of the SEC stated that he believed investors using crypto platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on crypto asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for crypto asset trading and lending. Moreover, President Biden’s March 9, 2022 Executive Order, asserting that technological advances and the rapid growth of the crypto asset markets “necessitate an evaluation and alignment of the United States Government approach to crypto assets,” signals an ongoing focus on crypto asset policy and regulation in the United States. Several reports issued pursuant to the Executive Order have focused on various risks related to the crypto asset ecosystem and have recommended additional legislation and regulatory oversight. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the crypto asset markets.

It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of crypto asset markets to function or how any new regulations or changes to existing regulations might impact the value of crypto assets held by the Trust. The consequences of increased federal regulation of crypto assets and crypto asset activities could have a material adverse effect on the Trust and the Shares.

FinCEN requires any administrator or exchanger of convertible crypto assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a crypto asset for violating several requirements of the Bank Secrecy Act by acting as an MSB and selling the crypto asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct crypto asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling crypto assets and therefore may adversely affect the price of the Index Constituents and an investment in the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether crypto assets that have been associated with such addresses in the past can be easily sold. Reduced fungibility in the crypto asset markets may reduce the liquidity of the Index Constituents and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that crypto assets were a “crucial area” on which the U.S. Department of the Treasury has spent significant time. Secretary Mnuchin announced that the U.S. Department of the Treasury is preparing significant new regulations governing crypto asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Department of the Treasury, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of crypto assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in crypto asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain crypto asset business activities. Other states have considered or approved crypto asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain crypto asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of crypto assets and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of crypto asset networks. If the Index Constituents Networks were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing crypto assets like Zcash and Monero in criminal activity on the internet. Although no regulatory action has been taken to treat privacy enhancing crypto assets differently, this may change in the future.

Legal status of the Index Constituents.

The legal status of crypto assets varies substantially across jurisdictions. In many countries, the Index Constituents legal status is still undefined or changing. Some countries have banned crypto assets or securities or derivatives in respect to them (including for certain categories of investor), banned the local banks from working with crypto assets or restricted the use of crypto assets in other ways. Furthermore, in other countries the status of the Index Constituents remains undefined and there is uncertainty as to whether some crypto assets are a security, money, a commodity or property. In some countries, such as the United States, different government agencies define crypto assets differently, leading to regulatory conflict and uncertainty. This uncertainty is compounded by the rapid evolution of regulations. Countries may, in the future, explicitly restrict, outlaw or curtail the acquisition, use, trade or redemption of the Index Constituents. In such a scenario, there may be adverse effects on the value of the Index Constituents and the Trust’s Shares, including the termination of the Trust.

A determination that the Index Constituents or any other crypto asset is a “security” may adversely affect the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

Depending on its characteristics, a crypto asset may be considered a “security” under the federal securities laws. The test for determining whether a particular crypto asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Public statements by senior officials at the SEC indicate that the SEC does not consider the Index Constituents to be a security, at least currently, and the staff has provided informal assurances to a handful of promoters that the Index Constituents are not securities. On the other hand, the SEC has brought enforcement actions against the promoters of several other crypto assets on the basis that the crypto assets in question are securities.

Whether a crypto asset is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act and the Investment Company Act. Crypto assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has often analyzed whether a particular crypto asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many crypto assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular crypto asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular crypto asset can change over time as the relevant facts evolve.

Any enforcement action by the SEC or a state securities regulator asserting that any of the Index Constituents is a security, or a court decision, to that effect would be expected to have an immediate material adverse impact on the trading value of such crypto asset, as well as the Shares. This is because the business models behind most crypto assets are incompatible with regulations applying to transactions in securities. If a crypto asset is determined or asserted to be a security, it is likely to become difficult or impossible for the crypto asset to be traded, cleared or custodied in the United States through the same channels used by non-security crypto assets, which in addition to materially and adversely affecting the trading value of the crypto asset is likely to significantly impact its liquidity and market participants’ ability to convert the crypto asset into U.S. dollars.

Lack of regulation of the crypto asset market.

The Index Constituents, the Index Constituents Networks and the crypto platforms are relatively new and, in most cases, largely unregulated. As a result of this lack of regulation, individuals, or groups may engage in insider trading, fraud or market manipulation with respect to the Index Constituents. Such manipulation could cause investors in the Index Constituents to lose money, possibly the entire value of their investments. Over the past several years, a number of crypto platforms have been closed due to fraud, failure or security breaches. The nature of the assets held at crypto platforms make them appealing targets for hackers and a number of crypto platforms have been victims of cybercrimes and other fraudulent activity. These activities have caused significant, in some cases total, losses for crypto asset investors. Investors in crypto assets may have little or no recourse should such theft, fraud or manipulation occur. There is no central registry showing which individuals or entities own crypto assets or the quantity of crypto assets that is owned by any particular person or entity. There are no regulations in place that would prevent a large holder of crypto assets or a group of holders from selling their crypto assets, which could depress the price of such assets, or otherwise attempting to manipulate the price of such crypto assets or their networks. Events that reduce user confidence in the Index Constituents, the Index Constituents Networks and the fairness of crypto platforms could have a negative impact on the price of the Index Constituents and the value of an investment in the Trust.

Risk of illicit activities.

As crypto assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including the FinCEN, SEC, CFTC, the FINRA, the CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, and state financial institution regulators) have been examining the crypto networks and the crypto asset users, with particular focus on the extent to which crypto assets can be used to launder the proceeds of illegal activities or Trust criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that hold tokens for users. The imposition of stricter governmental regulation of the crypto asset market may adversely impact the activities of the Trust, for example, by reducing the liquidity of the Index Constituents markets.

Competing industries may have more influence with policymakers than the crypto asset industry, which could lead to the adoption of laws and regulations that are harmful to the crypto asset industry.

The crypto asset industry is relatively new and does not have the same access to policymakers and lobbying organizations in many jurisdictions compared to industries with which crypto assets may be seen to compete, such as banking, payments and consumer finance. Competitors from other, more established industries may have greater access to and influence with governmental officials and regulators and may be successful in persuading these policymakers that crypto assets require heightened levels of regulation compared to the regulation of traditional financial services. As a result, new laws and regulations may be proposed and adopted in the United States and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the crypto asset industry or crypto platforms, which could adversely impact the value of the Index Constituents and therefore the value of the Shares.

Regulatory changes or actions in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more crypto assets, mining activity or the operation of their networks in a manner that adversely affects the value of the Shares.

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect crypto asset networks (including the Index Constituents Networks), the crypto asset markets, and their users, particularly crypto platforms and service providers that fall within such jurisdictions’ regulatory scope. Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more crypto assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the crypto asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of the Index Constituents. The effect of any future regulatory change is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

The Trust’s Operating Risks

The Trust may change its investment objective, Index or investment strategies at any time without Shareholder approval or advance notice.

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Trust has broad authority to make changes to the Trust’s operations. The Trust may change its investment objective, Index, or investment strategies and Shareholders of the Trust will not have any rights with respect to these changes. Changes are subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of the Exchange. The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. Shareholders may experience losses on their investments in the Trust as a result of such changes.

The Trust is subject to risks due to its concentration of investments in only two assets.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in two assets within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with bitcoin and ether. By concentrating its investment strategy solely in bitcoin and ether, any losses suffered as a result of a decrease in the value of bitcoin or ether can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

Right to change the Index.

The Sponsor, in its sole discretion, may cause the Trust to track an Index other than the Index at any time, with prior notice to the investors, if investment conditions change or the Sponsor believes that another Index or standard better aligns with the Trust’s investment objective and strategy. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance.

The Trust is not a registered investment company, so you do not have the protections of the Investment Company Act of 1940.

The Trust is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections expressly provided by that statute, including: provisions preventing Trust insiders from managing the Trust to their benefit and to the detriment of Trust Shareholders; provisions preventing the Trust from issuing securities having inequitable or discriminatory provisions; provisions preventing Trust management by irresponsible persons; provisions preventing the use of unsound or misleading methods of computing Trust earnings and asset value; provisions prohibiting suspension of redemptions (except under limited circumstances); provisions limiting Trust leverage; provisions imposing a fiduciary duty on Trust managers with respect to receipt of compensation for services; and provisions preventing changes in the Trust’s character without the consent of Trust Shareholders.

In addition, the Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

There are technical risks inherent in the trading system the Sponsor intends to employ.

The Sponsor’s order management system is a broadly used and well-known computer-based system that utilizes external data feeds of market information. The Sponsor can experience business interruptions if its order management system or data feeds are disrupted or corrupted. For further discussion of technical and business continuity risks to the Trust’s and the Sponsor’s systems, see the discussion under the caption “Event Risk” below.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There can be no assurance that the Trust will achieve its investment objective. Prospective investors should read this entire prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Trust’s ability to meet its investment objective include: (1) Trust’s ability to purchase and sell crypto assets in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Index Constituents Networks; (3) the crypto asset market becoming illiquid or disrupted; (4) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which the Index Constituents trade, resulting in the inability of Trust to execute intended portfolio transactions; and (6) accounting standards.

You cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to the Trust.

You cannot be assured that the Sponsor will be willing or able to continue to service the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust or other investment Trust complex, the Trust may be adversely affected.

The Trust could terminate at any time and cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Trust may terminate at any time, regardless of whether the Trust has incurred losses, subject to the terms of the Trust Agreement. For example, the dissolution or resignation of the Sponsor would cause the Trust to terminate unless Shareholders holding a majority of the outstanding Shares of the Trust, voting together as a single class, elect within 90 days of the event to continue the Trust and appoint a successor Sponsor. In addition, the Sponsor may terminate the Trust if it determines that the Trust’s aggregate net assets in relation to its operating expenses make the continued operation of the Trust unreasonable or imprudent. As of the date of this prospectus, the Sponsor pays the fees, costs, and expenses of the Trust. If the Sponsor and the Trust are unable to raise sufficient Trusts so that the expenses are reasonable in relation to the Trust’s NAV, the Trust may be forced to terminate, and investors may lose all or part of their investment. The Sponsor estimates that costs could be deemed unreasonable in the case where the NAV of the Trust stays below $20 million. Any expenses related to the operation of the Trust would need to be paid by the Sponsor at the time of termination.

However, no level of losses will require the Sponsor to terminate the Trust. The Trust’s termination would result in the liquidation of its investments and the distribution of its remaining assets to the Shareholders on a pro rata basis in accordance with their Shares, and the Trust could incur losses in liquidating its investments in connection with a termination. Termination could also negatively affect the overall maturity and timing of your investment portfolio.

The Sponsor may manage a large number of assets, and this could affect the Trust’s ability to trade profitably.

Increases in assets under management may affect trading decisions. While the Trust’s assets are currently at manageable levels, the Sponsor does not intend to limit the amount of Trust assets. The more assets the Sponsor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

The Sponsor relies heavily on key personnel. The departure of any such key personnel could negatively impact the Trust’s operations and adversely impact an investment in the Trust.

The Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Shareholders have no right or power to take part in the management of the Trust. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Trust to the Sponsor.

In addition, certain personnel performing services on behalf of the Sponsor will be shared with the affiliates of the Sponsor, including with respect to execution, Trust operations and legal, regulatory and tax oversight. Such individuals will devote a small percentage of their time to those activities.

Additionally, there can be no assurance that all of the personnel who provide services to the Trust will continue to be associated with the Trust for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Trust’s ability to realize its investment objective.

[The liability of the Sponsor and the Trustee are limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or Sponsor, as the case may be. That means the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by the Sponsor or by the Trustee. Any sale of that kind would reduce the NAV of the Trust and the value of its Shares.]

The Trust may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The arrangements between clearing brokers and counterparties on the one hand and the Trust on the other generally are terminable by the clearing brokers or counterparty upon notice to the Trust. In addition, the agreements between the Trust and its third-party service providers, such as the Marketing Agent and the Custodians, are generally terminable at specified intervals. Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if the Trust intends to continue to operate. Comparable services from another party may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated arrangements.

The Trust may experience a higher breakeven if interest rates decline.

The Trust seeks to earn interest on cash balances available for investment. If actual interest rates earned were lower than the current rate estimated, the breakeven estimated by the Trust in this prospectus could be higher.

The Trust is not actively managed.

The Trust is not actively managed, and the Sponsor does not have discretion in choosing the Trust’s investments. See “Use of Proceeds.” The Sponsor will employ a passive investment strategy that is intended to track the changes in the Index regardless of whether the Index goes up or goes down.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation method employed on the date of the NAV calculation.

In certain circumstances, the Trust’s investments may be valued using techniques other than reliance on the price established by the Index. The value established by using the Index may be different from what would be produced through the use of another methodology. The value of crypto asset investments valued using techniques other than those employed by the Index, may differ from the value of ether determined by reference to the Index. See “[•]”.

Purchases or redemptions of creation units in cash may cause the Trust to incur certain costs or recognize gains or losses.

Purchases and redemptions of creation units will be transacted in cash rather than ‘in-kind’ where creation units are purchased and redeemed in exchange for underlying constituent securities. Purchases of creation Baskets with cash may cause the Trust to incur certain costs including brokerage commissions, and redemptions of creation Baskets with cash may result in the recognition of gains or losses that the Trust might not have incurred if it had made redemptions in-kind and non-redeeming Shareholders may bear the tax liability resulting from such gains or losses.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of the Trust.

If a substantial number of requests for redemption of redemption Baskets are received by the Trust during a relatively short period of time, the Trust may not be able to satisfy the requests from the Trust’s assets not committed to trading. As a consequence, it could be necessary to liquidate the Trust’s trading positions before the time that its trading strategies would otherwise call for liquidation, which may result in losses.

Trust assets may be depleted if investment performance does not exceed fees.

Over time, the Trust’s assets could be depleted if investment performance does not exceed fees paid by the Trust.

The Trust pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to [•]% per annum of the daily NAV of the Trust. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Trust’s business and affairs. Creation with cash may cause the Trust to incur certain costs including brokerage commissions and redemptions of creation units with cash may result in the recognition of gains or losses that the Trust might not have incurred if it had made redemptions in-kind. The Trust pays all of its respective brokerage commissions, including applicable exchange fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities. The Trust also pays all fees and commissions related to the sale and purchase of spot crypto assets, including any transaction fees for on-chain transfers of the Index Constituents. The Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Trust, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Sub-Administrator, Custodians, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, and report preparation and mailing expenses. The Trust pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Trust. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

General expenses of the Trust will be allocated among the Trust and any future series of the Trust as determined by the Sponsor in its discretion. The Trust may be required to indemnify the Sponsor, and the Trust and/or the Sponsor may be required to indemnify the Trustee, Marketing Agent or Administrator, under certain circumstances. The Trust is obligated to indemnify the Cash Custodian pursuant to its agreement with the Cash Custodian, and [•] pursuant to the Sub-Administration Agreement, the Transfer Agent Servicing Agreement and the Trust Accounting Agreement. Unless such expenses are specifically attributable the Trust or arise out of the Trust’s operations, any such expenses will be allocated by the Sponsor using a pro rata methodology that allocates certain Trust expenses to the Trust and each other series of the Trust in existence at the occurrence of any such expense according to the relative net asset values of the Trust and each other series of the Trust. Expenses paid by Sponsor are not subject to any caps or limits.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Participants, market makers, or other significant secondary-market purchasers which could adversely affect the market price of the Shares.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Trust. The Trust has a limited number of institutions that act as Authorized Participants. To the extent that these institutions exit the business or are unable to proceed with creation and/or redemption orders with respect to the Trust and no other Authorized Participant is able to step forward to create or redeem creation units, Trust Shares may trade at a discount to NAV and possibly face trading halts and/or delisting. In addition, a decision by a market maker, lead market maker, or other large investor to cease activities for the Trust or a decision by a secondary market purchaser to sell a significant number of the Trust’s Shares could adversely affect liquidity, the spread between the bid and ask quotes, and potentially the price of the Shares. The Sponsor can make no guarantees that participation by Authorized Participants or market makers will continue.

There may be situations where an Authorized Participant is unable to proceed with a redemption order. To the extent the value of the Index Constituents decreases, these delays may result in a decrease in the value of the Shares and the corresponding cash distribution the Authorized Participant will receive when the redemption occurs, as well as a reduction in liquidity for all shareholders in the secondary market.

Although Shares surrendered by Authorized Participants in basket-size aggregations are redeemable in exchange for cash, redemptions may be suspended during periods of the Exchange trading suspension or restriction, or during emergencies that make it reasonably impracticable to deliver, dispose of, or evaluate the Index Constituents. If any of these events occurs at a time when an Authorized Participant intends to redeem Shares, and the price of the Index Constituents decreases before such Authorized Participant can request for redemption and the redemption distribution is determined, such Authorized Participant will sustain a loss. This loss pertains to the amount of cash received from the Trust upon the redemption of its Shares, had the redemption taken place when such Authorized Participant originally intended it to occur. Consequently, Authorized Participants may reduce their trading in Shares during suspension or restriction periods, decreasing the number of potential buyers of Shares in the secondary market and, therefore, decreasing the price a Shareholder may receive upon sale.

If a minimum number of Shares is outstanding, market makers may be less willing to purchase Shares in the secondary market which may limit your ability to sell Shares.

There is a minimum number of Baskets and associated Shares specified for the Trust. Although the Trust has never halted redemptions due to the number of Shares outstanding, if the Trust experienced redemptions that caused the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of Shares is again exceeded through the purchase of a new creation Basket, there can be no more redemptions by an Authorized Participant. In such case, market makers may be less willing to purchase Shares from investors in the secondary market, which may in turn limit the ability of Shareholders of the Trust to sell their Shares in the secondary market. These minimum levels for the Trust are [•] Shares representing [•] Baskets. The minimum level of Shares specified for the Trust is subject to change. The current number of Shares outstanding will be posted daily on the Trust’s website.

The postponement, suspension or rejection of purchase or redemption orders could adversely affect a Shareholder redeeming their Shares in the Trust.

The postponement, suspension or rejection of creation or redemption orders may adversely affect an investment in the Shares of the Trust. To the extent orders are suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Participants create and redeem Shares directly with the Trust may fail to closely link the price of the Shares to the value of the Index Constituents. If this is the case, the liquidity of the Shares may decline, and the price of the Shares may fluctuate independently of the Index and may fall.

There are no limitations on the Sponsor’s discretion to postpone, suspend or reject purchase or redemption orders under the Securities Act or SEC listing orders permitting the listing and trading of the Trust’s Shares on the Exchange. In addition, Shareholders of the Trust will not have the protections provided in this regard that are applicable to Trusts regulated under the Investment Company Act of 1940.

Investors may not be able to buy or sell Shares of the Trust through their current brokerages.

Because of volatility and other risks associated with crypto-related investments, brokerage firms may limit or not permit trading in such investments. Because of current or future brokerage policies regarding crypto-linked securities, investors could have difficulty selling Shares through their brokerage and potentially face restrictions when or how they could trade their Shares.

Buying or selling crypto assets.

The Trust may transact with crypto platforms and over-the-counter crypto market makers. The Trust will take on credit risk every time it purchases or sells crypto assets, and its contractual rights with respect to such transactions may be limited. It is possible that, through computer or human error, or through theft or criminal action, the Trust’s assets could be transferred in incorrect amounts or to unauthorized third parties. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Trust’s crypto assets (through error or theft), the Trust will be unable to recover incorrectly transferred assets, and such losses will negatively impact the Trust. In the event the Trust is unable to recover any incorrectly transferred assets, the Trust will not be liable to the Shareholders for any such losses.

If a custodial agreement or an Authorized Participant agreement is terminated or a Custodian or an Authorized Participant becomes insolvent or fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian or Authorized Participant, which could pose a challenge to the safekeeping of the Trust’s assets, the Trust’s ability to create and redeem shares and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the Crypto Custodians to operate. The Crypto Custodians perform essential functions in terms of safekeeping the Trust’s crypto assets in the custodial wallets. If a Crypto Custodian fails to perform the functions it performs for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

Transferring maintenance responsibilities of the Trust’s account at one Crypto Custodian to another custodian will likely be complex and could subject the Trust’s assets to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. Also, if a Crypto Custodian become insolvent, suffer business failure, cease business operations, default on or fail to perform their obligations under their contractual agreements with the Trust, or abruptly discontinue the services they provide to the Trust for any reason, the Trust’s operations including its creation and redemption processes would be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian of the Trust’s crypto assets under the same terms as the current custody agreements or at all. To the extent that the Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s assets. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified custody agreement that is less favorable for the Sponsor or the Trust, the value of the Shares could be adversely affected.

Part of the Trust’s assets are held in cash and cash equivalents with the Cash Custodian and other financial institutions, if applicable. The insolvency of the Cash Custodian and any financial institution in which the Trust holds cash and cash equivalents could result in a substantial loss of the Trust’s cash and cash equivalents.

Similarly, if an Authorized Participant suffers insolvency, business failure or interruption, default, failure to perform, security breach or if an Authorized Participant chooses not to participate in the creation and redemption process of the Trust, and the Trust is unable to engage replacement Authorized Participants on commercially acceptable terms or at all, then the creation and redemption process of the Trust, the arbitrage mechanism used to keep the Shares in line with the NAV and the Trust’s operations generally could be negatively affected.

Lack of fiduciary duty by service providers.

Service providers to the Trust, including Custodians and security vendors, owe no fiduciary duties to the Trust or the shareholders, are not required to act in their best interest and could resign or be removed by Sponsor. The service providers, including custodians and security vendors, that the Trust employs or may employ in the future are not trustees for, and owe no fiduciary duties to, the Trust or the Shareholders. In addition, service providers employed by the Trust have no duty to continue to act as the custodians of the crypto assets held by the Trust. Current or future service providers, including Custodians and security vendors, can terminate their role as Custodian or security vendor for any reason whatsoever upon the notice period provided under the relevant custody agreement. A service provider may also be terminated.

Lack of recourse.

The Crypto Custodians have limited liability, impairing the ability of the Trust to recover losses relating to its crypto assets and any recovery may be limited, even in the event of fraud. In addition, the Crypto Custodians may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to the Crypto Custodians may be limited.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as they case may be. As a result, the recourse of the Trust or the Shareholders to Trustee or the Sponsor may be limited.

[The Index Provider has limited liability relating to the use of the Index, impairing the ability of the Trust to recover losses relating to its use of the Index. The Index Provider does not guarantee the accuracy, completeness, or performance of the Index or the data included therein and shall have no liability in connection with the Index or index calculation, errors, omissions or interruptions of the Index or any data included therein. The Index could be calculated now or in the future in a way that adversely affects an investment in the Trust.]

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs, litigation, and diverted attention of Sponsor’s management.

Third parties may assert that the Sponsor has infringed or otherwise violated their intellectual property rights. Third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor and claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to determine the validity and scope of other parties’ proprietary rights or defend itself against claims that it has infringed or otherwise violated other parties’ rights. Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert resources from the Trust, or require the Sponsor to change its proprietary software and other technology or enter into royalty or licensing agreements.

The Trust may experience substantial losses on transactions if the computer or communications system fails.

The Trust’s trading activities depend on the integrity and performance of the computer and communications systems supporting them. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster, cyber-attack or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s and Trust’s reputations, increased operational expenses and diversion of technical resources.

If the computer and communications systems are not upgraded when necessary, the Trust’s financial condition could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting the Trust’s trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers. As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to effectively continue its trading activities. The Sponsor may have limited financial resources for these upgrades or other technological changes. The Trust’s future success may depend on the Sponsor’s ability to respond to changing technologies on a timely and cost-effective basis.

The Trust depends on the reliable performance of the computer and communications systems of third parties, such as brokers, and may experience substantial losses on transactions if they fail.

The Trust depends on the proper and timely function of complex computer and communications systems maintained and operated by crypto asset market makers, exchanges and Custodians, brokers and other data providers that the Sponsor uses to conduct trading activities. Failure or inadequate performance of any of these systems could adversely affect the Sponsor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses. This could have a material adverse effect on revenues and materially reduce the Trust’s available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for the Sponsor to conduct trading activities so that the Trust will closely track the Index. Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

An investment in the Trust faces numerous risks from its Shares being traded in the secondary market, any of which may lead to the Trust’s Shares trading at a premium or discount to NAV.

Although the Trust’s Shares are listed for trading on the Exchange, there can be no assurance that an active trading market for such Shares will develop or be maintained. Trading in the Trust’s Shares may be halted due to market conditions or for reasons that, in the view of the Exchange, make trading in Shares inadvisable. There can be no assurance that the requirements of the Exchange necessary to maintain the listing of the Trust will continue to be met or will remain unchanged or that the Shares will trade with any volume, or at all. The NAV of the Trust’s Shares will generally fluctuate with changes in the market value of the Trust’s portfolio holdings. The market prices of Shares will generally fluctuate in accordance with changes in the Trust’s NAV and supply and demand of Shares on the Exchange. It cannot be predicted whether the Trust’s Shares will trade below at or above their NAV. Investors who buy the Trust’s Shares at a market price that is a premium to NAV face a risk of loss if the market price of their Shares subsequently converges with NAV per Share. Investors buying or selling Trust Shares in the secondary market will pay brokerage commissions or other charges imposed by brokers as determined by that broker. Brokerage commissions are often a fixed amount and may be a significant proportional cost for investors seeking to buy or sell relatively small amounts of Shares.

The Exchange may halt trading in the Shares which would adversely impact your ability to sell Shares.

Trading in Shares of the Trust may be halted by the Exchange due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in view of the Exchange, make trading in Shares inadvisable. These may include: (1) the extent to which trading is not occurring in the Index Constituents underlying the Shares; or (2) whether other unusual conditions or circumstances detrimental to the maintenance of a fair and orderly market are present. In addition, market conditions that would result in trading halts may also include extraordinary market volatility that trigger rules requiring trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Trust will be terminated if its Shares are delisted.

The lack of active trading markets for the Shares of the Trust may result in losses on your investment in the Trust at the time of disposition of your Shares.

Although the Shares of the Trust will be listed and traded on the Exchange, there can be no guarantee that an active trading market for the Shares of the Trust will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than what you would receive if an active market did exist.

The Trust is newly formed and may not be successful in implementing its investment objective or attracting sufficient assets.

There can be no assurance that the Trust will grow to or maintain a viable size, which the Sponsor estimates to be a NAV of [$20 million]. Due to the Trust’s small asset base, the Trust’s portfolio transaction costs and any costs that are not paid by the Sponsor pursuant to the Management Fee, may be relatively higher than those of a Trust with a larger asset base. To the extent that the Trust does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

As the Sponsor and its management have limited history of operating investment vehicles like the Trust, their experience may be inadequate or unsuitable to manage the Trust. Sponsoring the Trust will be the Sponsor’s first experience in operating an exchange traded product in the United States.

The Sponsor and its management team have a limited track record in operating investment vehicles in the United States. This limited experience poses several potential risks to the effective management and operation of the Trust. Crypto assets, such as the Index Constituents, are known for their high volatility, unique technical, legal and regulatory challenges, and rapidly evolving market dynamics. The Sponsor’s limited experience may not fully equip them to navigate these complexities effectively.

The past performances of the Sponsor’s management in other countries are no indication of their ability to manage an investment vehicle such as the Trust. The unique nature of crypto assets makes past performance an unreliable indicator of future success in this area. The crypto asset market is technology-driven and requires a deep understanding of the underlying blockchain technology and security considerations. The Sponsor’s limited experience may not fully encompass the technical expertise required to mitigate risks such as cyber threats, technological failures, or operational errors related to crypto asset transactions and custody.

Should the Sponsor and its management team’s experience prove inadequate or unsuitable for managing a crypto asset-based investment vehicle in the U.S. like the Trust, it could result in suboptimal decision-making, increased operational risks, and potential legal or regulatory non-compliance. These factors could adversely affect the Trust’s operations, leading to potential losses for investors or a decrease in the Trust’s overall value.

In addition, there are risks related to the Sponsor’s lack of experience in operating an exchange traded product that invests in crypto assets, particularly with respect to marketing the Trust. To the extent that the Trust does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Trust.

An investment in the Trust may be adversely affected by competition from other investment vehicles focused on crypto assets.

The Trust will compete with direct investments in crypto assets and other potential financial vehicles, possibly including securities backed by or linked to cryptocurrency and other investment vehicles that focus on other crypto assets. Market and financial conditions, and other conditions beyond the Trust’s control, such as the timing of reaching the market and the Trust’s fee structure relative to other crypto exchange-trade products, may make it more attractive to invest in other vehicles. The competition from other investment vehicles focused on crypto assets could have a detrimental effect on the scale and sustainability of the Trust.

Existing or future crypto ETFs may have significantly lower management fees, which may impede the growth of the Trust.

Existing and future crypto ETFs may have fees that are significantly lower than the Trust’s. To the extent that the Trust has relatively higher fees than other such Trusts, this could impede growth of the Trust, possibly result in a lower NAV per Share, and otherwise pose a material risk to investors.

Anonymity and illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the crypto assets blockchain, a buyer or seller of crypto assets on a peer-to-peer basis directly on the network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of crypto assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes.

Crypto assets have in the past been used to facilitate illicit activities. If a crypto asset was used to facilitate illicit activities, businesses that facilitate transactions in such crypto assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such crypto asset could be removed from crypto platforms. Any of the aforementioned occurrences could adversely affect the price of the relevant crypto asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust, the Sponsor or the Trustee were to transact with a sanctioned entity, the Trust, the Sponsor or the Trustee would be at risk of potential criminal or civil lawsuits or liability.

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the crypto asset markets. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the crypto asset markets. If such risks eventuate, the Trust, the Sponsor or the Trustee or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

The Trust, the Sponsor and its affiliates have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Participants, market makers, and Crypto Custodians. Each Authorized Participant and market maker must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Trust. As a result, the Sponsor and the Trust have instituted procedures designed to ensure that a situation would not arise where the Trust would engage in transactions with a counterparty whose identity the Sponsor and the Trust did not know.

Furthermore, Authorized Participants, as broker-dealers, and Crypto Custodians, as an entity licensed to conduct virtual currency business activity by the New York Department of Financial Services and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. The Trust will only accept creation and redemption requests from Authorized Participants, LPs, and market makers who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. The Custodians have adopted and implemented anti-money laundering and sanctions compliance programs, which provides additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party.

However, there is no guarantee that such procedures will always prove to be effective or that the Trust’s service providers will always perform their obligations. If the Authorized Participants, LPs, or market makers have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s procedures or diligence prove to be ineffective, violations of such laws could result, which could result in regulatory liability for the Trust, the Sponsor, the Trustee or their affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Trust’s service providers. Any of the foregoing could result in losses to the shareholders or negatively affect the Trust’s ability to operate.

The Trust’s Authorized Participants act in similar or identical capacities for several competing exchange-traded crypto products which may impact the ability or willingness of one or more Authorized Participants to participate in the creation and redemption process, adversely affect the Trust’s operations and ultimately the value of the Shares

Currently, the number of potential Authorized Participants willing and capable of serving as Authorized Participants to the Trust or other competing products is limited. If these Authorized Participants also serve in the same capacity for several competing products, there is a risk that they may prioritize their resources and trading focus towards other products, particularly during periods of market stress or heightened volatility, potentially reducing the liquidity and market efficiency of the Trust’s Shares. Such prioritization could lead to the Shares trading at a greater premium or discount to NAV, especially if the Trust fails to attract enough Authorized Participants willing to maintain a market in the Shares.

Additionally, in the event of a failure or significant disruption in a competing product for which one or more of Trust’s Authorized Participants also carry out similar activities, there is a risk that these entities may reallocate their focus or resources away from the Trust, or in more severe cases, cease their operations with the Trust. Such an occurrence could be due to a variety of reasons, including reputational concerns, financial distress, or strategic business decisions following a failure in a competing product. This withdrawal could adversely impact the liquidity of the Shares, potentially leading to increased volatility, wider bid-ask spreads, and a deviation of the Share price from its NAV.

Furthermore, if creations or redemptions are unavailable due to the inability or unwillingness of one or more of the Trust’s Authorized Participants to submit creation or redemption orders with the Trust (or do so in a limited capacity), the arbitrage mechanism may fail to function as efficiently as it otherwise would or be unavailable. This could result in impaired liquidity for the Shares, wider bid/ask spreads in the secondary trading of the Shares and greater costs to investors and other market participants, all of which could cause the Sponsor to halt or suspend the creation or redemption of Shares during such times, among other consequences. To the extent Authorized Participants exit the business or otherwise become unable to process creation and/or redemption orders and no other Authorized Participants step forward to perform these services, Shares may trade at a material discount to NAV and possibly face delisting.

The Market for Crypto ETFs May Reach Saturation

The market for crypto-based ETFs like the Trust may reach a point where there is little or no additional investor demand. If this happens, there can be no assurance that the Trust will grow to or maintain a viable size. Due to the Trust’s small asset base, certain of the Trust’s expenses and its portfolio transaction costs may be higher than those of a Trust with a larger asset base. To the extent that the Trust does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the crypto assets market.

The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. In addition, the timing of the Trust in reaching the market and the fee structure of the Trust relative to similar products may have a detrimental effect on the scale and sustainability of the Trust. Accordingly, the Sponsor’s competitors may commercialize a product involving crypto assets more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust, which in turn could cause the Sponsor to dissolve and terminate the Trust.

There can be no assurance that the Trust will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Trust and the Sponsor are successful in achieving the intended scale for the Trust may be impacted by a range of factors, such as the Trust’s timing in entering the market and its fee structure relative to those of competitive products.

If the SEC were to approve many or all of the currently pending applications for such exchange-traded crypto products, many or all of such products, including the Trust, could fail to acquire substantial assets, initially or at all. The Trust’s competitors may also charge a substantially lower fee than the Trust’s fee in order to achieve initial market acceptance and scale. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders.

In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of the Index Constituents.

Potential Conflicts of Interest

The Trust and the Sponsor may have conflicts of interest, which may cause them to favor their own interests to your detriment.

The Trust and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain the Trust’s asset size in order to preserve its fee income and this may not always be consistent with the Trust’s objective of having the value of its Shares’ NAV track changes in the Index. The Sponsor’s officers and employees do not devote their time exclusively to the Trust. These persons may be directors, trustees, officers or employees of other entities. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor and its affiliates and their principals, officers or employees may trade crypto assets, securities and futures and related contracts for their own accounts.

In addition, the Sponsor and its affiliates (including the Administrator) and their principals, officers or employees may trade crypto assets, securities and futures and related contracts for their own accounts. A conflict of interest may exist if their trades are in the same markets and occur at the same time as the Trust trades using the clearing broker to be used by the Trust. A potential conflict also may occur if the Sponsor and its affiliates and their principals, officers or employees trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Trust.

The Sponsor has sole current authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests and in conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the Trusts of the Trust. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, changes in the Trust’s basic investment policies, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

Shareholder Voting Rights and Liability

Shareholders have only very limited voting rights and generally will not have the power to replace the Sponsor. Shareholders will not participate in the management of the Trust and do not control the Sponsor so they will not have influence over basic matters that affect the Trust.

Shareholders will have very limited voting rights with respect to the Trust’s affairs. Shareholders may elect a replacement sponsor only if the current Sponsor resigns voluntarily or loses its corporate charter. Shareholders will not be permitted to participate in the management or control of the Trust or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of the Sponsor to manage the Trust’s affairs.

Although the Shares of the Trust are limited liability investments, certain circumstances such as bankruptcy could increase a Shareholder’s liability.

The Shares of the Trust are limited liability investments. Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or that was made in violation of its Trust Agreement.

As a Shareholder, you will not have the rights enjoyed by investors in certain other types of entities.

As interests in separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring Shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Trust). The Trust is also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and Exchange governance rules (for example, audit committee requirements).

A court could potentially conclude that the assets and liabilities of the Trust are not segregated from those of another series of the Trust, thereby potentially exposing assets in the Trust to the liabilities of another series.

The Trust is a series of a Delaware statutory trust and not itself a legal entity separate from the other series. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof is enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted this inter-series limitation on liability or provided any guidance as to what is required for compliance. The Sponsor intends to maintain separate and distinct records for the Trust and account for the Trust separately from any other Trust series, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in the Trust to the liabilities of one or more of the Trusts and/or any other Trust series created in the future.

The Trust does not expect to make cash distributions.

The Sponsor intends to re-invest any income and realized gains of the Trust in Index Constituents rather than distributing cash to Shareholders. Therefore, unlike mutual Trusts, commodity pools or other investment pools that generally distribute income and gains to their investors, the Trust generally will not distribute cash to Shareholders. You should not invest in the Trust if you will need cash distributions from the Trust to pay taxes on your Share of income and gains of the Trust, if any, or for any other reason. Although the Trust does not intend to make cash distributions, it reserves the right to do so in the Sponsor’s sole discretion, in certain situations, including for example, if the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its investments in the Index Constituents and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. Cash distributions may be made in these and similar instances.

Event Risk

The occurrence of a severe weather event, natural disaster, terrorist attack, outbreak or public health emergency as declared by the World Health Organization, the continuation or expansion of war or other hostilities, or a prolonged government shutdown may have significant adverse effects on the Trust and its investments and alter current assumptions and expectations.

The operations of the Trust, the exchanges, brokers and counterparties with which the Trust does business, and the markets in which the Trust does business could be severely disrupted in the event of a severe weather event, natural disaster, major terrorist attack, cyber-attack, data breach, outbreak or public health emergency as declared by the World Health Organization (such as the recent pandemic spread of the novel coronavirus known as COVID-19), or the continuation or expansion of war or other hostilities. Global terrorist attacks, anti-terrorism initiatives, war and other geopolitical events and political unrest, as well as the adverse impact the COVID-19 pandemic will have on the global and U.S. markets and economy, continue to fuel this concern. For example, events in Eastern Europe, the Middle East, and Asia, including but not limited to the war in Ukraine, the armed conflict between Israel and Hamas, or actions by China and North Korea, may cause volatility in crypto asset markets or the COVID-19 pandemic may adversely impact the level of services currently provided by the U.S. government, could weaken the U.S. economy, interfere with the commodities markets that rely upon data published by U.S. federal government agencies, and prevent the Trust from receiving necessary regulatory review or approvals. The types of events discussed above, including the COVID-19 pandemic, are highly disruptive to economies and markets and have recently led, and may continue to lead, to increased market volatility and significant market losses.

More generally, a climate of uncertainty and panic, including the contagion of the COVID-19 virus and other infectious viruses or diseases, may adversely affect global, regional, and local economies and reduce the availability of potential investment opportunities, and increases the difficulty of performing due diligence and modeling market conditions, potentially reducing the accuracy of financial projections. Under these circumstances, the Trust may have difficulty achieving its investment objective which may adversely impact performance. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, the Trust’s Sponsor and third party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Trust’s investments. These factors could cause substantial market volatility, exchange trading suspensions and closures that could impact the ability of the Trust to complete redemptions and otherwise affect Trust performance and Trust trading in the secondary market. A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on the Trust’s performance, resulting in losses to your investment. The past, current and future global economic impact may cause the underlying assumptions and expectations of the Trust to become outdated quickly or inaccurate, resulting in significant losses.

Failures or breaches of electronic systems could disrupt the Trust’s trading activity and materially affect the Trust’s profitability.

Failures or breaches of the electronic systems of the Trust, the Sponsor, the Custodian or other financial institutions in which the Trust invests, or the Trust’s other service providers, market makers, Authorized Participants, the Exchange, Crypto Platforms, or counterparties have the ability to cause disruptions and negatively impact the Trust’s business operations, potentially resulting in financial losses to the Trust and its Shareholders. Such failures or breaches may include intentional cyber-attacks that may result in an unauthorized party gaining access to electronic systems in order to misappropriate the Trust’s assets or sensitive information. While the Trust has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Trust cannot control the cyber security plans and systems of the Custodian or other financial institutions in which the Trust invests, or the Trust’s other service providers, market makers, Authorized Participants, the Exchange, Crypto Platforms on which the Index Constituents are traded, or counterparties.

Tax Risk

Please refer to “U.S. Federal Income Tax Considerations” for information regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

The Trust could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of your Shares.

The Trust expects to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that, among other things, (i) at least 90 percent of the Trust’s annual gross income consists of “qualifying income” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Trust is organized and operated in accordance with its governing agreements and applicable law, and (iii) the Trust does not elect to be taxed as a corporation for U.S. federal income tax purposes. No assurance can be given that the IRS or a court will agree with this expectation. Although the Sponsor anticipates that the Trust will satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. There is very limited authority on the U.S. federal income tax treatment of crypto assets The Trust has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for U.S. federal income tax purposes. If the IRS were to successfully assert that the Trust is taxable as a corporation for U.S. federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to Shareholders, the Trust would be subject to tax on its net income for the year at corporate tax rates. In addition, although the Sponsor does not currently intend to make distributions with respect to Shares, any such distributions would be taxable to Shareholders as dividend income to the extent of the Trust’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of a Shareholder’s basis in the Shares ( thus reducing the Shareholder´s basis), and thereafter, to the extent such distributions exceed the Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Taxation of the Trust as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of your Shares.

Your tax liability from holding Shares may exceed the amount of distributions, if any, on your Shares.

Cash or property will be distributed by the Trust at the sole discretion of the Sponsor, and the Sponsor currently does not intend to make cash or other distributions with respect to Shares. Assuming the Trust qualifies to be taxed as a partnership for U.S. federal income tax purposes, you will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on your allocable share of the Trust’s taxable income, without regard to whether you receive distributions or the amount of any distributions. Therefore, the tax liability resulting from your ownership of Shares may exceed the amount of cash or value of property (if any) distributed.

Your allocable share of income or loss for U.S. federal income tax purposes may differ from your economic income or loss on your Shares.

Due to the application of the assumptions and conventions applied by the Trust in making allocations for U.S. federal income tax purposes and other factors, your allocable share of the Trust’s income, gain, deduction, loss or credit may be different than your economic profit or loss from your Shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in your being taxed on amounts in excess of your economic income.

Items of income, gain, deduction, loss and credit with respect to Shares could be reallocated and the Trust itself could be liable for U.S. federal income tax along with any interest or penalties if the IRS does not accept the assumptions and conventions applied by the Trust in allocating those items, with potential adverse consequences for you.

The Trust intends to be treated as a partnership for U.S. federal income tax purposes. The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to publicly traded partnerships such as the Trust, is in many respects uncertain. The Trust will apply certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects Shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Code, and applicable Treasury Regulations, however, and it is possible that the IRS will successfully challenge our allocation methods and require us to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects you.

The Trust may be liable for U.S. federal income tax on any “imputed underpayment” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for any corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If the Trust is required to pay any U.S. federal income tax on any imputed underpayment, the resulting tax liability would reduce the net assets of the Trust and would likely have an adverse impact on the value of the Shares. In such a case, the tax liability would in effect be borne by Shareholders that own Shares at the time of such assessment, which may be different persons, or persons with different ownership percentages, than persons owning Shares for the tax year under audit. Under certain circumstances, the Trust may be eligible to make an election to cause Shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. The ability of a publicly traded partnership such as the Trust to make this election is uncertain. If the election is made, the Trust would be required to provide Shareholders who owned beneficial interests in the Shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. For an additional discussion please see “U.S. Federal Income Tax Considerations — Other Tax Matters.”

If the Trust is required to withhold tax with respect to any Non-U.S. Shareholders, all Shareholders may bear the cost of such withholding.

Under certain circumstances, the Trust may be required to pay withholding tax with respect to allocations to Non-U.S. Shareholders. Although the Trust Agreement provides that any such withholding will be treated as being distributed to the Non-U.S. Shareholder, the Trust may not be able to cause the economic cost of such withholding to be borne by the Non-U.S. Shareholder on whose behalf such amounts were withheld since the Trust does not intend to make any distributions. Under such circumstances, all Shareholders may bear the economic cost of the withholding, not just the Shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of your Shares.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1, which the Trust will distribute to Shareholders, will contain information regarding the income items and expense items of the Trust. If you have not received Schedule K-1s from other investments, you may find that preparing your income tax returns may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your returns.

Shareholders of the Trust may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Trust, the Trust may realize and pass through to Shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains. Ordinary income and short-term capital gains are generally taxed at higher U.S. federal income tax rates than the preferential U.S. federal income rates applicable to long-term capital gains.

Tax legislation that has been or could be enacted may affect you with respect to your investment in the Trust.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect the Trust and its Shareholders. Please consult a tax advisor regarding the implications of an investment in Shares of the Trust, including without limitation the federal, state, local and foreign tax consequences.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Creation Baskets will consist of cash deposits. Such cash deposits are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of the Index Constituents, (ii) delivered to Authorized Participants in connection with a redemption of Baskets or (iii) transferred to pay the Sponsor’s Fee and Trust expenses or liabilities not assumed by the Sponsor.

OVERVIEW OF THE INDEX CONSTITUENTS’ INDUSTRY

The Index Constituents as of the date of this prospectus are bitcoin and ether. Bitcoin operates on the Bitcoin Network and Ether functions on the Ethereum Network. Both Index Constituents Networks are decentralized peer-to-peer computer networks and rely on public key cryptography for security, and their values are influenced by market supply and demand.

Bitcoin Industry

This section of the prospectus provides a more detailed description of bitcoin. In this section, Bitcoin with an upper case “B” is used to describe the system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. When referring to the digital asset within the bitcoin network, bitcoin is written with a lower case “b” (except, of course, at the beginning of sentences or paragraph sections).

Bitcoin is a crypto asset that serves as the unit of account on an open-source, decentralized, peer-to-peer computer network. It may be used to pay for goods and services, stored for future use, or converted to government-backed currency. As of the date of this prospectus, the adoption of bitcoin for these purposes has been limited. The value of bitcoin is not backed by any government, corporation, or other identified body.

The value of bitcoin depends on its supply (which is limited), and demand for bitcoin in the markets for exchange that have been organized to facilitate the trading of bitcoin. By design, the supply of bitcoin is intentionally limited to 21 million bitcoins. As of the date of this prospectus, there are approximately 19 million bitcoins in circulation.

Bitcoin is maintained on the decentralized, open source, peer-to-peer computer network, the Bitcoin Network. No single entity owns or operates the Bitcoin Network. The Bitcoin Network is accessed through software and governs bitcoin’s creation and movement. The source code for the Bitcoin Network, often referred to as the Bitcoin Protocol, is open-source, and anyone can contribute to its development.

The infrastructure of the Bitcoin Network is collectively maintained by various participants in the Bitcoin Network, which include miners, developers, and users. Miners validate transactions and provide security to the network and are currently compensated for that service in bitcoin. Developers maintain and contribute updates to the Bitcoin Network’s source code, often referred to as the Bitcoin Protocol. Users access the Bitcoin Network using open-source software. Anyone can be a user, developer, or miner.

Bitcoin is “stored” on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a distributed database that is continuously updated and reconciled among certain users and is protected by cryptography. The bitcoin blockchain contains a complete record and history for each bitcoin transaction.

New bitcoins are created through a process called “mining.” Miners use specialized computer software and hardware to solve a highly complex mathematical problem presented by the Bitcoin Protocol. The first miner to successfully solve the problem is permitted to add a block of transactions to the bitcoin blockchain. The new block is then confirmed through acceptance by a majority of users who maintain versions of the blockchain on their individual computers. Miners that successfully add a block to the bitcoin blockchain are automatically rewarded with a fixed amount of bitcoin for their effort plus any transaction fees paid by transferors whose transactions are recorded in the block. This reward system is how new bitcoin enter circulation and is the mechanism by which versions of the blockchain held by users on a decentralized network are kept in consensus.

The Bitcoin Protocol is an open-source project with no official company or group in control, and anyone can review the underlying code. There are, however, a number of individual developers that regularly contribute to a specific distribution of bitcoin software known as the “bitcoin core” (“Bitcoin Core”). Developers of the Bitcoin Core loosely oversee the development of the source code. There are many other compatible versions of the bitcoin software, but Bitcoin Core is the most widely adopted and currently provides the de facto standard for the Bitcoin Protocol. The core developers are able to access, and can alter, the Bitcoin Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin Network’s source code.

However, because bitcoin has no central authority, the release of updates to the Bitcoin Network’s source code by the core developers does not guarantee that the updates will be automatically adopted by the other purchasers. Users and miners must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those bitcoin users and miners who choose to download it. As a practical matter, a modification to the source code becomes part of the Bitcoin Network only if it is accepted by purchasers that collectively have a majority of the processing power on the Bitcoin Network. If a modification is accepted by only a percentage of users and miners, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.”

Ethereum Industry

This section of the prospectus provides a more detailed description of Ethereum. Here, Ethereum with an uppercase “E” denotes the entire system responsible for maintaining the ledger of ether ownership and enabling the transfer of ether among parties. When referring to the digital asset within the Ethereum network, ether is written with a lowercase “e” (except at the beginning of sentences or paragraph sections).

Ethereum is a decentralized platform that enables developers to build and deploy smart contracts and DApps on a global scale. Ether, the native cryptocurrency of the Ethereum network, serves as a unit of account, allowing for peer-to-peer transactions and incentivizing network participants.

The initial creation of ether involved the issuance of 72.0 million tokens. Of these, 60.0 million ether (83.33% of the supply) were sold to the public in a crowd sale in 2014, raising approximately $18 million. Another 6.0 million ether (8.33% of the supply) went to the Ethereum Foundation for operational costs, while 3.0 million ether each (4.17% of the supply) were distributed to developers who contributed to the network and members of the Ethereum Foundation for purchasing at the initial crowd sale price.

Ether is created through mining, initially under a proof-of-work consensus mechanism. Miners validate transactions and secure the network by solving complex mathematical problems to add new blocks to the blockchain, receiving ether as a reward. With the transition to proof-of-stake in September 2022, validators now secure the network by staking ether and are rewarded with new ether issuance in proportion to their stake. This shift aims to enhance energy efficiency and scalability compared to proof-of-work.

The issuance of new ether tokens is approximately 1,700 per day following the transition to proof-of-stake, although this issuance rate can vary based on the number of validators on the network. Additionally, the introduction of EIP-1559 introduced a burn mechanism where ether used to pay transaction fees is removed from circulation, potentially offsetting new issuance and making ether supply deflationary over certain periods.

The Ethereum Protocol operates on a decentralized, open-source blockchain platform known as the Ethereum Network. No single entity controls or governs the network, allowing for permissionless innovation and development. Users interact with the Ethereum Network through open-source software, contributing to its decentralized governance and growth.

The Ethereum Foundation and core developers oversee updates and modifications to the Ethereum Network’s source code. Proposed changes must be accepted by a consensus of network participants, including validators, developers, and users. Modifications become effective once adopted by most validators and users, ensuring network integrity and compatibility.

In summary, Ethereum represents a decentralized platform for executing smart contracts and DApps, supported by ether as its native cryptocurrency. The Ethereum Network operates through a community-driven governance model, facilitating innovation and development in decentralized applications and blockchain technology.

BUSINESS OF THE TRUST

The activities of the Trust are limited to (1) issuing Baskets in exchange for the cash deposited with the Cash Custodian as consideration, (2) selling or delivering crypto assets as necessary to cover the Sponsor’s Fee, Trust expenses not assumed by the Sponsor and other liabilities and (3) buying and selling crypto assets through the trading counterparties, as applicable, in exchange for Baskets in connection with creation and redemption.

The Trust is not actively managed. It does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of the Index Constituents.

Trust Objective

The Trust’s investment objective is to align the daily changes in the NAV of its Shares with the daily price changes of the Index, minus operational expenses and liabilities, by investing in Index Constituents in the same proportions of the Index. The Shares provide investment exposure to the crypto market through public securities, rather than through direct acquisition, holding, and trading of spot crypto assets, whether peer-to-peer or via a Crypto Platform. The Shares are intended to reduce the complexities and operational burdens of direct crypto asset investments, while maintaining an intrinsic value that reflects the Trust’s assets, less the Trust’s expenses and liabilities. Accordingly, the Shares offer investors an alternative method for gaining exposure to the crypto asset markets through the public securities market.

The Trust’s Investment Strategies

The Trust will gain exposure to crypto assets by investing in the Index Constituents. It will maintain cash balances only as necessary to cover currently due Trust-payable expenses. Absent any Share redemption orders or due expenses, the Trust’s portfolio will consist solely of the Index Constituents. The Trust will not invest in any crypto assets outside the Index Constituents, nor will it invest in crypto securities, tokenized assets, or stablecoins. The ratio of investment in the Index Constituents, representing the proportion of quantities of bitcoin and ether per Share, changes quarterly as described below in The Trust’s Benchmark. As of [•], the crypto asset constituents of the Index Constituents and their weightings were as follows:

Constituents	Weight
Bitcoin (BTC)	[•]	%
Ether (ETH)	[•]	%

The Sponsor will employ a passive investment strategy intended to track the Index, regardless of its direction, meaning that the Sponsor will not attempt to outperform the Index. This strategy aims to allow investors to buy and sell Shares to hedge against losses in Index-related transactions or to gain price exposure to the Index. Consistent with its investment objective, the Trust will not use its investments to enhance leverage or seek performance multiples or inverse multiples of the Index.

Neither the Trust, the Sponsor, any Crypto Custodian, nor any affiliated party will engage in activities where the Trust’s ether becomes subject to Ethereum Network proof-of-stake validation or is used to earn additional ether or generate income. Any incidental rights to acquire other crypto assets, arising from ownership of the Index Constituents, will be permanently and irrevocably abandoned by the Sponsor. If any crypto asset other than bitcoin and ether becomes eligible for inclusion in the Index, the Sponsor will transition to a sample replication strategy, with only bitcoin and ether in the same proportions determined by the Index. In the event the Trust seeks to change this and return to a full replication strategy, a rule filing under Rule 19b-4 of the Exchange Act would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Trust to hold the new Index Constituents.

The Trust’s Benchmark

The Trust will use the Index as a reference to track and measure its performance compared to the price performance of the markets for the Index Constituents and for valuation purposes when calculating the Trust’s NAV.

The Index is designed to measure the performance of a portion of the overall crypto asset market. The Index does not track the overall performance of all crypto assets generally, nor the performance of any specific crypto assets. The Index is owned and administered by Nasdaq, Inc. (“Index Provider”) and is calculated by CF Benchmarks Limited (“Calculation Agent”), which is experienced in calculating and administering crypto assets indices. The Calculation Agent publishes daily the Index Constituents, the Index Constituents’ weightings, the intraday value of the Index (under the ticker NCIUS), and the daily settlement value of the Index (under the ticker NCIUSS), which is effectively the Index’s closing value.

The Index is derived from a rules-based methodology (“Index Rules”), which is overseen by the Nasdaq Cryptocurrency Index Oversight Committee (“NCIOC”). The NCIOC governs the Index and is responsible for its implementation, administration, and general oversight, including assessing crypto assets for eligibility, adjustments to account for regulatory changes and periodic methodology reviews. The NCIOC shall approve any material changes to the methodology and review the Index methodology at least on an annual basis. The Index Rules may only be changed by the Index Provider with the approval of the NCIOC. Neither the Trust, nor the Sponsor have control over the Index Rules or the Index administration. Changes to Index Rules may result in adverse effects to the Trust and/or in the ability of the Sponsor to implement the Trust’s investment strategy.

Crypto assets are eligible for inclusion in the Index if they satisfy the criteria set forth under the Nasdaq Crypto US Index methodology, which includes being currently listed on a U.S.-regulated digital asset trading platform or serving as the underlying asset for a derivative instrument listed on a U.S.-regulated derivatives platform. The Index adjusts its constituents and weightings on a quarterly basis to reflect changes in the crypto asset markets.

The Index will be reconstituted and rebalanced quarterly, on the first Business Day in March, June, September, and December (“Reconstitution Date”).

Index Constituents Criteria

Pursuant to the Index Rules, to be eligible for inclusion in the Index, crypto assets must meet the following criteria on a quarterly basis: (1) Have active tradable markets listed on at least two “Core Crypto Platforms” (as defined below) for the entire period since the previous Index reconstitution; (2) Be supported by at least one Core Custodian (as defined below) for the entire period since the previous Index reconstitution; (3) To be considered for entry to the Index at any Index reconstitution, an asset must have a median daily trading volume in the USD pair conducted across all Core Crypto Platforms that is no less than 0.5% of the cryptocurrency asset that has the highest median daily trading volume; (4) Be currently listed on a U.S.-regulated digital asset trading platform or serve as the underlying asset for a derivative instrument listed on a U.S.- regulated derivatives platform; (5) Have free-floating pricing (i.e., not be pegged to the value of any asset). If a crypto asset meets requirements (1) through (5), it will be considered eligible for Index inclusion.

Notwithstanding inclusion in the eligible list, the NCIOC reserves the right to further exclude any additional assets based on one or more factors, including but not limited to its risk of being deemed a security by United States securities laws along with its review of general reputational, fraud, manipulation, or security concerns connected to the asset. Assets that, in the sole discretion of the Nasdaq Crypto Index Oversight Committee, do not offer utility, do not facilitate novel use cases, or that do not exhibit technical, structural or cryptoeconomic innovation (e.g., assets inspired by memes or internet jokes) may also be excluded. The Index will assess any crypto assets resulting from a hard fork or an airdrop under the same criteria as established digital assets and will only include a new digital asset if it meets the eligibility criteria set forth above. Moreover, notwithstanding the above, the Sponsor will not invest the Trust’s assets in any other crypto assets (i.e., other than bitcoin and ether), even if such other crypto assets are included in the Index pursuant to the Index Rules and the eligibility criteria above. The Index Constituents will be weighted according to their relative free float market capitalizations. The free float market capitalization of an Index Constituent on any given day is defined as the product of a settlement price of one of the Index Constituents (“Index Constituent Settlement Price”) and its circulating supply as set in the most recent reconstitution. Weights are calculated by dividing the free float market capitalization of a digital asset by the total free float market capitalization of all Index Constituents at the time of rebalancing.

Core Crypto Platforms

As set forth in the Index methodology, a “Core Crypto Platform” is a crypto asset platform that, in the opinion of the NCIOC, exhibits at a minimum the following characteristics: (1) Have strong forking controls; (2) Have effective anti-money laundering controls; (3) Have a reliable and transparent application programming interface (API) that provides real-time and historical trading data; (4) Charge fees for trading and structure trading incentives that do not interfere with the forces of supply and demand; (5) Be licensed by a public independent governing body; (6) Include surveillance for manipulative trading practices and erroneous transactions; (7) Evidence a robust IT infrastructure; (8) Demonstrate active capacity management; (9) Evidence cooperation with regulators and law enforcement; and (10) Have a minimum market representation for trading volume.

If a crypto platform meets these standards, the NCIOC will conduct further diligence to assess an exchange’s eligibility for designation as a Core Crypto Platform. In the process of conducting diligence of the exchanges, the NCIOC will consider additional criteria, including, but not limited to, the exchange’s rules for admitting crypto assets, its organizational and ownership structure, security history, and reputation. The Index Provider will review new Core Crypto Platform candidates throughout the year and announce any new additions when approved. The list of existing Core Crypto Platform will be recertified by the NCIOC at minimum on an annual basis. Changes to the list of Core Crypto Platforms may be made by approval of the NCIOC and announced accordingly in the case of exceptional events or in order to maintain the integrity of the Index. The NCIOC shall apply contingency measures in the event of the absence of or insufficient inputs for designation of Core Crypto Platforms.

The list of existing Core Crypto Platforms will be recertified by the NCIOC at a minimum on an annual basis. The Core Crypto Platforms as of [•], 2024 are BitStamp, Coinbase, Gemini, itBit, and Kraken.

Core Exchange	Description	Location	Licenses
Bitstamp USA, Inc.	Bitstamp is a European crypto exchange founded in 2011, with presence in the USA since 2019 licensed under NY DFS Bitlicense.	New York, NY	NYDFS Bitlicense, FinCen MSB
Coinbase, Inc.	Coinbase is a publicly traded company, listed on Nasdaq, founded in 2012, and licensed under NYDFS bitlicense since 2017	San Francisco, CA	NYDFS Bitlicense, FinCen MSB
Gemini	New York trust company regulated by the New York State Department of Financial Services (NYSDFS) since 2015	New York, NY	NFDS Bitlicense, FinCen MSB
itBit (f/k/a Paxos)

ItBit is the exchange product name of the Paxos Trust Company, a New York-based financial institution and technology company specializing in blockchain, regulated by the New York State Department of Financial Services (NYSDFS) since 2015

		New York, NY	NFDS Bitlicense, FinCen MSB
Kraken	Kraken is the product name of the Payward Inc, a United States — based cryptocurrency exchange, founded in 2011	San Francisco, CA	FinCen MSB

The table below lists the Core Crypto Platforms that contribute transaction data to the Index. It includes the aggregate volumes traded on their respective bitcoin and ether — US Dollar markets over the preceding four calendar quarters.

Aggregate Trading Volume of [bitcoin/ether] Markets of the Core Crypto Platforms (US$)
Period	itBit	Bitstamp	Coinbase	Gemini	Kraken
2024 Q1	[•]	[•]	[•]	[•]	[•]
2024 Q2	[•]	[•]	[•]	[•]	[•]
2024 Q3	[•]	[•]	[•]	[•]	[•]
2024 Q4	[•]	[•]	[•]	[•]	[•]

____________

Source: CF Benchmarks

The 12 highest volume bitcoin and ether — USD markets operated by Core Crypto Platforms registered aggregate trading volumes as shown by the table below in the previous four calendar quarters. Platforms include the 5 Core Exchanges and [LMAX Digital, Binance US, Bitfinex, Gate.io, Crypto.com, CEX.io and EXMO].

Aggregate Trading Volume of Top 12* Highest Volume [bitcoin/ether] Crypto Platforms
Period	2024 Q1	2024 Q2	2024 Q3	2024 Q4
Volume ($)	[•]	[•]	[•]	[•]

The market share for BTC-USD trading of the Core Crypto Platforms over the past four calendar quarters is shown in the table below:

Crypto Platforms Market Share of [bitcoin/ether] Trading
Period	itBit	Bitstamp	Coinbase	Gemini	Kraken	Others
2024 Q1	[•]	[•]	[•]	[•]	[•]	[•]
2024 Q2	[•]	[•]	[•]	[•]	[•]	[•]
2024 Q3	[•]	[•]	[•]	[•]	[•]	[•]
2024 Q4	[•]	[•]	[•]	[•]	[•]	[•]

Core Custodians

The Index methodology defines a “Core Custodian” to be a crypto assets custodian that, in the opinion of the NCIOC, exhibits the following characteristics: (1) provide custody accounts whose holders are the legal beneficiaries of the assets held in the account. In case of bankruptcy or insolvency of a Custodian, creditors or the estate should have no rights to the client’s assets. (2) Offer segregated individual accounts and store crypto assets in segregated individual accounts and not in omnibus accounts. Custodians must not allow securities lending against digital assets; (3) generate account-segregated private keys for digital assets using high entropy random number generation methods and employ advanced security practices; (4) utilize technology for storing private keys in offline digital vaults and apply secure processes, such as private key segmentation, multi-signature authorization, and geographic distribution of stored assets, to limit access to private keys (the Crypto Custodian will use security technology for storing private keys aiming to avoid theft or misappropriation of assets due to online attacks, collusion of agents managing the storage services, or any other threat); (5) offers redemption processes for timely and secure transfer of digital assets and allows account holders to set withdrawal authorization restrictions such as whitelisting and multi-user account controls; (6) must support the Index’s forking policy and allow the split of assets to be reflected in the Index asset holdings; (7) have a comprehensive risk management policy and formalized framework for managing operational and custody risks, including a disaster recovery program that ensures continuity of operations in the event of a system failure (the Crypto Custodian must have a business continuity plan to help ensure continued customer access to the assets); (8) is licensed as a Custodian by a reputable and independent governing body (e.g., the SEC, the NYDFS, or other state, national or international regulators), as can be ascertained by certain public data sources; (9) provides third-party audit reports at least annually on operational and security processes. This audit may be completed either by having a full SOC2 certification issued or the third-party auditor providing an attest report based off the full SOC2 methodology; and (10) have an insurance policy that covers, at least partially, third-party theft of private keys, insider theft from internal employees, and loss of keys. A Core Custodian might lose eligibility if it does not comply with the above requirements or with any other NCIOC requirements.

The NCIOC will review new Core Custodian candidates throughout the year and announce any new additions when approved. The list of existing Core Custodians will be recertified by the NCIOC at a minimum on an annual basis. Changes to the list of Core Custodians may be made by the approval of the NCIOC and announced accordingly in the case of exceptional events or in order to maintain the integrity of the Index. The Core Custodians as of [•], 2024 are [BitGo, Coinbase, Fidelity and Gemini]. The Trust’s crypto assets must at all times be drawn only from the Core Custodians.

Pricing Methodology

The Index Constituent Settlement Price is calculated once every trading day by applying a publicly available rules-based pricing methodology (the “Pricing Methodology”) to a diverse collection of pricing sources to provide an institutional-grade reference price for each constituent. The Pricing Methodology is designed to account for variances in price across a wide range of sources, each of which has been vetted according to criteria identified in the methodology. Specifically, the Index Constituent Settlement Price is the Time Weighted Average Price (“TWAP”) calculated across the volume weighted average prices (“VWAPs”) for each minute in the settlement price window, which is between 3:50:00 and 4:00:00 p.m. New York time, on all Core Crypto Platforms. Where there are no transactions observed in any given minute of the settlement price window, that minute is excluded from the calculation of the TWAP.

Where it is not possible to calculate the settlement price for any individual constituent asset in accordance with the methodology for any reason, including in the event of the absence of or insufficient inputs from Core Exchanges, the settlement price for the impacted constituent asset for that day shall be the last published settlement price for that asset.

As detailed below, the Pricing Methodology also utilizes penalty factors to mitigate the impact of anomalous trading activity such as manipulation, illiquidity, large block trading, or operational issues that could compromise price representation. Three types of penalties are applied when three or more contributing Core Crypto Platforms contribute pricing for a constituent asset: abnormal price penalties, abnormal volatility penalties, and abnormal volume penalties. These penalties are defined as adjustment factors to the weight of information from each platform that contributes pricing information based on the deviation of a platform’s price, volatility, or volume from the median across all exchanges.

According to the Index methodology, any deviations from the Index methodology are made in the sole judgment and discretion of the Index Provider so that the Index continues to achieve its objective. The Index Provider will provide transparency over the decisions affecting the compilation of the reference rate and any related determination process, including contingency measures in the event of absence of or insufficient inputs, market stress or disruption, failure of critical infrastructure, or other relevant factors. Any contingency measures that are not directly addressed in the Index methodology shall be subject to NCIOC governance processes.

The Sponsor, in its sole discretion, may cause the Trust to track an Index other than the Index at any time, with prior notice to investors. The Sponsor may change the Trust’s Index if investment conditions change, or the Sponsor believes that another Index or standard better aligns with the Trust’s investment objective and strategy. The Sponsor, however, is under no obligation whatsoever such a change in any circumstance.

Shareholders will be duly notified of any material changes to the Index, including changes in the methodology or its complete replacement. Replacement or material modification of the Index would prompt the issuance of a press release describing the change and date of its implementation. The Sponsor will provide at least 60 days’ notice to the Trust’s Shareholders before making any changes to the Trust’s Index and will file a press release describing the changes and the date of implementation. Shareholder approval is not mandatory, and Shareholders will not receive notification in the event of changes resulting from the NCIOC’s annual review of the Index or in the case of any non-material alterations to the Index.

The Index is calculated and published once a day on business days by CF Benchmarks Limited or other designated calculation agent.

Index Calculation — Penalty Factors

The weight of each Core Crypto Platform is given by its median traded volume over the previous 30 trading days, adjusted by three different penalty factors designed to minimize the weight of Core Crypto Platforms that exhibit signs that can indicate manipulation, illiquidity, large block trading, or operational issues which compromise price representation, as described below:

Step 1: Calculate Core Crypto Platforms volume

First, calculate Core Crypto Platforms regular volume, RVk, by examining the previous 30 (T-(1-30)) trading days volume to determine median traded volume (a volume measure that reflects regular exchange trading activity is akin to information utility of historical volatility calculations). The 30-day variable represents a month per a 360 day-count year.

Step 2: Calculate abnormal price penalty factor for exchange weighting

In the absence of a global marketplace “best bid/best offer”, a penalty factor (abnormal price adjustment) is calculated to delineate anomalous trading activity. This adjustment is based purely on price. When examining Core Crypto Platforms, those with prices within one standard deviation variance from the median crypto asset price are not penalized (penalty factor equals one). For Core Crypto Platforms with prices outside one standard deviation from the median (across all the Core Crypto Platforms), a penalty factor is calculated proportional to its absolute distance to the median point.

For example, if one exchange’s price is 2.5 standard deviations from the median (across all the Core Crypto Platforms), the penalty factor will be a 1/2.5 multiplier. The abnormal price adjustment factor is defined as:

where Ck,price is the adjustment for abnormal price of the k-th exchange, Pricek is its price, and Medprice and σprice are the median and standard deviation of the prices across all the exchanges.

Step 3: Calculate abnormal volatility penalty factor for exchange weighting

A penalty factor for volatile price series resulting from market effects of wide bid-ask spreads, or the opposite effect, nil market volatility is calculated to delineate anomalous trading activity. This adjustment is based purely on price volatility. When examining the Core Crypto Platforms, those with volatility within one standard deviation away from the median volatility (across all the Core Crypto Platforms) are not penalized (penalty factor equals one). For exchanges with price volatility outside one standard deviation from the median (across all the Core Crypto Platforms), a penalty factor is calculated proportional to its absolute distance to the median point.

For example, if one exchange is 2.5 standard deviations from the volatility median (across all the Core Crypto Platforms), the penalty factor will be a 1/2.5 multiplier. The abnormal price adjustment factor is defined as:

where Ck,volatility is the adjustment for abnormal volatility of the k-th exchange, Volatilityk is its realized volatility (calculated as the square roots of the sum of squared log-returns calculated for each minute in the pricing window), and Medvolatility and σpricevolatility are the median and standard deviation of the realized volatility across all the Core Crypto Platforms.

Step 4: Calculate abnormal volume penalty factor for exchange weighting

A penalty factor for abnormal volume series resulting from market effects of large traded positions, or the opposite effect, low volumes as a result of exchange technical problems, is calculated to delineate anomalous trading activity. This adjustment is based on normalized volume, defined as the trade volume during the pricing window divided by the regular volume (from Step 1). When examining Core Crypto Platforms, those with normalized volume within one standard deviation from the median normalized volume (across all the Core Crypto Platforms) are not penalized (penalty factor equals one). For exchanges with normalized volumes outside one standard deviation, a penalty factor is calculated proportionate to its absolute distance to the median point.

For example, if one exchange is 2.5 standard deviations from the median normalized volume (across all the Core Crypto Platforms), the penalty factor will be a 1/2.5 multiplier. The abnormal volume adjustment factor is defined as:

where VolumeNormk is the traded volume on the k-th exchange during the pricing window divided by its regular volume RVk, and MedVolumeNorm and σVolumeNorm are the median and standard deviation of this metric across all the Core Crypto Platforms.

Step 5: Calculate final exchange weightings

Given the regular volumes and the penalty factor adjustments of all the Core Crypto Platforms, the final exchange weightings are calculated as follow:

Note that the denominator is the sum of the numerator across the Core Crypto Platforms. This guarantees exchange weights will sum up to exactly one (1.00). Further, each individual adjustment factor is mathematically proven to achieve a minimum of , where K is the variable number of Core Crypto Platforms. For example, if there are four Core Crypto Platforms and one exchange substantively diverges from the field in the three penalty factor metrics, its final weight will arrive at of its respective base weight. This example shows perspective on the penalty factor adjustments, in that if a large player moves prices, the player would also increase traded volume and volatility, thus reducing the exchange to a fraction of its base weight.

Step 6: Calculate NCIUSS

The final step in calculation of NCIUS constituent prices is to convert the weighted digital asset prices (Wj . Pj) into the real-time Index constituent price by summing for the K contributing Core Exchanges:

Custody of Crypto Assets

The Trust’s investment strategy consists in direct investments in crypto assets, commonly referred to as “spot” investments. The Trust’s position in the Index Constituents is held by the Crypto Custodians on behalf of the Trust.

The Index Constituents exist and are stored on the blockchain, which serves as the decentralized transaction ledger for the Index Constituents Networks. All transactions are recorded on the blockchain, ensuring the verification of each asset’s location in specific digital wallets (“Crypto Accounts”).

The responsibility for safekeeping all the crypto assets owned by the Trust in a multi-layer, multi-party cold storage or similarly secure technology, and maintaining the Crypto Accounts, lies with the Crypto Custodians. The digital wallets can be accessed using their respective private keys, which are held by the Crypto Custodians in cold storage at various vaulting locations. The locations of these vaulting premises are kept confidential to enhance security. The Crypto Custodians are authorized to accept crypto assets on behalf of the Trust from pre-approved trading counterparties accounts, transferring them to the Crypto Accounts, and then depositing them into digital wallets with existing keys in cold storage. When the Trust needs to withdraw crypto assets for sale, the Crypto Custodians will ensure that the private keys associated with those assets sign the withdrawal transaction, following a reverse procedure similar to the deposit process.

“Cold storage” refers to a safeguarding method where private keys associated with crypto assets are kept offline, away from internet-connected devices. This could involve storing the private keys on a non-networked computer or electronic device. To send assets from a digital wallet with private keys in cold storage, the private keys must be retrieved and entered into the Index Constituent software program for transaction signing, or the unsigned transaction is sent to a “cold” server where the private keys are held for signature. Private keys are generated in offline computers so that they are more resistant to being hacked, thus the keys used to carry out transactions are generated and stored by the Crypto Custodian in security devices not connected to the internet. The Crypto Custodians may receive deposits of crypto assets but may not send it without use of the corresponding private keys.

In order to send a crypto asset when the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into a software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. This procedure mitigates the risks of cyber-attacks by hackers, as it adds several layers of manual checks and confirmations and makes it unlikely for private keys to be stolen through internet attacks. For any transaction involving the transfer of crypto assets, multiple distinct private keys must sign the transaction, residing in geographically dispersed vault locations known as “signing vaults.” This multi-layered approach ensures that even if one signing vault is compromised, the crypto assets can be accessed with minimal disruption. By contrast, in hot storage, the private keys are held online, making them more accessible but potentially more vulnerable to hacking.

The Sponsor has not provided any instructions to the Crypto Custodian regarding forks and airdrops, and any decisions or actions related to airdrops or forks involving the Trust’s assets will align with the guidelines set forth by the Crypto Custodian. This means that any decisions or actions related to airdrops or forks involving the Trust’s assets will align with the guidelines set forth by the Crypto Custodian, by which the Crypto Custodian may not support forks and airdrops and assumes no liability in respect of an unsupported branch of a forked protocol or its determination whether or not to support a forked protocol. The Trust is committed to maintaining transparency and ensuring that its approach aligns with industry best practices in managing these events. However, unforeseen circumstances may arise, and there is no guarantee that it will be possible to support the protocol under all possible scenarios. In the occurrence of a fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event and the assets to be held by the Trust will be the Index Constituents.

The Sponsor will periodically check the existence of the crypto assets held by the Trust by analyzing the blockchain.

The Crypto Custodians

The “Crypto Custodians” for the Trust’s crypto holdings are [•]. The Sponsor has entered into a custodial services agreement with the Crypto Custodians. The Sponsor may, in its sole discretion, add or terminate the agreement with the Crypto Custodians at any time.

In designating a custodian as a Crypto Custodian for the Trust, the Sponsor considers whether the custodian provides protection against theft and loss and ensures that the transactions and trades are secure. The Crypto Custodians must also qualify as Core Custodians by the NCIOC and, thus, satisfy, at least, the requirements set forth by the NCIOC in the NCIUSS methodology, as described above.

A custodian may lose its eligibility as a Crypto Custodian if it fails to comply with the above requirements, but the Sponsor has no obligation whatsoever to change the Crypto Custodian for the Trust’s holdings.

The Crypto Custodian may also employ advanced blockchain monitoring tools and services to ensure the security and compliance of incoming transactions, including:

•        Transaction Validation: When a transaction is initiated, these monitoring tools immediately validate it against predefined criteria, including sender addresses, transaction amounts, and transaction details, to ensure they comply with the custodian’s policies and regulatory requirements.

•        Real-time Alerts: These monitoring tools offer real-time alerting capabilities, using advanced algorithms to identify suspicious or potentially fraudulent transactions. They detect patterns that may indicate money laundering, fraud, or other illicit activities.

•        AML/KYC Compliance: To comply with Anti-Money Laundering (AML) and Know Your Customer (KYC) regulations, custodians integrate these solutions to verify sender and receiver identities, ensuring transactions are conducted by legitimate parties and meeting regulatory requirements.

Crypto Custody Agreement

[TO BE INCLUDED]

Calculating NAV

The Trust’s NAV per Share will be calculated by taking the current market value of its total assets, subtracting any liabilities, and dividing that total by the number of Shares. The assets of the Trust will consist of bitcoin, ether, cash and cash equivalents. The Sponsor has the exclusive authority to determine the Trust’s NAV, which it has delegated to the Administrator.

The Administrator of the Trust will calculate the NAV once each Business Day, as of the earlier of the close of the Nasdaq or 4:00 p.m. New York time. For purposes of making these calculations, a “Business Day” means any day other than a day when Nasdaq is closed for regular trading.

In determining the Trust’s holdings, the Administrator will value the Index Constituents held by the Trust based on the Index Constituent Settlement Price, unless the prices are not available or the Administrator, in its sole discretion, determines that the Index Constituent Settlement Price is unreliable (“Fair Value Event”).

In the instance of a Fair Value Event, the Trust’s holdings may be fair valued on a temporary basis in accordance with the fair value policies approved by the Administrator. In the instance of a Fair Value Event and pursuant to the Administrator’s fair valuation policies and procedures, VWAP or Volume Weighted Median Prices (VWMP) from another index administrator (“Secondary Index”) will be utilized.

If a Secondary Index is also not available or the Administrator in its sole discretion determines the Secondary Index is unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date will be utilized. In the event the principal market price is not available or the Administrator in its sole discretion determines the principal market valuation is unreliable, the Administrator will use its best judgment to determine a good faith estimate of fair value. The Administrator identifies and determines the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for crypto assets consistent with the application of fair value measurement framework in FASB (Financial Accounting Standards Board) Accounting standards codification (ASC) 820-10. The principal market is the market where the reporting entity would normally enter into a transaction to sell the asset or transfer the liability. The principal market must be available to and be accessible by the reporting entity. The reporting entity is the Trust.

If the Index Constituent Settlement Price is not used to determine the Trust’s crypto asset holdings, Shareholders will be notified in a prospectus supplement or on the Trust’s website and, if this index change is on a permanent basis, a filing with the Commission under Rule 19b-4 of the Act will be required.

A Fair Value Event value determination will be based upon all available factors that the Sponsor or the Administrator deems relevant at the time of the determination and may be based on analytical values determined by the Sponsor or Administrator using third party valuation models. Fair value policies approved by the Administrator will seek to determine the fair value price that the Trust might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction on the date on which the asset or liability is being valued consistent with “Relevant Transactions”. A “Relevant Transaction” is any crypto asset versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Core Crypto Platform in the BTC/USD pair that is reported and disseminated by a Core Crypto Platform through its publicly available application programming interface and observed by the Index Provider.

Indicative Trust Value

In order to provide updated information relating to the Trust for use by Shareholders and market professionals, the Sponsor will engage an independent calculator to calculate an updated Indicative Trust Value (“ITV”). The ITV will be calculated by using the prior day’s closing NAV per Share of the Trust as a base and will be updated throughout the regular market session of 9:30 a.m. E.T. to 4:00 p.m. E.T. (the “Regular Market Session”) to reflect changes in the value of the Trust’s holdings during the trading day. For purposes of calculating the ITV, the Trust’s crypto asset holdings will be priced using a real time version of the Index.

The ITV will be disseminated on a per Share basis every 15 seconds during the Regular Market Session and be widely disseminated by one or more major market data vendors during the Regular Market Session. Several major market data vendors display and/or make widely available ITVs taken from the Consolidated Tape Association (CTA) or other data feeds.

Secondary Market Transactions

While the Trust seeks to reflect generally the performance of the price of the Index before the payment of the Trust’s expenses and liabilities, Shares may trade at, above or below their NAV. The NAV will fluctuate with changes in the market value of the Trust’s assets. The trading prices of Shares will fluctuate in accordance with changes in their NAV as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between the major crypto asset markets and the Exchange. While the Shares will trade on the Exchange until 4:00 p.m. ET, liquidity in the market for crypto assets may be reduced, negatively affecting the trading volume; alternatively, developments in crypto asset markets (which operate around the clock), including the price volatility, declines in trading volumes, and the closing of Crypto Platforms due to fraud, failures, security breaches or otherwise that occur outside of the Exchange trading hours will not be reflected in trading prices of the Shares until trading on the Exchange opens. As a result, during this time, trading spreads, and the resulting premium or discount, on Shares may widen. The Sponsor believes that the Basket size of 10,000 shares will enable Authorized Participants and crypto asset trading counterparties to manage inventory and facilitate an effective arbitrage mechanism for the Trust. The Sponsor believes that the arbitrage opportunities may provide a mechanism to mitigate the effect of such premium or discount.

The Trust is not registered as an investment company for purposes of U.S. federal securities laws and is not subject to regulation by the SEC as an investment company. Consequently, the owners of Shares do not have the regulatory protections provided to investors in registered investment companies. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under certain limited circumstances) or limit sales loads, among others, do not apply to the Trust. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. Consequently, the owners of Shares do not have the regulatory protections provided to advisory clients of SEC-registered investment advisers.

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

CREATION AND REDEMPTION OF SHARES

The Trust expects to create and redeem Shares on a continuous basis but only in Baskets of [•] Shares. Only Authorized Participants, which are registered broker-dealers who have entered into written agreements with the Sponsor and/or the Trust, can place orders to receive Baskets in exchange for cash.

The Sponsor and the Trust will engage in crypto asset transactions for converting cash into crypto assets (in association with purchase orders) and crypto assets into cash (in association with redemption orders). The Trust will conduct its crypto assets purchase and sale transactions by, in its sole discretion, choosing to trade directly with third parties, who are not registered broker-dealers, pursuant to written agreements between such Crypto Trading Counterparties and the Trust, and [•] as the “Prime Execution Agent” (each, a “Crypto Trading Counterparty”). The Sponsor and the Trust expects to conduct these transactions by trading directly with Crypto Trading Counterparties. Crypto Trading Counterparties may be added at any time, subject to the discretion of the Sponsor.

The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive crypto assets as part of the creation or redemption process or otherwise direct the Sponsor and/or the Trust or a third party with respect to purchasing, holding, delivering, or receiving crypto assets as part of the creation or redemption process.

The Trust will create Shares by receiving crypto assets from a third party that is not the Authorized Participant and the Sponsor and/or the Trust — not the Authorized Participant — is responsible for selecting the third party to deliver crypto assets. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the delivery of the crypto assets to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of crypto assets to the Trust. The Trust will redeem Shares by delivering crypto assets to a third party that is not the Authorized Participant and the Sponsor and/or the Trust — not the Authorized Participant — is responsible for selecting the third party to receive crypto assets. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the receipt of crypto assets from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of crypto assets from the Trust. The third party will be unaffiliated with the Trust and the Sponsor.

Issuance of Baskets

A standard creation transaction fee is imposed to offset the transfer and other transaction costs associated with the issuance of Baskets. For a creation of Baskets, the Authorized Participant will be required to submit the purchase order by an early order cutoff time (the “Creation Early Order Cutoff Time”). The Creation Early Order Cutoff Time is 6:00 p.m. ET on the business day prior to trade date. The Authorized Participant must submit a purchase order indicating the number of Baskets it intends to acquire. The Sponsor will acknowledge the purchase order and the date of acknowledgement will determine the estimated cash amount (the “Basket Cash Component”) the Authorized Participant needs to deposit and the quantity of each Index Constituent in a Basket (the “Basket Crypto Portfolio”) the Trust needs to purchase from the Crypto Trading Counterparty. The final cash amounts will be determined after the Trust’s net asset value is struck and the Trust’s crypto transactions have settled. However, orders received after the Creation Early Order Cutoff Time on a Business Day will not be accepted and should be resubmitted on the following Business Day. Fractions of a bitcoin smaller than .00000001 (known as a “satoshi”) and of ether smaller than .000000000000000001 (known as a “Wei”) are disregarded for purposes of the computation of the Basket Crypto Portfolio.

If the purchase order is accepted, a copy of the purchase order endorsed “Accepted” (or an automated email indicating the acceptance of the purchase order) and indicating the Basket Cash Component that the Authorized Participant must deliver to the Cash Custodian or Prime Execution Agent in exchange for each Basket will be transmitted to the Authorized Participant, via electronic mail message or other electronic communication, no later than 8:00 p.m. ET on the date such purchase order is received, or deemed received. Prior to the acceptance as specified above, a purchase order will only represent the Authorized Participant’s unilateral offer to deposit cash in exchange for Baskets and will have no binding effect upon the Trust, the Trustee, the Trust Administrator, the Crypto Custodians or any other party.

The Basket Cash Component necessary for the creation of a Basket changes from day to day. As of the date of this prospectus, a Basket requires delivery of $[•]. On each day that the Exchange is open for regular trading, the Trust Administrator will adjust the cash amount constituting the Basket Cash Component and the quantity of the Index Constituents constituting the Basket Crypto Portfolio as appropriate to reflect sales of crypto assets, any loss of crypto assets that may occur, and accrued expenses. The computation is made by the Trustee as promptly as practicable after 4:00 p.m. ET. See “Business of the Trust — The Trust’s Benchmark” and “Business of the Trust — Calculating NAV” for a description of how the Index is determined, and description of how the Sponsor determines the NAV. The Sponsor will determine the Basket Cash Component for a given day by multiplying the NAV by the number of Shares in each Basket and determine the Basket Crypto Portfolio for a given day by multiplying the Basket Cash Component for that day by that day’s Index Constituent’s weight and divide by its price. The Basket Cash Component and the Basket Crypto Portfolio so determined will be made available to all Authorized Participants and Crypto Transaction Counterparties and will be made available on the Trust’s website for the Shares.

On the date of the Creation Early Order Cutoff Time, the Sponsor will choose, in its sole discretion, which Crypto Trading Counterparty to buy the Index Constituents in exchange for the cash proceeds from such purchase order. For settlement of a creation, the Trust delivers Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. Meanwhile, the Crypto Trading Counterparty delivers the required crypto assets in exchange for cash. In the event the Trust has not been able to successfully execute and complete settlement of a crypto asset transaction by the settlement date of the purchase order, the Authorized Participant will be given the option to (1) cancel the purchase order, or (2) accept that the Trust will continue to attempt to complete the execution, which will delay the settlement date of the purchase order. With respect to a purchase order, as between the Trust and the Authorized Participant, the Authorized Participant is responsible for the dollar cost of the difference between the Index Constituent price utilized in calculating NAV on trade date and the price at which the Trust acquires the Index Constituent to the extent the price realized in buying the Index Constituent is higher than the price utilized in the NAV. To the extent the price realized in buying the crypto asset is lower than the price utilized in the NAV, the Authorized Participant shall keep the dollar impact of any such difference.

The “Trust’s Trading Balance” is a trading account at which the Trust’s holdings in crypto asset and cash from time to time may be held in connection with the sale of crypto assets to pay Trust expenses not assumed by the Sponsor. Because the Trust’s Trading Balance may not be funded with cash on trade date for the purchase of the Index Constituents associated with the purchase order, the Trust may borrow trade credits “Trade Credits” in the form of cash from the “Trade Credit Lender” pursuant to the “Trade Financing Agreement” or may require the Authorized Participant to deliver the required cash for the purchase order on trade date. The extension of Trade Credits on trade date allows the Trust to purchase crypto assets through the Prime Execution Agent on trade date, with such asset being deposited in the Trust’s Trading Balance. For settlement of a creation, the Trust delivers Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. To the extent Trade Credits were utilized, the Trust uses the cash to repay the Trade Credits borrowed from the Trade Credit Lender. Any financing fee owed to the Trade Credit Lender is deemed part of trade execution costs and embedded in the trade price for each transaction.

Upon the deposit by the Crypto Trading Counterparty of the corresponding amount of the Index Constituents with the Trust’s Trading Balance, and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees), the Cash Custodian will deliver the appropriate number of Baskets to the DTC account of the depositing Authorized Participant. As of the date of this prospectus, the Authorized Participants are [•]. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

In connection with the paragraph above, when the Trust purchases the Index Constituents, the deposit of such crypto assets will initially be credited to the Trust’s Trading Balance before being swept to the Trust’s balance with the Crypto Custodians pursuant to a regular end-of-day sweep process “Trust’s Vault Balance”. Transfers of crypto assets into the Trust’s Trading Balance are off-chain transactions and transfers from the Trust’s Trading Balance to the Trust’s Vault Balance are “on-chain” transactions represented on the crypto asset blockchain. Any costs related to transactions and transfers from the Trust’s Trading Balance to the Trust’s Vault Balance are not borne by the Trust or its Shareholders.

Because the Sponsor has assumed what are expected to be most of the Trust’s expenses, in the absence of any extraordinary expenses or liabilities, the amount of Index Constituents by which the Basket Crypto Portfolio will decrease each day will be predictable. The Trustee intends to have the Trust Administrator make available on each Business Day an indicative Basket Crypto Portfolio for the next Business Day. Authorized Participants may use that indicative Basket Crypto Portfolio as guidance regarding the amount of cash that they may expect to have to deposit with the Administrator in respect of accepted purchase orders placed by them on such next Business Day.

The agreement entered into with each Authorized Participant provides, however, that once a purchase order has been accepted by the Trustee, the Authorized Participant will be required to deposit with the Administrator the Basket Cash Component as determined by the Trustee on the effective date of the purchase order.

No Shares will be issued until the Sponsor and/or the Trust are informed that it has allocated to the Trust’s account the corresponding amount of Index Constituents. Disruption of Crypto Custodians or Crypto Trading Counterparty services would have the potential to delay settlement of the crypto assets related to Share creations.

Crypto assets transactions that occur on the blockchain are susceptible to delays due to the Index Constituents Networks outages, congestion, spikes in transaction fees demanded by miners, or other problems or disruptions. To the extent that crypto asset transfers from the Trust’s Trading Balance to the Trust’s Vault Balance are delayed due to congestion or other issues with the Index Constituents Networks, such crypto assets will not be held in cold storage in the Vault Balance until such transfers can occur.

The Sponsor and/or the Trust may suspend the acceptance of purchase orders or the delivery or registration of transfers of or refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Sponsor and/or the Trust shall reject any purchase order or redemption order that is not in proper form.

Redemption of Baskets

Authorized Participants, acting on authority of the registered holder of Shares, may surrender Baskets in exchange for the corresponding Basket Cash Component. For a redemption of Baskets, the Authorized Participant will be required to submit a redemption order by an early order cutoff time (the “Redemption Early Order Cutoff Time”). The Redemption Early Order Cutoff Time is 6:00 p.m. ET on the Business Day prior to trade date. On the date of the Redemption Order Early Cutoff, the Sponsor and/or the Trust instructs the Crypto Custodian to prepare to move the associated crypto asset from the Trust’s Vault Balance with the Crypto Custodian to the Trust’s Trading Balance. For settlement of a redemption, the Authorized Participant delivers the necessary Shares to the Trust, a Crypto Trading Counterparty delivers the cash to the Trust associated with the Trust’s sale of Index Constituents, the Trustee delivers crypto assets to the Crypto Trading Counterparty’s account and the Trust delivers cash to the Authorized Participant.

In the event the Trust has not been able to successfully execute and complete settlement of a crypto asset transaction by the settlement date, the Authorized Participant will be given the option to (1) cancel the redemption order, or (2) accept that the Trust will continue to attempt to complete the execution, which will delay the settlement date.

With respect to a redemption order, between the Trust and the Authorized Participant, the Authorized Participant will be responsible for the dollar cost of the difference between the Index Constituent price utilized in calculating the NAV on trade date and the price realized in selling such crypto asset to raise the cash needed for the cash redemption order to the extent the price realized in selling the Index Constituent is lower than the crypto asset price utilized in the NAV. To the extent the price realized is selling the Index Constituent is higher than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

The transfers of crypto assets from the Trust’s Trading Balance to the Crypto Trading Counterparty’s account or to the Prime Execution Agent is an “off-chain” transaction that is recorded in the books and records.

The Trust’s Trading Balance may not be funded with the Index Constituents on trade date for the sale of crypto assets in connection with the redemption order, when the asset remains in the Trust’s Vault Balance with the Crypto Custodian at the point of intended execution of a sale of crypto assets. In those circumstances the Trust may borrow Trade Credits in the form of Index Constituents from the Trade Credit Lender, which allows the Trust to sell crypto assets on trade date, and the cash proceeds are deposited in the Trust’s Trading Balance. For settlement of a redemption where Trade Credits were utilized, the Trust delivers cash to the Authorized Participant in exchange for Shares received from the Authorized Participant. In the event Trade Credits were used, the Trust will use the Index Constituents moved from the Trust’s Vault Balance with the Crypto Custodian to the Trading Balance to repay the Trade Credits borrowed from the Trade Credit Lender.

Transfers of crypto assets from the Trust’s Vault Balance to the Trust’s Trading Balance are “on-chain” transactions represented on the crypto asset blockchain.

Crypto asset transactions that occur on the blockchain are susceptible to delays due to Index Constituents Networks outages, congestion, spikes in transaction fees demanded by miners, or other problems or disruptions. To the extent that crypto asset transfers from the Trust’s Vault Balance to the Trust’s Trading Balance are delayed due to congestion or other issues with the Index Networks or the Trust’s operations, redemptions in the Trust could be delayed.

Disruption of services at the Prime Execution Agent, Custodians or the Authorized Participant’s banks would have the potential to delay settlement of the crypto asset related to Share redemptions.

Upon the surrender of such Shares and the payment of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees) by the redeeming Authorized Participant, and the completion of the sale of Index Constituents for cash by the Trust, the Trustee will instruct the delivery of cash to the Authorized Participant. The Authorized Participant is responsible for the dollar cost of the difference between the value of the Index Constituent calculated by the Trust Administrator for the applicable NAV per Share of the Trust and the price at which the Trust sells such crypto asset to raise the cash needed for the cash redemption order to the extent the price realized in selling the asset is lower than the crypto asset price utilized in the NAV. To the extent the price realized is selling the Index Constituent is higher than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

Shares can only be surrendered for redemption in Baskets of [•] Shares each.

An Authorized Participant must submit a redemption order indicating the number of Baskets it intends to redeem. The date the Trust receives that order determines the Basket Cash Component to be received in exchange. However, orders received after the Redemption Early Order Cutoff Time on a Business Day will not be accepted and should be resubmitted on the following Business Day.

All taxes incurred in connection with the delivery of crypto assets to the Crypto Custodians or cash to the Cash Custodian in exchange for Baskets (including any applicable value added tax) will be the sole responsibility of the Authorized Participant making such delivery.

Redemptions may be suspended only (1) during any period in which regular trading on the Exchange is suspended or restricted or the Exchange is closed (other than scheduled holiday or weekend closings), or (2) during a period when the Sponsor determines that delivery, disposal or evaluation of the Index Constituents is not reasonably practicable (for example, as a result of an interruption in services or availability of the Custodians, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Index Constituents Networks, hacking, cybersecurity breach, or power, Internet, or the Index Constituents Networks outage, or similar event). The Sponsor and/or the Trust shall reject any purchase order or redemption order that is not in proper form. If the Sponsor and/or the Trust suspend redemptions, Shareholders will be notified in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

THE TRUST AGREEMENT

The following paragraphs are a summary of certain provisions of the Trust Agreement. The following discussion is qualified in its entirety by reference to the Trust Agreement.

Authority of the Sponsor

The Sponsor is generally authorized to perform all acts deemed necessary to carry out the purposes of the Trust and to conduct the business of the Trust. The Trust and the Trust will continue to exist until terminated in accordance with the Trust Agreement.

The Sponsor’s Obligations

In addition to the duties imposed by the Delaware Trust Statute, under the Trust Agreement the Sponsor has obligations as a Sponsor of the Trust, which include, among others, responsibility for certain organizational and operational requirements of the Trust. To the extent that, at law (common or statutory) or in equity, the Sponsor has duties and liabilities relating thereto to the Trust, the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor. The provisions of the Trust Agreement, to the extent they restrict or eliminate the duties and liabilities of the Sponsor otherwise existing at law or in equity, replace such other duties and liabilities of the Sponsor.

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the Trust, the Trust, or to any Shareholder for any loss suffered by the Trust or the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the Trust and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to the Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegate selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegate or any other person selected by the Sponsor to provide services to the Trust.

The Trust Agreement also provides that the Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses (excluding any taxes on the compensation received for services as Sponsor or on indemnity payments received), and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series. The Sponsor’s rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the above, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced Trusts with interest to the Trust in cases in which it is not entitled to indemnification.

The Trust Agreement provides that the Sponsor and the Trust shall indemnify the Trustee and its successors, assigns, legal representatives, officers, directors, Shareholders, employees, agents and servants (the “Trustee Indemnified Parties”) against any liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes on the compensation received for services as Trustee or on indemnity payments received), claims, actions, suits, costs, expenses or disbursements which may be imposed on a Trustee Indemnified Party relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party, or the action or inaction of the Trustee under the Trust Agreement or any other agreement, except for expenses resulting from the gross negligence or willful misconduct of a Trustee Indemnified Party. Further, certain officers of the Sponsor are insured against liability for certain errors or omissions which an officer may incur or that may arise out of his or her capacity as such.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such Shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to the holders of the Trust’s outstanding Shares and the Trustee. If the withdrawing Sponsor is the last remaining Sponsor, Shareholders holding a majority (over 50%) of the outstanding Shares of the Trust, voting together as a single class (not including Shares acquired by the Sponsor through its initial capital contribution) may vote to elect a successor Sponsor. The successor Sponsor will continue the business of the Trust. Shareholders have no right to remove the Sponsor.

In the event of withdrawal, the Sponsor is entitled to a redemption of the Shares it acquired through its initial capital contribution to any of the series of the Trust at their NAV per Share. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Meetings

Meetings of the Trust’s Shareholders may be called by the Sponsor and will be called by it upon the written request of Shareholders holding at least 25% of the outstanding Shares of the Trust or the Trust, as applicable (not including Shares acquired by the Sponsor through its initial capital contribution). The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Shareholders of the Trust of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the Shareholders of the Trust, or any other Trust, as applicable, such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by the Sponsor.

Voting Rights

Shareholders have no voting rights with respect to the Trust except as expressly provided in the Trust Agreement. Owners of Shares do not generally take no part in the management or control, and have no voice in, the Trust’s operations or business. The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights.

The Trust Agreement provides that [•].

Limited Liability of Shareholders

Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware, and no Shareholder shall be liable for claims against, or debts of the Trust or the Trust in excess of his Share of the Trust’s assets. The Trust or the Trust shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

The Trust or the Trust shall indemnify to the full extent permitted by law and the Trust Agreement each Shareholder (excluding the Sponsor to the extent of its ownership of any Shares acquired through its initial capital contribution) against any claims of liability asserted against such Shareholder solely because of its ownership of Shares (other than for taxes on income from Shares for which such Shareholder is liable).

The Trust Agreement provides that every written note, bond, contract, instrument, certificate or undertaking made or issued by or on behalf of the Trust shall give notice to the effect that the obligations of such instrument are not binding upon the Shareholders individually but are binding only upon the assets and property of the Trust.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate will be signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate represents all of the Shares outstanding at any time.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC, with respect to DTC Participants; the records of DTC Participants, with respect to Indirect Participants; and the records of Indirect Participants, with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.

Investors may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Trustee and the Sponsor. Under these circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, deliver separate certificates for Shares to a successor authorized depositary identified by the Sponsor and available to act, or, if no successor is identified and able to act, the Trustee shall terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.

The Trust Agreement provides that, as long as the Shares are represented by a global certificate registered in the name of DTC or its nominee, the Trustee will be entitled to treat DTC as the holder of the Shares.

THE TRUST’S SERVICE PROVIDERS

[TO BE UPDATED]

Sponsor

The Sponsor is responsible for investing the assets of the Trust in accordance with the objectives and policies of the Trust. In addition, the Sponsor arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the Trust. For these third-party services, the Trust pays the fees set forth in the table below entitled “Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers.” For the Sponsor’s services, the Trust is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to [•]% per annum. The Sponsor acts as the Trust’s sponsor pursuant to the terms of the Trust Agreement. Under the Trust Agreement, the Sponsor acts as an agent of the Trust and is solely responsible for the conduct of the Trust’s business.

Administrator

The Trust employs [•] as Trust’s administrator (the “Administrator”). In turn, the Administrator has engaged [•] to act as sub-administrator. The Administrator is a wholly-owned subsidiary of Sponsor. The Administrator is located at [•]. The Administrator also assists the Trust and the Sponsor with certain functions and duties relating to marketing, which include the following: marketing and sales strategy, and marketing related services.

Under the [Trust Administration Servicing Agreement], the Administrator assists with overall operation of the Trust, acts as a liaison among service providers, assists with regulatory compliance, and preparation of certain regulatory and financial reports. Under the Trust Administration Servicing Agreement, the Trust shall indemnify and hold harmless the Administrator from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) the Administrator may sustain or incur or that may be asserted against Administrator by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to Administrator by any duly authorized officer of the Trust or the Sponsor, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to Administrator’s refusal or failure to comply with the terms of this Trust Administration Servicing Agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this Trust Administration Servicing Agreement. The Trust Administration Servicing Agreement will continue in effect for a period of three years and may be terminated by any party upon giving 90 days prior written notice to the other parties or such shorter period as is mutually agreed upon by the parties. The governing law for the agreement is the State of Wisconsin.

Trustee

The sole Trustee of the Trust is CSC Delaware Trust Company. The Trustee’s principal offices are located at [•]. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Shareholders. The Trustee is permitted to resign upon at least thirty (30) days’ notice to the Sponsor. The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from bad faith, the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Cash Custodian, Registrar, Transfer Agent, Sub-Administrator

In its capacity as the Cash Custodian, currently [•], holds the Trust’s cash and/or cash equivalents pursuant to a custodial agreement. [•], an entity affiliated with U.S. Bank, N.A., is the registrar and transfer agent for the Trust’s Shares. In addition, [•] also serves as sub-administrator for the Trust, performing certain sub-administrative, and accounting services, and support in preparing certain SEC reports on behalf of the Trust. The Cash Custodian is located at [•], regulated by [•], and is subject to regulation by [•]. [The principal address for [•]is [•].]

[Cash Custody Agreement.]    Under the Cash Custody Agreement between the Cash Custodian, Sponsor, and the Trust, upon the Sponsor’s instructions, the Cash Custodian will establish and maintain a segregated account or accounts for and on behalf of a Trust, into which account or accounts may be transferred cash and/or securities. Upon instructions from the Trust or Sponsor, the Cash Custodian will facilitate the transfer and management of assets, including cash, within the Trust’s account(s). The Cash Custodian’s fees are payable by the Trust, however, the Sponsor assumes such fees via the Sponsorship Agreement with the Trust.

The Cash Custody Agreement specifies an initial term of three years, with automatic renewal for successive one-year terms unless terminated earlier in accordance with the terms of the Agreement. Either party can terminate the Agreement under certain conditions, such as material breach or failure to pay fees within a specified period. Additionally, the Agreement may be terminated by the Trust for causes such as prolonged force majeure events, legal requirements, or significant corporate events affecting the Cash Custodian.

In performing its duties, the Cash Custodian is required to exercise due care in accordance with reasonable commercial standards. The Cash Custodian is generally not liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with its duties under the Agreement, except a loss arising out of or relating to the Custodian’s refusal or failure to comply with the terms of the Agreement or from the Custodian’s bad faith, negligence or willful misconduct in the performance of its duties under this Agreement.

Liability of the Cash Custodian under the Agreement is generally limited to direct damages caused by its failure to perform its obligations in accordance with the agreed standard of care. The Trust is obligated to indemnify the Cash Custodian against losses, expenses, damages, and liabilities incurred in the performance of its duties under the Agreement, except where such issues arise from the Cash Custodian’s failure to meet the agreed standard of care.

The Trust retains the discretion to appoint additional custodians as necessary to manage its assets, subject to the terms of separate agreements. The Sponsor has the authority to add or terminate Custodians as deemed appropriate.

The governing law for the Cash Custody Agreement is the laws of the State of Minnesota.

The Trust is subject to various risks associated with the potential insolvency of the Cash Custodian. In the event of the Cash Custodian’s insolvency, the Trust’s assets held under custody might be subject to legal and financial complexities, which would subject the Trust to the following risks:

•        Access to Assets:    In the case of the Cash Custodian’s insolvency, there may be delays or difficulties in accessing the Trust’s assets held by the Cash Custodian. This situation could impact the Trust’s ability to meet its financial obligations or to execute its investment strategies promptly.

•        Asset Recovery and Transfer:    The process of recovering and transferring assets to a new custodian in the event of insolvency may prove time-consuming and complex. This process might involve legal proceedings and negotiations, potentially leading to a prolonged period during which the assets are not actively managed or are inaccessible.

•        Financial Losses:    Ther Trust may incur financial losses if the assets held by the Cash Custodian are entangled in insolvency proceedings. The Trust might not recover the full value of its assets, particularly if any part of the assets becomes part of the Cash Custodian’s bankruptcy estate.

•        Operational Disruptions:    Transitioning to a new custodian may cause operational disruptions. This includes administrative burdens, potential errors during the transfer of records and assets, and the need to establish new operational protocols.

In addition to the foregoing risks, the Trust would be subject to additional risks if the Custody Agreement is terminated, which include:

•        Cost Implications:    Terminating the agreement and engaging a new custodian might incur additional costs, including early termination fees, transfer fees, and higher fees charged by a new custodian.

•        Continuity of Service:    There is a risk of service interruptions during the transition period, which might affect the Trust’s ability to execute transactions and manage its assets effectively.

[Sub-Administration Agreement].    The Trust Sub-Administrator is [•]. In the Trust Administration Servicing Agreement with the Trust and the Sponsor, [•] has been appointed to provide a range of administrative services to the Trust. These services encompass general Trust management, financial reporting, tax reporting, and optional additional tax services, as detailed in the Agreement.

The agreement specifies an initial term of three years, with automatic renewal for successive one-year periods unless a party provides 90 days’ prior written notice indicating non-renewal. Termination can occur under several conditions, including material breach, compliance with applicable laws, or operational changes that affect [•]or the Trust. Additionally, the Agreement may be amended only through a written agreement executed by both parties.

The agreement limits the [•]’ liability to direct damages arising from [•] refusal or failure to comply with the terms of the agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under the agreement.

The Trust is required to indemnify [•]against losses or liabilities incurred in performing its duties, except in cases of failure to meet the standard of care or due to the Trust Administrator’s own misconduct. Conversely, [•] is obligated to indemnify the Trust against any liabilities arising from [•]’ refusal or failure to comply with the terms of the Agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement.

The agreement is governed by the laws of the State of Wisconsin. Both parties agree to maintain confidentiality regarding proprietary information, with allowances for disclosure as required by law or upon mutual agreement.

[Transfer Agent Servicing Agreement].    The Transfer Agent Servicing Agreement is between [•], a registered transfer agent under the Exchange Act, the Trust and the Sponsor. Under this agreement [•]is appointed as the transfer agent for the Trust, providing services related to the creation and redemption of shares, dividend disbursing, and maintaining shareholder records.

[•] is responsible for facilitating purchases and redemptions of Creation Units, handling transactions with Authorized Participants, managing dividend payments for the Trust’s shares. [•]also records issuance of shares and maintains a record of outstanding shares for each Trust in the Trust.

[•] is obligated to exercise reasonable care. Its liability is limited to direct damages arising from [•]’ refusal or failure to comply with the terms of the agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this agreement. The Trust is obligated to indemnify [•] against claims not arising from the agent’s non-compliance or misconduct.

[•] is required to implement its designed to promote the detection and reporting of potential money laundering activity and identity theft by monitoring certain aspects of shareholder activity as well as written procedures for verifying a customer’s identity.

The Transfer Agent Agreement has an initial three-year term, automatically renewing for one-year periods unless terminated by a party upon 90 days’ written notice. Early termination requires the Trust to pay remaining fees and costs related to the transition to a new service provider.

This agreement includes clauses on confidentiality, proprietary information, and record-keeping responsibilities, ensuring both parties maintain confidentiality of sensitive information and is governed by the laws of the State of Wisconsin.

[Trust Accounting Agreement].    The Trust Accounting Servicing Agreement is between [•], the Trust, and the Sponsor. Under this Agreement, [•] is appointed as the Trust accountant for the Trust, responsible for various accounting services such as portfolio accounting, expense accrual and payment, trust valuation and financial reporting, tax accounting, and compliance control services.

The Agreement is set for an initial term of three years, with automatic renewal for successive one-year terms unless terminated earlier. Termination can occur under specific conditions, including material breach or changes in laws affecting the Agreement. The Trust and Sponsor can also terminate the agreement upon 90 days’ notice, and [•]may do the same under certain circumstances, such as the existence of certain legal compliance issues or reputational harm.

[•] is obligated to exercise reasonable care in its duties. [•] liability under the agreement limited to losses arising from [•]’ refusal or failure to comply with the terms of the agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this agreement. The Trust is obligated to indemnify [•]against losses not arising from such failures or misconduct. Conversely, [•]is obligated to indemnify the Trust for losses resulting from its non-compliance or misconduct.

The agreement includes clauses on confidentiality, proprietary information, and record-keeping responsibilities, ensuring both parties maintain confidentiality of sensitive information. The agreement has an initial three-year term, automatically renewing for one-year periods unless terminated by a party upon 90 days’ written notice and is governed by the laws of the State of Wisconsin.

Crypto Custodians

[•] will keep custody of all of the Trust’s crypto assets, on behalf of the Trust. The Crypto Custodians are responsible for safekeeping passwords, keys or phrases that allow transfers of crypto assets (“Security Factors”) safe, secure and confidential. The Crypto Custodians will establish accounts and any necessary subaccounts on the crypto assets networks solely for the Trust. The Crypto Custodians will follow valid instructions to use its security factors to effect transfers from the Crypto Accounts.

The Custodial Services Agreements between the Crypto Custodians and the Trust governs the use of custodial and wallet services provided by the Crypto Custodians. Under the agreements, the Crypto Custodians establish and maintain custody accounts for the client’s crypto assets and fiat currency, offering both custodial and non-custodial wallet services.

The termination with the Crypto Custodians can occur under various conditions, including a party’s material breach or by either party’s decision with prior notice. The Crypto Custodians are also authorized to suspend or terminate services based on various conditions, including legal requirements and operational risks.

Marketing Agent

The Trust employs [•] as the Marketing Agent for the Trust. The Marketing Agent Agreement among the Marketing Agent, the Sponsor, and the Trust calls for the Marketing Agent to work with the Cash Custodian in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Trust sales literature and advertising material. The Marketing Agent’s principal business address is [•]. The Marketing Agent is a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”) and a member of FINRA.

Under the Marketing Agent Agreement, the Trust engaged the Marketing Agent to perform marketing services. The Marketing Agent is registered as a broker-dealer under the Securities Exchange Act of 1934 and a member of FINRA.

The Marketing Agent’s services include assisting with Authorized Participant Agreements, maintaining creation and redemption order confirmations, providing Prospectuses to Authorized Participants, ensuring compliance with SEC and FINRA advertising rules, and approving marketing materials. The Trust, in turn, is responsible for creating, issuing, and redeeming Creation Units, providing the Marketing Agent with necessary documentation, and ensuring the availability of Prospectuses.

The Trust is obligated to indemnify the Marketing Agent against losses arising from its breach of obligations or non-compliance with laws, except for losses resulting from the Marketing Agent’s provision of inaccurate information. Conversely, the Marketing Agent will indemnify the Trust for losses arising from its breach of the agreement or failure to comply with applicable laws.

The agreement sets out that the Marketing Agent is not entitled to compensation or reimbursement of expenses from the Trust, with any such remuneration to be paid by the Sponsor under a separate agreement (the Marketing Agent Services Agreement). The term of the agreement is two years, with provisions for automatic renewal and termination options available to both parties.

Confidential information is protected under the agreement, with specific obligations for non-disclosure and non-use, along with provisions for regulatory disclosure and information security. The agreement is governed by Delaware law.

Support Agent

The Administrator also assists the Trust and the Sponsor with certain functions and duties relating to administration and marketing, which include the following: marketing and sales strategy, and marketing related services.

AML/KYC

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the crypto asset markets. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the crypto asset markets. If such risks eventuate, the Trust, the Sponsor or the Trustee or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

The Trust, the Sponsor and its affiliates have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Participants, market makers, and Crypto Custodians. Each service provider must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Trust. As a result, the Sponsor and the Trust have instituted procedures designed to ensure that a situation would not arise where the Trust would engage in transactions with a counterparty whose identity the Sponsor and the Trust did not know.

Furthermore, Authorized Participants, as broker-dealers, and Crypto Custodians, as entities licensed to conduct virtual currency business activity by the New York Department of Financial Services and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. The Trust will only accept creation and redemption requests from Authorized Participants, and market makers who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. The Custodians have adopted and implemented anti-money laundering and sanctions compliance programs, which provides additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party.

Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers

Service Provider	Compensation Paid by the Trust
Hashdex Asset Management Ltd., Sponsor	[•]% of average net assets annually
[•], Administrator	[•]% of average net assets annually
CSC Delaware Trust Company, Trustee	$[•] annually for the Trust

____________

*        The above table does not include compensation arrangements between the Sponsor and third-party service providers including the Sub-Administrator, Custodians, Marketing Agent, Transfer Agent, or auditors.

Other Non-Contractual Payments by the Trust

The Trust pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to [•]% per annum of the daily NAV of the Trust. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Trust’s business and affairs. Purchases of creation units with cash may cause the Trust to incur certain costs including brokerage commissions and redemptions of creation units with cash may result in the recognition of gains or losses that the Trust might not have incurred if it had made redemptions in-kind. The Trust pays all of its respective brokerage commissions, including applicable exchange fees, and give-up fees, and other transaction related fees and expenses charged in connection with trading activities. The Trust also pays all fees and commissions related to the sale and purchase of spot crypto assets, including any transaction fees for on-chain transfers of crypto assets. The Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Trust, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Sub-Administrator, Custodians, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, and report preparation and mailing expenses. The Trust pays all of its non-recurring and unusual fees and expenses, if any, as determined and allocated by the Sponsor using a pro rata methodology that allocates certain Trust expenses to the Trust and each other series of the Trust in existence at the occurrence of any such expense according to the relative net asset values of the Trust and each other series of the Trust. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Trust. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses. Authorized Participants pay a $[•] fee per order to create Creation Baskets, and a $[•] fee per order for Redemption Baskets, which is paid to the Cash Custodian. This $[•] fee may not be used by the Trust to cover expenses related to creations and redemptions. Expenses paid by Sponsor are not subject to any caps or limits.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares of the Trust and the U.S. federal income tax treatment of the Trust. Except where noted otherwise, it deals only with the U.S. federal income tax consequences relating to Shares held as capital assets by U.S. Shareholders (as defined below) who are not subject to special tax treatment. For example, in general it does not address the tax consequences to, such as, but not limited to, dealers in securities or currencies or commodities, traders in securities or dealers or traders in commodities that elect to use a mark to market method of accounting, financial institutions, regulated investment companies (except as discussed below), tax-exempt entities (except as discussed below), insurance companies, persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for U.S. federal income tax purposes, persons with “applicable financial statements” within the meaning of section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or holders of Shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based on the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date of this prospectus, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

No ruling has been or will be requested from the IRS with respect to any matter affecting the Trust or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts. No statutory, administrative or judicial authority directly addresses the treatment of the Shares or instruments similar to the Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares and could adversely affect the value of the Shares.

As used herein, the term “U.S. Shareholder” means a Shareholder that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust that (a) is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder nor a partnership for U.S. federal income tax purposes. If a partnership or other entity or arrangement treated as a partnership holds our Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Shares, the discussion below may not be applicable to you and you should consult your own tax advisor regarding the tax consequences of acquiring, owning and disposing of Shares.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Classification of the Trust

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust, due to the nature of its activities the Trust will not be classified as a trust for U.S. federal income tax purposes, but rather it is more likely than not that it will be classified as a partnership for such purposes. The trading of Shares on the Exchange will cause the Trust to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under section 7704 of the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity not registered under the Investment Company Act of 1940 as amended (such as the Trust) and not meeting certain other conditions, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”). For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends.

In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory or of futures, forwards and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from such futures, forwards, options, and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities.

There is very limited authority on the U.S. federal income tax treatment of the Index Constituents. Based on CFTC determinations that treat bitcoin and ether as commodities under the Commodity Exchange Act, the Trust intends to take the position that the Index Constituents qualify as commodities. Shareholders should be aware that the Trust’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Trust’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Trust discussed below.

The Trust’s taxation as a partnership rather than a corporation will require the Sponsor to conduct the Trust’s business activities in such a manner that it satisfies the requirements of the qualifying income exception on a continuing basis. No assurances can be given that the Trust’s operations for any given year will produce income that satisfies these requirements.

If the Trust failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case, as a condition of relief, the Trust could be required to pay the government amounts determined by the IRS), the Trust would be taxable as a corporation for U.S. federal income tax purposes and would pay U.S. federal income tax on its income at regular corporate tax rates. In that event, Shareholders would not report their share of the Trust’s income or loss on their tax returns. Distributions by the Trust (if any) would be treated as dividend income to Shareholders to the extent of the Trust’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of a Shareholder’s basis in the Shares (thus reducing the Shareholder´s basis), and thereafter, to the extent such distributions exceed the Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Accordingly, if the Trust were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Trust and on the value of the Shares.

The remainder of this summary assumes that the Trust is classified for U.S. federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Trust’s Income.    No U.S. federal income tax is paid by the Trust on its income. Instead, the Trust files annual partnership returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions and credits reflected on such partnership returns. If the Trust recognizes income, including interest on cash equivalents and net capital gains, Shareholders must report their share of these items even though the Trust makes no distributions of cash or property during the taxable year. Consequently, a Shareholder may be taxable on income or gain recognized by the Trust but receive no cash distribution with which to pay the resulting tax liability or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that a U.S. Shareholder that realizes net income or gain with respect to Shares for a taxable year will be required to pay any resulting tax from sources other than Trust distributions. Additionally, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities. Shareholders subject to this provision may be required to pay this 3.8% tax on interest income and capital gains allocated to them by the Trust.

Monthly Conventions for Allocations of the Trust’s Profit and Loss and Capital Account Restatements.    Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by considering all facts and circumstances relating to the economic arrangements among the partners. Subject to the possible exception for certain conventions to be used by the Trust as discussed below, allocations pursuant to the Trust Agreement should be considered as having substantial economic effect or being in accordance with Shareholders’ interests in the Trust.

In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. The Trust intends to allocate tax items using an interim closing of the book’s method under which income, gains, losses and deductions will be determined on a monthly basis, taking into account the Trust’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor who disposes of a Share during the current month will be treated as disposing of the Share as of the end of the last day of the calendar month. For example, an investor who buys a Share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because it is deemed to hold the Share through the last day of May) but none of those attributable to April. The tax items attributable to that Share for April will be allocated to the person who held the Share as of the close of trading on the last trading day of March. Under the monthly allocation convention, an investor who purchases and sells a Share during the same month, and therefore does not hold (and is not deemed to hold) the Share at the close of the last trading day of either that month or the previous month, will receive no allocations with respect to that Share for any period. Accordingly, investors may receive no allocations with respect to Shares that they actually held or may receive allocations with respect to Shares attributable to periods that they did not actually hold the Shares.

By investing in Shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by the Trust.

For any month in which a Creation Basket is issued or a Redemption Basket is redeemed, the Trust will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Trust assets. For this purpose, the Trust will use a convention whereby unrealized gain or loss will be computed based on the lowest NAV of the Trust’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for differences between the tax basis and fair market value of property owned by the Trust at the time new Shares are issued or outstanding Shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among Shareholders any unrealized appreciation or depreciation in the Trust’s assets existing at the time of a contribution or redemption for book and tax purposes.

The conventions used by the Trust, as noted above, in making tax allocations may cause a Shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Trust during the period such Shareholder held the Shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent. As one example, a Shareholder could be allocated income accruing after it sold its Shares, resulting in an increase in the basis of the Shares (see “Tax Basis of Shares,” below). In connection with the disposition of the Shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses,” below).

Section 754 election.    The Trust intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of Shares occurs, the Trust adjusts the purchaser’s proportionate share of the tax basis of the Trust’s assets to fair market value, as reflected in the price paid for the Shares, as if the purchaser had directly acquired an interest in the Trust’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax basis of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since such partner acquired its interest. Depending on the price paid for Shares and the tax basis of the Trust’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost-effective manner, the Trust will use certain simplifying conventions and assumptions. In particular, the Trust will obtain information regarding secondary market transactions in its Shares and use this information to adjust the Shareholders’ indirect basis in the Trust’s assets. It is possible the IRS could successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Shareholders.

Limitations on Deductibility of Losses and Certain Expenses.    A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Shareholders by the Trust, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Trust is limited to the lesser of (1) the tax basis in such Shareholder´s Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Trust’s activities. In general, the amount at risk initially will be a Shareholder’s invested capital. Losses in excess of the amount at risk must be deferred until years in which the Trust generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Individuals and other non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used in future years, subject to these same limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

The deduction for expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), is suspended for taxable years beginning before January 1, 2026. During these taxable years, non-corporate taxpayers will not be able to deduct miscellaneous itemized deductions. Provided the suspension is not extended, for taxable years beginning on or after January 1, 2026, miscellaneous itemized deductions are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe management fees the Trust pays to the Sponsor and other expenses of the Trust will constitute investment-related expenses subject to this miscellaneous itemized deduction limitation rather than expenses incurred in connection with a trade or business and will report these expenses consistent with that interpretation. For taxable years beginning on or after January 1, 2026, the Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•        3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•        80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

Non-corporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Shareholder will generally include any interest expense accrued by the Trust and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

If the Trust incurs indebtedness that is treated as allocable to a trade or business, the Trust’s ability to deduct interest on such indebtedness allocable is limited to an amount equal to the sum of (1) the Trust’s business interest income during the year and (2) 30% of the Trust’s adjusted taxable income for such taxable year. If the Trust is not entitled to fully deduct its business interest in any taxable year, such excess business interest expense will be allocated to each Shareholder as excess business interest and can be carried forward by the Shareholder to successive taxable years and used to offset any excess taxable income allocated by the Trust to such Shareholder. Any excess business interest expense allocated to a Shareholder will reduce such Shareholder’s basis in its Shares in the year of the allocation even if the expense does not give rise to a deduction to the Shareholder in that year. Immediately prior to a Shareholder’s disposition of its Shares, the Shareholder’s basis will be increased by the amount by which such basis reduction exceeds the excess interest expense that has been deducted by such Shareholder.

To the extent that the Trust allocates losses or expenses to you that must be deferred or are disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your Shares. As one example, you could be allocated and required to pay tax on your share of interest income accrued by the Trust for a particular taxable year, and in the same year be allocated a share of a capital loss that you cannot deduct currently because you have insufficient capital gains against which to offset the loss. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your Shares. Shareholders are urged to consult their own tax advisor regarding the effect of limitations under the Code on their ability to deduct their allocable share of the Trust’s losses and expenses.

Tax Basis of Shares

A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain or loss it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Trust, and (3) its ability to utilize its distributive share of any losses of the Trust on its U.S. federal income tax return. A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Trust’s liabilities (if any) at the time of purchase. In general, a Shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Trust as to which the Shareholder or certain affiliates of the Shareholder is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Trust that are not partner nonrecourse liabilities as to any Shareholder.

A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Trust’s taxable income and gain and (b) any additional contributions by the Shareholder to the Trust and (2) decreased (but not below zero) by (a) its allocable share of the Trust’s tax deductions and losses and (b) any distributions by the Trust to the Shareholder. For this purpose, an increase in a Shareholder’s share of the Trust’s liabilities will be treated as a contribution of cash by the Shareholder to the Trust and a decrease in that share will be treated as a distribution of cash by the Trust to the Shareholder. Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns. As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold. Rather, such Shareholder must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Trust Distributions.

If the Trust makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to the Shareholders for U.S. federal income tax purposes except to the extent that the amount of money distributed exceeds the Shareholder’s adjusted basis of its interest in the Trust immediately before the distribution. Any money distributed that is in excess of a Shareholder’s tax basis generally will be treated as gain from the sale or exchange of Shares. For purposes of determining the gain recognized on a distribution from a partnership, a marketable security distributed to a partner is generally treated as money. This treatment, however, does not apply to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code.

Tax Consequences of Disposition of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold. A Shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of the Trust’s liabilities.

Gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that allows Shareholders to identify and use the actual holding periods for the Shares sold for purposes of determining whether the gain or loss recognized on a sale of Shares will give rise to long-term or short-term capital gain or loss. It is expected that most Shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Shares sold. If a Shareholder who has differing holding periods for its Shares fails to make the election or is not able to identify the holding periods of the Shares sold, the Shareholder will have a split holding period in the Shares sold. Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Trust that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Shareholder would then treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Trust.

Under Section 751 of the Code, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Trust. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Trust. Such amounts of ordinary income allocated to a Shareholder may be less than, equal to or more than the amount of such gain or loss that otherwise would have recognized by such Shareholder on such sale of Shares.

If some or all of a Shareholder’s Shares are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the Shareholder may be considered as having made a taxable disposition of the loaned Shares, in which case:

•        the Shareholder may recognize taxable gain or loss to the same extent as if it had sold the Shares for cash;

•        any of the income, gain, loss, deduction or credit allocable to those Shares during the period of the loan is not reportable by the Shareholder for U.S. federal income tax purposes; and

•        any distributions the Shareholder receives with respect to the Shares under the loan agreement will be fully taxable to the Shareholder, most likely as ordinary income for U.S. federal income tax purposes.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their Shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their Shares.

Other U.S. Federal Income Tax Matters

Information Reporting.    The Trust provides tax information to the Shareholders and to the IRS, as required. Shareholders of the Trust are treated as partners for U.S. federal income tax purposes. Accordingly, the Trust will furnish Shareholders each year, with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Shareholders in completing their U.S. federal income tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for U.S. federal income tax purposes. On the basis of this ruling, except as otherwise provided herein, we will treat as a Shareholder any person whose Shares are held on that person´s behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons who hold an interest in the Trust as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares they acquire, hold or transfer for their own account. A penalty of $250 per failure (as adjusted for inflation), up to a maximum of $3,000,000 per calendar year (as adjusted for inflation), is imposed by the Code for failure to report such information correctly to the Trust. If the failure to furnish such information correctly is determined to be willful, the per failure penalty increases to $500 (as adjusted for inflation) or, if greater, 10% of the aggregate amount of items required to be reported, and the $3,000,000 maximum does not apply. The nominee is required to supply the beneficial owner of the Shares with the U.S. federal income tax information furnished by the Trust.

Partnership Audit Procedures.    The IRS may audit the U.S. federal income tax returns filed by the Trust. Partnerships are generally treated as separate entities for purposes of U.S. federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners.

Tax deficiencies (including interest and penalties) that arise from an adjustment to partnership items generally are assessed and collected from the partnership (rather than from the partners), and generally are calculated using maximum applicable tax rates (although such partnership level tax may be reduced or eliminated under limited circumstances). A narrow category of partnerships (generally, partnerships having no more than 100 partners that consist exclusively of individuals, C corporations, S corporations and estates) are permitted to elect out of the partnership-level audit rules. As an alternative to partnership-level tax liability, a partnership may elect to furnish adjusted Schedule K-1s to the IRS and to each person who was a partner in the audit year, stating such partner’s share of any partnership adjustments, and each such partner would then take the adjustments into account on its tax returns in the year in which it receives its adjusted Schedule K-1 (rather than by amending their tax returns for the audited year). If the Trust were subject to a partnership level tax, the economic return of all Shareholders (including Shareholders that did not own Shares in the Trust during the taxable year to which the audit relates) may be affected.

The Trust Agreement provides that if the Trust becomes subject to any tax as a result of any adjustment to taxable income, gain, loss, deduction or credit for any taxable year of the Trust (pursuant to a tax audit or otherwise), such Shareholder (and each former Shareholder) is obligated to indemnify the Trust and the Sponsor against any such taxes (including any interest and penalties) to the extent such tax (or portion thereof) is properly attributable to such Shareholder (or former Shareholder). In addition, the Sponsor, on behalf of the Trust, will be authorized to take any action permitted under applicable law to avoid the assessment of any such taxes against the Trust (including an election to issue adjusted Schedule K-1s to the Shareholders (and/or former Shareholders) that take such adjustments to taxable income, gain, loss, deduction or credit into account, resulting in each such Shareholder taking those adjustments into account on its tax returns).

Reportable Transaction Rules.    In certain circumstances the Code and Treasury Regulations require that the IRS be notified of transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or Shareholders if a Shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its Shares and possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant monetary penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisor concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations.    Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively, “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Trust were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Shareholder, then in computing its UBTI, the Shareholder must include its share of (1) the Trust’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Trust’s allowable deductions directly connected with that gross income. An exempt organization that has more than one unrelated trade or business generally must compute its UBTI separately for each such trade or business.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. The Trust currently does not anticipate that it will borrow money to acquire investments; however, the Trust cannot be certain that it will not borrow for such purpose in the future, which could result in an exempt organization Shareholder having UBTI. In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Trust may have UBTI.

The U.S. federal income tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization. The Trust may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Trust for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Trust’s calculation of UBTI will be accepted by the IRS. An exempt organization Shareholder will be required to make payments of estimated U.S. federal income tax with respect to its UBTI.

Regulated Investment Companies.    Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in qualified publicly traded partnerships. The determination of whether a publicly traded partnership such as the Trust is a qualified publicly traded partnership is made on an annual basis. While the tax treatment of the Index Constituents is not entirely clear, it is possible that the Trust may be a qualified publicly traded partnership. However, such qualification is not assured, and prospective RIC investors should consult a tax advisor regarding the treatment of an investment in the Trust under current tax rules and in light of their particular circumstances.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed or determinable, annual or periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest;” as discussed below) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is currently subject to a withholding tax at a rate of 37% for individual Shareholders and a rate of 21% for corporate Shareholders. The tax withholding on ECI, which is the highest tax rate under Code section 1 for non-corporate Non-U.S. Shareholders and Code section 11(b) for corporate Non-U.S. Shareholders, may increase in future tax years if tax rates increase from their current levels.

Withholding on Allocations and Distributions.    The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment trust whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer in such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. As noted above, there is limited authority on the U.S. federal income tax treatment of the Index Constituents.

In the event that the Trust’s activities were considered to constitute a U.S. trade or business, the Trust would be required to withhold at the highest rate specified in Code section 1 (currently 37%) on allocations of its income to non-corporate Non-U.S. Shareholders and the highest rate specified in Code section 11(b) (currently 21%) on allocations of its income to corporate Non-U.S. Shareholders, when such income is distributed. Non-U.S. Shareholders would also be subject to a 10% withholding tax on the consideration payable upon a sale or exchange of such Non-U.S. Shareholder’s Shares unless an exception to withholding applies. In the case of a transfer made through a broker, the obligation to withhold will generally be imposed on the transferor’s broker. A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability. Any amount withheld by the Trust will be treated as a distribution to the Non-U.S. Shareholder to the extent possible. In some cases, the Trust may not be able to match the economic cost of satisfying its withholding obligations to a particular Non-U.S. Shareholder, which may result in said cost being borne by the Trust, generally, and accordingly, by all Shareholders.

If the Trust is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Trust or its allocable share of Trust income. Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder. If the Trust is not able to match the economic cost of satisfying its withholding obligation to a particular Non-U.S. Shareholder, said cost may have to be borne by the Trust and accordingly by all Shareholders.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the Non-U.S. Shareholder nor a subsequent distribution of such interest income to the Non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Trust with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, portfolio interest is interest paid on debt obligations issued in registered form, unless the recipient owns 10% or more of the voting power of the issuer. A Non-U.S. Shareholder’s allocable share of interest on U.S. bank deposits, certificates of deposit and discount obligations with maturities from original issue of 183 days or less should also not be subject to withholding. Generally, other interest from U.S. sources paid to the Trust and allocable to Non-U.S. Shareholders will be subject to withholding.

In order for the Trust to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as portfolio interest, it will be necessary for all Non-U.S. Shareholders to provide the Trust with a timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Shares.    Gain from the sale or exchange of Shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual may be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Shareholders.    In addition to the taxes noted above, any Non-U.S. Shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Shareholder is a “qualified resident.”

Foreign Account Tax Compliance Act.    Legislation commonly referred to as the Foreign Account Tax Compliance Act or “FATCA,” generally imposes a 30% U.S. withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners). The types of income subject to the withholding tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. Proposed

Treasury Regulations, however, generally eliminate withholding under FATCA on gross proceeds. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% U.S. withholding tax on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which it holds Shares, a Non-U.S. Shareholder could be subject to this 30% U.S. withholding tax with respect to distributions on its Shares. Under certain circumstances, a Non-U.S. Shareholder may be eligible for a refund or credit of such taxes.

Prospective Non-U.S. Shareholders should consult their own tax advisor regarding these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

The Trust may be required to withhold U.S. federal income tax (“backup withholding”) from payments to: (1) any Shareholder who fails to furnish the Trust with his, her or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding, and (2) any Shareholder with respect to whom the IRS notifies the Trust that the Shareholder is subject to backup withholding. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular U.S. federal income tax liability if appropriate information is provided to the IRS. The backup withholding rate is the fourth lowest rate applicable to individuals under Code section 1(c) (currently 24%) and may increase in future tax years.

Other Tax Considerations

In addition to U.S. federal income taxes, a Shareholder may be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, business franchise taxes, and estate, gift, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Trust does business or owns property or where the Shareholder resides. Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Trust. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “[•].” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed in “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow Shares held on your behalf.

Marketing Agent and Authorized Participants

The offering of the Trust’s Shares is a best efforts offering. The Trust continuously offers Creation Baskets consisting of 10,000 Shares at their NAV through the Marketing Agent, to Authorized Participants. Shares will be sold at the next-determined NAV per Share. All Authorized Participants pay a $[•] fee for each Creation Basket order.

The following entities have entered into Authorized Participant Agreements with respect to the Trust: [•].

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed purchasers in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Trust, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market purchaser is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(a)(3) of the 1933 Act.

Investors are cautioned that they might not be able to buy or sell Shares of the Trust through their current brokerages. Moreover, even if an investor were able to purchase Shares through their current brokerage, that brokerage might decide to stop trading in crypto-linked securities and the investor would potentially face restrictions on when and or how they could trade their existing crypto assets position.

The Sponsor expects that any broker-dealers selling Shares will be members of FINRA. Investors intending to create or redeem baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets.

ERISA AND RELATED CONSIDERATIONS

Employee Retirement Income Security Act of 1974, as amended and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

It is intended that (a) none of the Sponsor, the Trustee, the Delaware Trustee, the Custodians or any of their respective affiliates (the “Transaction Parties”) has through this prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase or acquire such Shares and (b) the information provided in this prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. Prospective investors should be aware that the Sponsor and the Trustee intend to assert that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to the Shareholders. The Sponsor may use this notice of conflicts as a defense against any claim or other proceeding made.

The Sponsor’s principals, managers, officers and employees, do not devote their time exclusively to the Trust. Notwithstanding obligations and expectations related to the management of the Sponsor, the Sponsor’s principals, officers and employees may be directors, officers or employees of other entities, and may manage assets of other entities, including the other funds of the Trust, through the Sponsor or otherwise. As a result, the principals could have a conflict between responsibilities to the Trust on the one hand and to those other entities on the other.

The Sponsor and its principals, officers and employees may trade securities, futures and related contracts for their own accounts, creating the potential for preferential treatment of their own accounts. Shareholders will not be permitted to inspect the trading records of such persons, or any written policies of the Sponsor related to such trading. A conflict of interest may exist if their trades are in the same markets and at approximately the same times as the trades for the Trust. A potential conflict also may occur when the Sponsor’s principals trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Trust.

The Sponsor has sole current authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the funds of the Trust. Shareholders have very limited voting rights with respect to the Trust, which will limit the ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policies, or dissolution of the Trust.

The Sponsor serves as the Sponsor to the Trust and serves as the sponsor, investment manager or investment adviser to investment vehicles other than the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on the other investment companies or pools it manages. In addition, the Sponsor may be required to indemnify the officers and directors of the other investment vehicles, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it shall have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust and is not required to share income or profits derived from such business ventures with the Trust.

The Sponsor and its affiliates may participate in transactions related to the Index Constituents, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the ether held by the Trust and, consequently, on the market value of ether. Because these parties may trade the Index Constituents for their own accounts at the same time as the Trust, prospective Shareholders should be aware that such persons may take positions in ether which are opposite, or ahead of, the positions taken for the Trust. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust.

The Sponsor might have a potential future conflict of interest if the Sponsor, a new sponsor, or sub-adviser were to register as a broker-dealer or become affiliated with a broker-dealer. In such case, the Sponsor, new sponsor, or sub-adviser, as the case may be, would develop and implement appropriate procedures designed to prevent the use and dissemination of material non-public information regarding the Trust’s holdings.

Whenever a conflict of interest exists between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any shareholder of a Trust series, or any other person, on the other hand, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any other agreement contemplated therein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

FISCAL YEAR

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met. These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust. The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations. The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports. The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares), and the Shareholders are governed by the laws of the State of Delaware, except for causes of action related to violations of U.S. federal or state securities laws. By accepting Shares, each DTC Participant and each Shareholder consent to the non-exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware, although this consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust. The Trust Agreement and its provisions shall prevail over any contrary or limiting statutory or common law of the State of Delaware, other than the Delaware Trust Statute. The Trust Agreement does not contain an exclusive forum provision.

LEGAL MATTERS

Dechert LLP has advised the Sponsor in connection with the Shares being offered. Dechert LLP advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statement as of [•] included in this prospectus has been so included in reliance on the report of [•], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

Nasdaq® is a registered trademark of Nasdaq, Inc. The information contained herein should not be construed as investment advice, either on behalf of a particular digital asset or an overall investment strategy. Neither Nasdaq, Inc. nor any of its affiliates makes any recommendation to buy or sell any digital asset or any representation about the financial condition of a digital asset. Statements regarding Nasdaq proprietary indexes are not guarantees of future performance. Actual results may differ materially from those expressed or implied. Past performance is not indicative of future results. Investors should undertake their own due diligence and carefully evaluate assets before investing.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust. The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder. Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of the Trust a registration statement with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, the Trust or the Shares, please refer to the registration statement, which you may inspect online at www.sec.gov.

Information about the Trust, the Trust and the Shares can also be obtained from the Trust’s website, which is http://hashdex-etfs.com/. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus annually for the Trust pursuant to the 1933 Act. The reports and other information can be inspected online at www.sec.gov.

GLOSSARY

[TO BE UPDATED]

In this prospectus, each of the following terms have the meanings set forth after such term:

Administrator:    [•].

Authorized Participant:    One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Trust.

Index:    Nasdaq Crypto US Settlement Price Index (NCIUSS), which is designed to track the performance of the crypto assets spot market.

Crypto Custodians:    [•]

Business Day:    Any day other than a day when the Exchange is closed for regular trading.

Cash Custodian:    [•].

Code:    Internal Revenue Code of 1986, as amended.

Creation Basket:    A block of 10,000 Shares used by the Trust to issue Shares.

DTC:    The Depository Trust Company. DTC will act as the securities depository for the Shares.

DTC Participant:    An entity that has an account with DTC.

Exchange Act:    The Securities Exchange Act of 1934.

FINRA:    Financial Industry Regulatory Authority.

Indirect Purchasers:    Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Limited Liability Company (LLC):    A type of business ownership combining several features of corporation and partnership structures.

NAV:    Net Asset Value of the Trust.

1933 Act:    The Securities Act of 1933.

Redemption Basket:    A block of 10,000 Shares used by the Trust to redeem Shares.

SEC:    Securities and Exchange Commission.

Secondary Market:    The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issued securities trade in these secondary markets.

Shareholders:    Holders of Shares.

Shares:    Common units representing fractional undivided beneficial interests in the Trust.

Sponsor:    Hashdex Asset Management Ltd., who controls the investments and other decisions of the Trust.

Spot:    A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a cryptocurrency, usually with a two-day settlement.

You:    The owner of Shares.

Financial Statements

[TO BE PROVIDED]

F-1

Hashdex Nasdaq Crypto Index US ETF

SHARES

______________________________________________

PROSPECTUS

______________________________________________

[    ], 2024

Until 25 calendar days after the date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

Information Not Required in the Prospectus

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

Amount
SEC registration fee (actual)		(1)
Listing Fee (actual)	$	*
FINRA filing fees (actual)	$	*
Auditor’s fees and expenses	$	*
Legal fees and expenses	$	*
Printing expenses	$	*
Miscellaneous expenses	$	*
Total		*

____________

(1)      The Registrant notes that an indeterminate amount of securities are being registered to be offered or sold and that the filing fee will be calculated and paid in accordance with Rule 456(d) and Rule 457(u).

*        To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor shall be indemnified by the Trust (or, by a series of the Trust separately to the extent the matter in question relates to a single series or disproportionately affects a series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the applicable trust estate or trust estates. All rights to indemnification permitted by the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the foregoing, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Sponsor shall be paid by the Trust or the applicable series of the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or a series of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced Trusts with interest to the Trust or the applicable series of the Trust in cases in which it is not entitled to indemnification under the Trust Agreement.

For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, any other covered person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement.

In the event the Trust or a series of the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust or the applicable series of the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The payment of any amount pursuant to the Trust Agreement shall take into account the allocation of liabilities and other amounts, as appropriate, among the series of the Trust.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits.

(a)     Exhibits

Exhibit No.	Description
3.1**	Trust Agreement of Hashdex Nasdaq Crypto Index US ETF
3.2**	Certificate of Trust
5.1*	Opinion of Dechert LLP, as to legality
10.1*	Form of Sponsor Agreement
10.2*	Form of Authorized Participant Agreement
10.3*	Form of Crypto Custodian Agreement
10.4*	Form of Cash Custodian Agreement
10.5*	Form of Sub-Administration Agreement
10.6*	Form of Transfer Agent Servicing Agreement
10.7*	Form of Trust Accounting Agreement
10.8*	Form of Trust Administration Services Agreement
10.9*	Form of Market Agent Agreement
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Dechert LLP (included in Exhibits 5.1 and 8.1)
24.1	Power of Attorney (included on the signature page hereto)
107**	Filing Fee Table

____________

*        To be filed by amendment

**      Filed herewith

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rio de Janeiro, Brazil, on July 24, 2024.

Hashdex Nasdaq Crypto Index US ETF
By:	Hashdex Asset Management, Ltd., Sponsor
By:	Bruno Ramos de Sousa
	/s/ Bruno Ramos de Sousa	Date: July 24, 2024
Director of Sponsor

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates as indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument. The undersigned members and officers of the Sponsor, hereby constitute and appoint Davi Marques and Julia Castelo Branco Rocha, each of them with full power to act with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-1 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Bruno Ramos de Sousa	Director of the Sponsor	July 24, 2024
Bruno Ramos de Sousa	(Principal Executive Officer)
/s/ Bruno Leonardo Kmita de Oliveira Passos	Director of the Sponsor	July 24, 2024
Bruno Leonardo Kmita de Oliveira Passos	(Principal Finance Officer and Principal Accounting Officer)

____________

*        The registrant is a trust, and the persons are signing in their capacities as officers of Hashdex Asset Management, Ltd., the Sponsor of the registrant.